SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

Filed by Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/x/      Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            ALANCO TECHNOLOGIES, INC.
- -------------------------------------------------------------------------------

                  Name of Registrant as Specified in its Charter

- -------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /      No fee required
/x/      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
         1. Title of each class of securities to which transaction applies:
                Common Stock, no par value
                -------------------------------------------------------------
         2      Aggregate number of securities to which transaction applies:
                6,000,000
                -------------------------------------------------------------
         3.     Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11:
                $0.74, closing price as of 1/18/02
                -------------------------------------------------------------
         4      Proposed maximum aggregate value of transaction:
                $4,440,000
                -------------------------------------------------------------
         5.     Total fee paid:
                $460.00 ($92 X 5 million)
                -------------------------------------------------------------
/ /      Fee paid previously with preliminary materials.
/ /      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.     Amount Previously Paid:

                ---------------------------------------
         2.     Form, Schedule or Registration Statement No.:

                ---------------------------------------
         3.     Filing Party:

                ---------------------------------------
         4.     Date Filed:

                ---------------------------------------

                          ALANCO TECHNOLOGIES, INC.
                       15900 NORTH 78TH STREET, SUITE 101
                              SCOTTSDALE, AZ 85260

                                  480-607-1010
                                FAX 480-607-1515




January 28, 2002


Dear Shareholder,

You are cordially invited to attend a special meeting of shareholders of Alanco Technologies, Inc. ("Alanco" or the "Company") to be held on March 12, 2002, at 10:00 a.m. local time at the Alanco corporate offices located at 15900 North 78th Street, Scottsdale, Arizona 85260.

The purpose of this special meeting is to approve: 1) the issuance of shares of the Company's common stock to Technology Systems International, Inc. ("TSI") in connection with the acquisition of the assets of TSI in accordance with the terms and conditions of the Acquisition Agreement dated January 23, 2002, which is attached as Appendix A to the proxy statement and 2) the issuance of up to 75,000 shares of Alanco's Series B Convertible Preferred Stock in support of the TSI acquisition and subsequent working capital requirements of the Company.

The Alanco Board of Directors has determined that the TSI Agreement and the issuance of Series B Convertible Preferred Stock are advisable, fair to, and in the best interests of the Alanco shareholders. THEREFORE, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TSI ACQUISITION AGREEMENT AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ISSUANCE OF SHARES OF ALANCO'S COMMON STOCK IN CONNECTION WITH CONSUMMATION OF THE ACQUISITION AGREEMENT AND ISSUANCE OF SHARES OF ALANCO'S SERIES B CONVERTIBLE PREFERRED STOCK. The accompanying notice of meeting and proxy statement explain the proposals and provide specific information about the special meeting.

YOUR VOTE IS IMPORTANT! WE CANNOT COMPLETE THE ACQUISITION OR THE ISSUANCE OF PREFERRED STOCK UNLESS A MAJORITY OF THE VOTES CAST BY THE HOLDERS OF OUR OUTSTANDING SHARES OF COMMON STOCK AT THE SPECIAL MEETING ARE IN FAVOR OF THE PROPOSALS. IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND PERSONALLY. THEREFORE, YOU SHOULD COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING.

On behalf of our Board of Directors, we thank you for your continued support.

Sincerely yours,



Robert R. Kauffman
Chairman of the Board and
Chief Executive Officer

                            ALANCO TECHNOLOGIES, INC.
                       15900 North 78th Street, Suite 101
                            Scottsdale, Arizona 85260
                                 (480) 607-1010





                                 PROXY STATEMENT




                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            To Be Held March 12, 2002


TO THE SHAREHOLDERS OF ALANCO TECHNOLOGIES, INC.


NOTICE HEREBY IS GIVEN that a Special Meeting of Shareholders of Alanco Technologies, Inc., an Arizona corporation ("Alanco" or the "Company"), will be held at the Company's offices, 15900 North 78th Street, Scottsdale, Arizona 85260, on March 12, 2002, at 10:00 a.m., Mountain Standard Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the following Proposal:

(1.) APPROVAL OF THE ISSUANCE OF SHARES OF ALANCO'S COMMON STOCK IN CONNECTION WITH THE ACQUISITION OF TECHNOLOGY SYSTEMSINTERNATIONAL, INC.

       The proposal relates to the acquisition of the Technology Systems International, Inc. ("TSI") monitoring business by Alanco's purchase of substantially all of the assets and the assumption of specified liabilities of TSI pursuant to the Acquisition Agreement ("Agreement") dated January 23, 2002, through the issuance of shares of Alanco's common stock to TSI. A copy of the Agreement is attached as Appendix A.

(2,) APPROVAL OF THE ISSUANCE OF UP TO 75,000 SHARES OF ALANCO'S SERIES B CONVERTIBLE PREFERRED STOCK IN SUPPORT OF THE TSI ACQUISITION AND SUBSEQUENT WORKING CAPITAL REQUIREMENTS OF THE COMPANY.

       The proposal relates to issuance of shares of Alanco's Series B Convertible Preferred Stock, the proceeds of which will be used to support the TSI acquisition and the working capital requirements of the Company. A description of the relative rights and privileges of the Series B Convertible Preferred Stock is attached to this Proxy as Appendix B.

Holders of the outstanding Common Stock of the Company of record at the close of business on February 1, 2002, will be entitled to notice of and to vote at the Meeting or at any adjournment or postponement thereof.

THE ALANCO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS APPROVE THE ISSUANCE OF SHARES OF ALANCO'S COMMON STOCK IN CONNECTION WITH THE PROPOSED ACQUISITION, AND THE ISSUANCE OF SHARES OF ALANCO'S SERIES B CONVERTIBLE PREFERRED STOCK IN SUPPORT OF THE TSI ACQUISITION AND SUBSEQUENT WORKING CAPITAL REQUIREMENTS OF THE COMPANY.

Under Arizona law, shareholders do not have any dissenters' rights of appraisal with respect to the actions to be taken. All shareholders, whether or not they expect to attend the Special Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.


                                            BY ORDER OF THE BOARD OF DIRECTORS,




                                            ADELE L. MACKINTOSH
                                            CORPORATE SECRETARY

Scottsdale, Arizona
January 28, 2002

                            ALANCO TECHNOLOGIES, INC.
                       15900 North 78th Street, Suite 101
                            Scottsdale, Arizona 85260
                                 (480) 607-1010





                                 PROXY STATEMENT




                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            To Be Held March 12, 2002

                                TABLE OF CONTENTS
                                                                        Page No.
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS                                (i)
  1. SUMMARY                                                               1
  2. INTRODUCTION                                                          4
  3. THE COMPANIES                                                         4
     Information Concerning Alanco                                         4
     Information Concerning TSI                                            4
  4. THE SPECIAL MEETING                                                   6
     Date, Time and Place                                                  6
     Matters to be Considered                                              6
     Record Date, Shares Outstanding and Entitled to Vote                  6
     Quorum, Vote Required                                                 6
     Share Ownership of Management and Certain Stockholders                7
     Voting and Revocation of Proxies                                      7
     Proxy Solicitation                                                    7
  5. ISSUANCE OF COMMON SHARES                                             7
  6. PROPOSAL NO. 1: THE TSI ACQUISITION                                   7
     Purpose, Structure and Effect of the Acquisition                      7
     Background of the Acquisition                                         8
     Recommendations of the Alanco Board of Directors                      9
     Certain Financial Projections                                         9
     Regulatory Approvals                                                 10
     Antitrust                                                            10
     Accounting Treatment                                                 10
     Interests of Certain Persons in the Acquisition, Possible
          Conflicts of Interest                                           10
  7. PROPOSAL NO. 2: SERIES B CONVERTIBLE PREFERRED STOCK                 10
     Purpose of Issuance of Preferred Stock                               10
     Description of Series B Preferred Rights                             11
     Recommendations of the Alanco Board of Directors                     11
  8. CHANGE OF CONTROL                                                    11
  9. THE TSI ACQUISITION DOCUMENTS                                        12
     9.1 Acquisition Agreement                                            12
         The Acquisition                                                  12
         Effective Time of the Acquisition                                12
         Representations and Warranties                                   13
         Covenants, Conduct of the Business of TSI Prior to the
             Acquisition Close                                            13
         Conditions to the Acquisition                                    13
         Termination                                                      13
         Amendment                                                        13
     9.2 Registration Rights Agreement                                    13
     9.3 EMS Assignment Agreement                                         14
     9.4 TSI Secured Credit Facility Agreement                            14
 10. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT       14
     Security Ownership of Certain Beneficial Owners                      14
     Security Ownership of Management                                     15
 11. SELECTED FINANCIAL DATA AND PRO FORMA INFORMATION                    16
     Selected Historical Financial Data                                   16
     Pro Forma Financial Data                                             16
 12. INDEPENDENT PUBLIC ACCOUNTANTS                                       19
 13. OTHER MATTERS                                                        19
 14. STOCKHOLDER PROPOSALS                                                19
 15. WHERE YOU CAN FIND MORE INFORMATION                                  19
 16. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                      20

 APPENDIX A - ACQUISITION AGREEMENT
 APPENDIX B - DESCRIPTION OF SERIES B PREFERRED RIGHTS
 APPENDIX C - REGISTRATION RIGHTS AGREEMENT
 APPENDIX D - EMS ASSIGNMENT AGREEMENT
 APPENDIX E - TSI SECURED CREDIT FACILITY AGREEMENT
 APPENDIX F - TSI AUDITED FINANCIAL STATEMENTS
 APPENDIX G - CONSENT LETTER FROM SEMPLE & COOPER LLP
 APPENDIX H - CONSENT LETTER FROM BILLIE ALLRED, CPA

              QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q:   What am I being asked to vote on?

A:   You are being asked to vote to:

      1) approve the issuance of shares of Alanco's common stock to Technology Systems International, Inc. ("TSI"), a Nevada corporation, in connection with the acquisition of substantially all of the assets of TSI by Alanco Technologies, Inc., an Arizona corporation ("Alanco"), pursuant to an Acquisition Agreement dated January 23, 2002, a copy of which is attached as Appendix A.

      2) approve the issuance of up to 75,000 shares of Alanco's Series B Convertible Preferred Stock in support of the TSI acquisition and subsequent working capital requirements of the Company, a description of which if attached as Appendix B..

Q:   Who is TSI?

A: TSI is a Scottsdale, Arizona, developer of proprietary, wireless RF (radio frequency) identification, location and tracking technology utilized currently for area security management and information systems, primarily focusing on the correctional facilities market.

Q:   How will Alanco complete the purchase of TSI?

A: Pursuant to the Acquisition Agreement, TSI's business and substantially all of its assets will be transferred to a wholly owned subsidiary of Alanco in exchange for shares of Alanco's common stock and the assumption by Alanco of certain liabilities of TSI.

Q:   Why is the Board of Directors recommending that I vote to approve and adopt the proposals?

A: In the opinion of the Alanco Board of Directors, the terms and provisions of the Acquisition Agreement are fair and in the best interests of Alanco and its stockholders. The Board of Directors reviewed the proposed transaction at the Board meeting on December 13, 2001, and approved the Acquisition Agreement and the proposal to issue the Series B Convertible Preferred Stock on January 23, 2002. To review the background of and reasons for the acquisition, see Section 6 of this proxy statement.

Q:   When and where is the special meeting?

A: The special meeting of stockholders of Alanco will be held at 10:00 a.m., Mountain Standard Time, on Tuesday, March 12, 2002, at the offices of Alanco, 15900 North 78th Street, Scottsdale, Arizona 85260.

Q:   Who can vote at the Alanco special meeting?

A: You can vote at the special meeting if you owned shares of Alanco common stock at the close of business on the record date, which is February 1, 2002. As of the close of business on that day, approximately 10,220,083 shares of Alanco common stock were outstanding.

Q:   How many votes are required to approve the proposals?

Provided a quorum is present, completion of the acquisition and approval of the issuance of Alanco's Series B Convertible Preferred Stock requires an affirmative vote by the majority of the votes cast by the holders of our outstanding shares of common stock at the special meeting.

Q:   What happens if I do not vote?

A: Your vote is important. We cannot complete the acquisition or the issnauce of Alanco's Series B Convertible Preferred Stock unless a majority of the votes cast at the special meeting by the holders of our outstanding shares of common stock are in favor of the approval and consummation of the Acquisition Agreement.

Q:   What rights do I have if I oppose the proposals?

A:   Under Arizona law, shareholders do not have any dissenters' rights of appraisal with respect to the actions to be taken.

Q:   When will the acquisition occur?

A: We plan to close the acquisition as soon as is reasonably practicable after the special meeting. For accounting consolidation purposes, the acquisition is anticipated to have an effective date of February 1, 2002.

Q:   What do I need to do now?

A: You should thoroughly read this proxy statement and indicate on your proxy card how you want to vote your shares of Alanco stock. You should then sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares of Alanco stock may be represented at the special meeting. The meeting will take place on March 12, 2002, at 10:00 a.m., Mountain Standard Time. Alanco's Board of Directors unanimously recommends that you vote FOR approval of the issuance of shares of Alanco's common stock to TSI in connection with the proposed acquisition, and FOR approval of the issuance of Alanco's Series B Convertible Preferred Stock in support of the TSI acquisitiona nd subsequent working capital requirements of the Company.

Q:   Can I change my vote after I have mailed in my signed proxy card?

A:   Yes.  You can change your vote at any time before we vote your proxy at the special meeting. You can do so in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy to the Corporate Secretary of Alanco at the address given below. Second, you can request a new proxy card and complete and send it to the Corporate Secretary of Alanco at the address given below. Third, you can attend the special meeting and vote in person. You should send any written notice or request for a new proxy card to the attention of Adele L. Mackintosh, Corporate Secretary, Alanco Technologies, Inc., 15900 North 78th Street, Suite 101, Scottsdale, Arizona 85260.

Q:   What are the tax consequences of the acquisition to me?

A:   There are no tax consequences for the holders of Alanco stock with regard to this acquisition.

Q:   Who can answer further questions?

A:   If you have questions about the proposals, you should contact Robert R.
Kauffman, Chairman of the Board and Chief Executive Officer, or John A. Carlson, Executive Vice President and Chief Financial Officer, Alanco Technologies, Inc., 15900 North 78th Street, Suite 101, Scottsdale, Arizona 85260.

1.   SUMMARY

This summary highlights selected information about the proposals contained in this proxy statement and may not contain all of the information that is important to you. This summary is not intended to be a complete description and is qualified in its entirety by reference to the more detailed information contained in this proxy statement or incorporated by reference in the documents attached as Appendices hereto. To understand the proposals more fully and for a complete description of the legal terms of the proposals, you should read carefully this entire proxy statement, including Appendices, and the documents we refer you to. We have included page number references parenthetically to direct you to the place in this proxy statement where you can find a more complete description of the topics presented in the summary.

                             The Companies (Page 4)

Alanco Technologies, Inc. ("Alanco"or the "Company"), a publicly traded (NASDAQ:ALAN) company incorporated under the laws of the State of Arizona, focuses on high-growth information technology markets. Through its wholly-owned subsidiaries, Alanco provides comprehensive Storage Area Network (SAN) solutions from SanOne, Inc.; complementary Network Attached Storage (NAS) from Excel/Meridian Data, Inc. and NetZerver, Inc.; and storage upgrade solutions for legacy computer systems from Arraid, Inc.

TSI is a privately owned Nevada corporation, based in Scottsdale, Arizona, that has been a development stage company for a number of years with minimal sales. TSI has developed a proprietary, wireless RF (radio frequency) identification, location and tracking technology utilized for area security management and information systems, primarily focusing on the correctional facilities market ("Business"). TSI initiated marketing of the systems in 2001 and is currently installing the first commercially sold systems in the state of Michigan.

                          The Special Meeting (Page 6)

Date, Time and Place, and Matters To Be Considered. The special meeting will be held at the offices of Alanco, 15900 North 78th Street, Scottsdale, Arizona 85260, at 10:00 a.m., Mountain Standard Time, on Tuesday, March 12, 2002. Stockholders will be asked to consider and vote upon the proposed issuance of shares of Alanco's common stock in connection with the acquisition of TSI, the proposed issuance of Series B Convertible Preferred Stock in support of the TSI acquisition and subsequent working capital requirements of the Company, and to transact such other business as may properly come before the special meeting.

Record Date, Shares Entitled to Vote. You are entitled to vote at the meeting if you owned shares of Alanco common stock as of the close of business on the record date, which is February 1, 2002. On the record date, there were 10,220,083 shares of Alanco common stock outstanding and entitled to vote at the special meeting.

Vote Required. The affirmative vote of a majority of the votes cast, providing a quorum is present, is required to approve the proposals.

Solicitation of Proxies. The costs and expenses incurred in connection with printing, filing with the SEC and mailing the proxy statements shall be borne by the Company. In addition to solicitation by mail, our directors, officers, and regular employees may solicit proxies from stockholders by telephone, personal interview or otherwise. Our directors, officers, and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with their solicitation of proxies. Brokers, nominees, fiduciaries, and other custodians have been requested to forward soliciting material to the beneficial owners of shares of Alanco common stock held of record by them, and such custodians will be reimbursed by us for their reasonable expenses.

                    Issuance of Common Shares (Page 7)

Upon Alanco shareholder approval of the issuance of Alanco shares in connection with the TSI acquisition and upon satisfaction of the other conditions to closing, Alanco will issue to TSI 6,000,000 shares of Alanco no par value common stock and to a TSI vendor 1,000,000 shares of Alanco no par value common stock, of which 100,000,000 shares have been authorized. Upon satisfaction of certain other conditions during calendar year 2002, Alanco will issue up to an additional 17,000,000 shares of common stock to TSI. Every share of Alanco common stock is entitled to equal voting rights, i.e., one vote per share, and no share has preemptive rights as to any stock thereafter authorized to be issued. The Alanco Board of Directors has sole authority to determine the manner and method of declaring dividends on the issued stock. At this time, the Alanco Board has declared no dividend with respect to the common stock.


                Proposal No. 1:  The TSI Acquisition (Page 7)

Purpose & Structure of the Acquisition. The purpose of the acquisition is for Alanco to acquire substantially all of TSI's Business. A wholly owned subsidiary of Alanco will acquire TSI's Business by purchasing substantially all of the assets (and assuming specific liabilities) of TSI. The transaction will be completed by Alanco issuing shares of its no par value common stock to TSI.

Recommendations of the Alanco Board of Directors. Our Board of Directors has unanimously (i) determined that the Acquisition Agreement and acquisition are advisable, fair to, and in the best interests of Alanco and its stockholders, and (ii) approved the Acquisition Agreement and the acquisition, and (iii) recommended that you vote in favor of the issuance of shares of Alanco's common stock in connection with the proposed acquisition.

Accounting Treatment. The Acquisition will be accounted for under the purchase method of accounting.

Interests of Certain Persons in the Acquisition, Possible Conflicts of Interest. Robert R. Kauffman, Chairman of the Board and Chief Executive Officer of Alanco, has certain interests in the acquisition that are different from or in addition to the interests of Alanco's stockholders. Mr. Kauffman owns an equity interest in, and is also a director of TSI. These interests may create potential conflicts of interest and have been considered by Alanco's Board of Directors in their unanimous approval of the proposed transaction.

Conduct of TSI Business Prior to Acquisition Close. TSI has agreed that during the interim period from the date of the Acquisition Agreement until the closing of the transaction, TSI will conduct business diligently and in the ordinary course, discussing all material contracts and transactions with Alanco prior to executing.

Conditions to the Acquisition. Consummation of the acquisition is subject to various conditions, including the approval of the proposed acquisition by the requisite vote of Alanco stockholders and the absence of (i) any law, court order, or injunction prohibiting the acquisition and (ii) any material adverse effect on Alanco.

       Proposal No. 2: Series B Convertible Preferred Stock (Page 10)

Purpose of Issuance of Preferred Stock. To support the TSI acquisition and subsequent working capital requirements, the Company Board of Directors is recommending the approval of the issuance of up to 75,000 shares of Series B Convertible Preferred Stock. The shares will be sold at prices based upon market conditions at the time of sale, which may result in the as converted price per share being less than the current closing price of the Company's common stock. The Preferred stock has certain priority in liquidation and dividends, can be converted into common shares, and is subject to certain redemption requirements.

Description of Series B Preferred Rights. Attached to this proxy statement as Appendix B is the Description of Series B Preferred Rights, which outlines the preferences, rights and limitations of the Series B Convertible Preferred Stock.

Recommendations of the Alanco Board of Directors. The Alanco Board of Directors has determined that the issuance of shares of Series B Convertible Preferred Stock in support of the TSI acquisition and subsequent working capital requirements is in the best interests of Alanco and its shareholders and thereby unanimously recommends that you vote in favor of the proposal.

                           Change of Control (Page 11)

Under the terms of the Acquisition Agreement, TSI will be issued an initial payment of 6,000,000 shares of Alanco's common stock upon closing of the transaction, which will result in the TSI stockholders owning approximately 37% of Alanco's outstanding common stock. If TSI's business meets certain specified financial goals during calendar year 2002, 17,000,000 additional shares of Alanco's common stock would be issued to TSI which would give TSI's shareholders the ability to elect a majority of directors to Alanco's Board.

                       The TSI Acquisition Documents (Page 12)

The Acquisition Agreement. The Acquisition Agreement ("Agreement"), attached to this proxy statement as Appendix A, sets forth the specific details of the transaction between Alanco and TSI. Pursuant to the Agreement dated January 23, 2002, by and among Alanco and TSI, Alanco proposes to acquire the business and substantially all of the assets of TSI in exchange for an initial payment of 6,000,000 shares of Alanco common stock at closing. Subsequent payments are comprised of 1) an additional 5,000,000 shares payable upon TSI achieving an aggregate gross profit of $3,000,000 during calendar year 2002, and 2) an additional four (4) shares payable for each dollar of gross profit in excess of $3,000,000 achieved during 2002, up to a maximum of an additional 12,000,000 shares.

In addition, EMS Technologies, Inc. ("EMS"), a TSI creditor, has agreed to convert approximately $925,000 of TSI debt into 1 million shares of Alanco common stock.

Registration Rights Agreement. The Acquisition Agreement and the EMS Assignment Agreement ("EMS Agreement") include provisions whereby the 6 million shares issued to TSI shareholders at closing and the 1 million shares issued to EMS pursuant to the EMS Agreement have certain stock registration rights. Both Agreements use the same registration rights agreement format, attached as Appendix B to this proxy statement. In the registration rights agreement Alanco commits to use commercially reasonable efforts to file a securities registration statement on Form S-3 (or other suitable forms) within 90 days following the closing of the Acquisition Agreement. Expenses incurred in this registration process, other than underwriting discounts and commissions, if applicable, will be borne by the Company.

Shares issued subsequent to the closing as determined under the Acquisition Agreement deferred payout formula shall also have certain stock registration rights. Upon the written request of the holders of at least 25% of the deferred payout shares issued, the Company agrees to file a Registration Statement on Form S-3 (or other suitable form), at the Company's discretion, using commercially reasonable efforts to have the Registration Statement declared effective within 90 days after the date the Company receives written notice triggering the registration rights. Expenses incurred in the Registration Statement process pursuant to shares issued under the deferred payout provision shall be borne by the participating Holders on a pro-rata basis based upon the number of shares of Registrable Securities owned compared to the total shares registered at the time.

EMS Assignment Agreement. As a condition of the acquisition, TSI agreed to negotiate with EMS, a major supplier of electronic products for the TSI technology and a stockholder of TSI, to convert current liabilities into equity. At TSI's request and to assist in the transaction between TSI and EMS, Alanco representatives entered into discussion with both TSI and EMS, reaching an agreement for EMS to convert approximately $925,000 of current TSI debt into equity. This conversion is to be accomplished through assignment of the TSI notes, including accrued interest, to Alanco, in exchange for 1,000,000 shares of Alanco common stock and Alanco long-term promissory notes in the amount of $350,000 upon closing of the proposed acquisition. The assignment agreement is attached to this proxy statement as Appendix D.

TSI Secured Credit Facility Agreement. In December 2001, the Alanco Board of Directors agreed to provide TSI a secured credit facility, whereby Alanco would advance TSI up to $350,000. The secured credit facility is to be utilized for pre-closing funding of TSI's business operations. As of January 24, 2002, TSI had drawn $250,000 under the facility. The secured credit facility is documented in a loan agreement that is attached to this proxy statement as Appendix E.

Advances under the secured credit facility bear interest at the rate of 1 1/2% per month until paid. The secured credit facility will expire and become immediately payable upon the earlier of February 28, 2002 or when an offer from a party other than Alanco is received to acquire all or substantially all of the assets of TSI. If not paid when due, Alanco has the right to convert the unpaid balance due, including interest, into TSI common stock at a conversion price of $.10 per share.

As additional consideration to induce Alanco to enter into the secured credit facility agreement, TSI has agreed to pay Alanco a termination fee of $500,000 or 2 million shares of TSI (at Alanco's option) if the Acquisition Agreement is terminated for any circumstances other than Alanco's withdrawal from the transaction or if any injunction, ruling or other legal restraint or prohibition preventing the completion of the acquisition is in effect and has become final and cannot be appealed.

  Security Ownership of Certain Beneficial Owners and of Management (Page 14)

Security Ownership of Certain Beneficial Owners. As of February 1, 2002, to the best of our knowledge, there are two beneficial owners of 5% or more of the outstanding shares of Alanco common stock, each owning approximately 8% of the outstanding shares.

Security Ownership of Management. As of February 1, 2002, the directors and executive officers of Alanco owned, in the aggregate, 1,272,324 shares of Alanco common stock, or 12.5% of the outstanding shares of Alanco common stock on that date.
          Selected Financial Data and Pro Forma Information (Page 16)

Selected Historical and Pro Forma Financial Data. The unaudited Alanco financial statements for the quarter ended September 30, 2001 were filed timely with the SEC (File No. 000-09347) on Form 10-QSB. The audited financial statements of Alanco for the fiscal years ended June 30, 2001 and 2000, were filed timely on Form 10-KSB. Both the 10-KSB and the 10-QSB are incorporated by reference.

The audited financial statements of Technology Systems International, Inc. for the six months ended June 30, 2001 and the years ended December 31, 2000 and 1999, (attached to this proxy statement as Appendix F) are provided to assist you in your analysis of the financial aspects of the acquisition.

Selected unaudited TSI summary financial data for the three months ended September 30, 2001 and 2000 is presented on page 16 of this proxy statement. As this information is only a summary, you should read it in conjunction with the historical financial statements and related notes of TSI contained in the attached audited financial statements.

Selected unaudited combining (pro forma) financial data for TSI and Alanco for the three months ended September 30, 2001 and the fiscal year ended June 30, 2001 is presented in this proxy statement starting on page 16.


2.   INTRODUCTION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of Alanco Technologies, Inc., an Arizona corporation ("Alanco" or the "Company"), for use at the Company's Special Meeting of Shareholders to be held at the Company's offices, 15900 North 78th Street, Scottsdale, Arizona 85260, on the 12th day of March, 2002, at 10:00 a.m., Mountain Standard Time, and at any adjournment or postponement thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or before February 11, 2002.

3.   THE COMPANIES

Information Concerning Alanco. Alanco Technologies, Inc., a publicly traded (NASDAQ: ALAN) company incorporated under the laws of the State of Arizona, focuses on high-growth information technology markets. Through its wholly-owned subsidiaries, Alanco provides comprehensive Storage Area Network (SAN) solutions from Phoenix-based SanOne, Inc.; complementary Network Attached Storage (NAS) from Dallas-based Excel/Meridian Data, Inc. and Phoenix-based NetZerver, Inc.; and storage upgrade solutions for legacy computer systems from Phoenix-based Arraid, Inc. The principal executive offices of Alanco are located at 15900 North 78th Street, Suite 101,Scottsdale, Arizona 85260, telephone number 480-607-1010.

For further information regarding Alanco, refer to our 2001 Annual Report (Form 10-KSB), which is incorporated by reference in this Proxy Statement, and our website at www.alanco.com.

Information Concerning TSI. Technology Systems International, Inc. ("TSI"), a privately owned Nevada corporation incorporated in 1994, is a developer of proprietary, wireless RF (radio frequency) identification, location and tracking technology utilized for area security management and information systems, primarily focusing on the correctional facilities market. TSI initiated marketing of the systems in 2001 and is currently installing the first commercially sold systems in the state of Michigan. TSI's office is located at 15575 North 83rd Way, Suite 4, Scottsdale, Arizona 85260, telephone number 480-998-7700.

         TSI Technology: Proprietary and Patented

         TSI's real time locating system addresses the weaknesses of conventional facility security with wireless technology; the system provides instantaneous location, tracking and management of people at two-second intervals twenty-four hours per day, 365 days per year.

         The foundation of the system's technology was developed for the U.S. Department of Defense by Motorola, Inc. Concurrently, TSI had received a methods and use patent incorporating radio frequency technology for locating individuals in confined areas. In conjunction with its own patent and seven (7) licensed patents from Motorola, TSI has conducted extensive product research to miniaturize components of the original system and develop proprietary software programs. In addition, TSI also licenses certain tamper detecting technology from BI Incorporated. To date, approximately $26,000,000 has been invested in the TSI Technology, including $9,000,000 by Motorola, Inc. in pre-TSI research and design and approximately $17,000,000 by TSI shareholders.

         TSI's state of the art wireless tracking and locating system is made up of five components: a tamper detecting wristwatch sized RF (radio frequency) transmitter, a belt mounted transmitter worn by security staff, a strategically placed array of receiving antennae, a computer module and TSI's proprietary application software. By utilizing TSI's copyright protected algorithm, the TSI system simultaneously processes multiple thousands of unique radio signals received every two seconds from the wrist and belt worn transmitters. By continuously monitoring signals from the transmitters, the TSI system can pinpoint a person's location to within 15 feet and can track that person in real time as they move about the facility. Sensors at exit points, restricted areas or attempts to remove the device, signal alarms to the monitoring computer. In the case of campus and officer equipment, forced removal or manually activated emergency buttons signal similar alarms.

         TSI's technology provides much more than real time tracking and location with its array of database and software applications. The system automatically records and archives details of all activities in a monitored facility in a permanent database for accurate post-incident reporting and future reference. A host of management reporting tools are available that include medicine and meal distribution, adherence to pre-determined time schedules, out of place/out of bounds and specific location, arrival and departure information.

         Secure facility management requires managers to know where people are at all times. The TSI system tracks the movement and location of monitored persons, be they children, students, patients, security staff or inmates.

         Initial Market Opportunity:  Corrections Industry

         TSI believes that the corrections industry provides the greatest, initial opportunity for TSI to exploit its "first mover advantage." To exploit this market TSI has assembled an experienced management team and has secured the services of a professional sales staff that is highly experienced in the corrections market.

         The number one priority of corrections administrators is the safety and security of the public and employed staff. The industry has embraced and employed numerous technology advances aimed at this priority concern. Nothing offered before, however, has addressed the issue of security to the level of monitoring inmates' exact location, continuously, or the added features of improved staff utilization.

         The TSI system may reduce escapes and inmate violence thereby providing savings in medical, litigation and investigation expenses. Inefficient staff time can be redirected to areas that promote security. Costs involved with a single escape can run into hundreds of thousands of dollars if sheriff, municipal and state police are called in to search for an escapee.

         The corrections market represents an ideal initial application for the TSI technology for the following reasons:

         o The current marketplace requires new technology to augment security and better utilize scarce staffing resources.
         o Legislation over the past ten years has swelled prison populations to all time highs. Larger populations, greater facility density and new facility construction demand modern management tools.
         o According to the U.S. Department of Justice, there are over 5,000 correctional facilities in the United States and Canada. The initial target market for the TSI system is the approximate 1,400 existing minimum, medium and close security Federal or State prison facilities with over 500 inmates each, that cumulatively, represent a $1.4 Billion market potential.
         o The TSI system is proprietary and patented. TSI is unaware of any competitor that has, or is developing, a tracking system capable of monitoring thousands of persons simultaneously.

         Commercialization Phase

         After a six-year history of extensive research, product development and successful pilot installations, TSI commenced an approximate $1,000,000 contract in November 2001 with a juvenile correctional facility in Michigan, with completion scheduled for February 2002. TSI is currently engaged in a comprehensive national marketing program.

         TSI has operated a pilot site at the minimum security California State Prison, Calipatria since late 1999. A second site at the California State Prison, Mule Creek has been approved. The two sites were selected by the State of California to monitor the performance of the TSI system in climate extremes ranging from desert to extreme humidity. After a period of evaluation, California may purchase the pilot sites and schedule up to thirty-one (31) additional minimum security prisons for TSI system development.

         California represents an extremely significant milestone for TSI in that its technology committee is recognized as a national leader for the corrections industry. Larry Cothran, Executive Officer of the Technology Transfer Committee, California Department of Corrections, has stated, "This technology will change not only the way inmates live, but how staff run the institutions. This will revolutionize prisons in California and nationwide." (As quoted in CDC's Correction News.) Several states and the Federal Bureau of Prisons accept reports and recommendations from the California agency as their own. As a result of a direct referral from officials in California, the State of Alaska may purchase a TSI system for the first of potentially three sites. TSI is currently engaged in the design process, which will lead to a cost proposal.

         Competition

         TSI is aware of several firms that offer RF or GPS technology devices that have the ability to locate a transmitter when the transmitter is manually activated or signal a receiving unit if the transmitter leaves pre-determined boundary limits. GPS technology is limited to outdoor applications only, and there are other systems that identify only when a transmitter or smart card passes a stationary "reader." TSI is unaware of any competitor that can track, locate and identify thousands of persons, simultaneously, regardless of indoor or outdoor environments.

4.   THE SPECIAL MEETING

Date, Time and Place. The special meeting of stockholders of Alanco will be held at 10:00 a.m., Mountain Standard Time, on Tuesday, March 12, 2002, at the offices of Alanco, 15900 North 78th Street, Scottsdale, Arizona 85260.

Matters to be Considered. At the special meeting on March 12, 2002, Alanco stockholders will be asked to consider and vote upon 1) the proposed issuance of shares of Alanco's common stock in connection with the acquisition of TSI, and
2) the proposed issuance of Series B Convertible Preferred Stock in support of the TSI acquisition and subsequent working capital requirements of the company.. Approval of the proposed acquisition by the stockholders of Alanco is a condition to Alanco's completion of the acquisition.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TSI ACQUISITION AGREEMENT AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ISSUANCE OF SHARES OF ALANCO'S COMMON STOCK IN CONNECTION WITH CONSUMMATION OF THE ACQUISITION AGREEMENT AND ISSUANCE OF SHARES OF ALANCO'S SERIES B CONVERTIBLE STOCK..

Our Board of Directors knows of no other matters that will be presented for consideration at the special meeting.

Record Date, Shares Outstanding and Entitled to Vote. Our Board of Directors has fixed the close of business on February 1, 2002, as the record date for the determination of the holders of Alanco's common stock entitled to notice of and to vote at the special meeting. On the record date, there were 10,220,083 shares of Alanco common stock outstanding, each of which is entitled to one vote.

Quorum, Vote Required. The presence, in person or represented by proxy, of the holders of a majority of the Alanco common stock outstanding and entitled to vote at the special meeting will constitute a quorum. The affirmative vote of a majority of the votes cast, providing a quorum is present, is required to approve the issuance of Alanco common stock in connection with the proposed acquisition and issuance of Alanco Series B Convertible Preferred Stock in support of the TSI acquisition and subsequent working capital requirements of the Company.

Share Ownership of Management and Certain Stockholders. As of February 1, 2002, the directors and executive officers of Alanco owned, in the aggregate, 1,272,324 shares of Alanco common stock, or 12.5% of the outstanding shares of Alanco common stock on that date. The directors and executive officers have informed Alanco that they intend to vote all of their shares of Alanco stock FOR approval of both proposals. Refer to Section 10, "Security Ownership of Certain Beneficial Owners and Management."

Voting and Revocation of Proxies. Stockholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Shares represented by properly executed proxies by Alanco and not revoked will be voted at the special meeting in accordance with the instructions contained in the proxy cards. If instructions are not given, proxies will be voted FOR authorization to issue shares of Alanco's common stock in connection with the proposed TSI acquisition and FOR authorization to issue shares of Alanco'sSeries B Convertible Preferred Stock in support of the TSI acquisition and subsequent working capital requirements of the Company. However, absent instructions to the contrary, brokers do not have discretionary authority to vote shares of Alanco common stock held in street name. Therefore, failure of beneficial owners of such shares held in street name to give voting instructions to brokers will result in broker non-votes. Broker non-votes, abstentions, and the failure to vote will result in your vote not counting.

We do not expect any changes to the terms of either of the proposals outlined in this proxy statement, and the persons named in the enclosed form of proxy will not use their discretionary authority to approve any changes to the proposals that are materially different than the terms described in this proxy statement without giving stockholders an opportunity to change their vote.

Any proxy card signed and returned by a stockholder may be revoked at any time before it is voted either by delivering to Adele L. Mackintosh, Corporate Secretary, Alanco Technologies, Inc., 15900 North 78th Street, Suite 101, Scottsdale, Arizona 85260, written notice of such revocation or a duly executed proxy bearing a later date or by attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

Proxy Solicitation. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by Alanco. It is anticipated that solicitations of proxies for the meeting will be made only by use of the mails; however, Alanco may use the services of its directors, officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

5.   ISSUANCE OF COMMON SHARES

Upon Alanco shareholder approval of the issuance of Alanco shares in connection with the TSI acquisition and upon satisfaction of the other conditions to closing, Alanco will issue to TSI 6,000,000 shares of Alanco no par value common stock and to a TSI vendor 1,000,000 shares of Alanco no par value common stock, of which 100,000,000 shares have been authorized. Upon satisfaction of certain other conditions during calendar year 2002, Alanco will issue up to an additional 17,000,000 shares of common stock to TSI. Every share of Alanco common stock is entitled to equal voting rights, i.e., one vote per share, and no share has preemptive rights as to any stock thereafter authorized to be issued. The Alanco Board of Directors has sole authority to determine the manner and method of declaring dividends on the issued stock. At this time, the Alanco Board has declared no dividend with respect to the common stock.

6.   PROPOSAL NO. 1: THE TSI ACQUISITION

Purpose, Structure and Effect of the Acquisition. The purpose of the acquisition is for Alanco to acquire TSI's radio frequency based technology utilized to track, identify and locate persons in a confined or controlled environment (e.g., prisons). Pursuant to the Acquisition Agreement, a wholly owned subsidiary of Alanco will acquire substantially all of the assets (and also assume specific liabilities) of TSI in exchange for the issuance of shares of Alanco's, no par value, common stock to TSI.

Pursuant to the Acquisition Agreement dated January 23, 2002, by and among Alanco and TSI, Alanco proposes to acquire the business and substantially all of the assets of TSI in exchange for an initial payment of 6,000,000 shares of Alanco common stock at closing. Subsequent payments are comprised of 1) an additional 5,000,000 shares payable upon TSI achieving an aggregate gross profit of $3,000,000 during calendar year 2002, and 2) an additional four (4) shares payable for each dollar of gross profit in excess of $3,000,000 achieved in 2002, up to a maximum of an additional 12,000,000 shares.

In addition, EMS Technologies, Inc. ("EMS"), a TSI creditor, has agreed to convert approximately $925,000 of TSI debt into 1 million shares of Alanco common stock.

Background of the Acquisition. The Company's Chief Executive Officer, Robert R. Kauffman, has been a director of TSI since 1998, and consequently, has extensive personal knowledge of its business development from 1998 to the present. As Alanco proceeded to reposition itself into the Information Technology industry during 1999 and 2000, Mr. Kauffman had informal discussions with other TSI directors and major shareholders relative to a possible combination of the two companies. These discussions did not evolve beyond an informal stage, primarily due to relatively high valuations the TSI shareholders had placed on that business compared with Alanco's public NASDAQ market value.

In early November 2001, several meetings between Mr. Kauffman and TSI's Chief Executive Officer, Greg M. Oester, concluded that, in the current significantly changed economic environment, coupled with other developments affecting both companies, reconsideration of a possible acquisition of TSI by Alanco could be mutually attractive to their respective shareholders. The primary factor contributing to TSI's renewed interest in a possible transaction was their immediate requirement for, and difficulty in securing, additional financing to maintain their business development plan, including short-term operating losses. Several factors influenced Alanco's renewed interest in a possible TSI acquisition. First, due to the current lack of financing alternatives, the present TSI valuation would probably be significantly reduced from the 1999/2000 period and, therefore, perhaps more conducive to a potentially attractive acquisition transaction. Second, TSI's business prospects appeared to be substantially enhanced since 1999/2000 due to a successful pilot installation in California, a first commercial contract for approximately $1,000,000 in Michigan, and a growing list of prospects for 2002 revenues. Finally, the recent recession and particularly, the severe slowdown in the technology sector, diminished the near term prospects for Alanco's data storage businesses, thereby enhancing the relative attractiveness of TSI's proprietary technology and business potential.

During the week of November 26, 2001, Messrs. Kauffman and Oester held additional meetings to discuss the preliminary terms and conditions of a possible transaction. The Company's Chief Financial Officer, John A. Carlson, participated in several of these meetings.

On December 3, 2001, Mr. Kauffman presented to Mr. Oester a preliminary proposal, conditioned upon further due diligence, to acquire TSI's assets in an all-stock transaction featuring a significant "earn-out" provision.

On December 4 and 5, 2001, further discussion and negotiations between Messrs. Kauffman and Carlson and TSI's Mr. Oester resulted in a preliminary agreement regarding the major terms and conditions of a proposed transaction.

On December 5, 2001, Confidentiality Agreements were executed by Alanco and TSI as part of the due diligence process.

On December 6, 2001, in a meeting at TSI's headquarters, Messrs. Kauffman and Carlson presented Alanco's preliminary acquisition proposal to Mr. Oester and several major TSI shareholders who represented approximately 35% of TSI's outstanding shares. With minor modification, Alanco's proposal was endorsed by the major TSI shareholders.

During the period of December 7 through December 12, 2001, Messrs. Kauffman and Carlson, assisted by Alanco's attorney and director, Steven P. Oman, conducted numerous due diligence inquiries, including discussions with TSI employees, to evaluate all aspects of TSI's business, operations, technology, finances and other pertinent issues. The result of this due diligence activity was the conclusion by Alanco's senior management that the preliminary Acquisition Agreement remained an attractive proposition for Alanco and would be presented to Alanco's Board for authorization to proceed.

On December 13, 2001, at a regularly scheduled meeting of Alanco's Board of Directors, the Board unanimously approved management's proposal of the terms and conditions of the Acquisition Agreement and authorized management to proceed with further due diligence and negotiations towards closing within the parameters of the approved transaction. The Board additionally approved the basic terms and conditions of a secured credit facility of up to $350,000 to be provided to TSI by Alanco and utilized, if necessary, for pre-closing funding of TSI's business operations.

A condition of the Acquisition Agreement called for TSI's major creditor (and approximately 15% shareholder), EMS, to agree to convert approximately $925,000 of TSI's overdue debt obligation into Alanco common stock. During the week of December 17, 2001, numerous discussions between Alanco senior management and EMS senior management, Messrs. Don Scartz, CFO, and Bill Jacobs, Chief Counsel, resulted in a December 28, 2001 preliminary agreement whereby the TSI notes would be assigned to Alanco and Alanco would issue to EMS at the closing of the TSI acquisition one million shares of Alanco common stock and two long-term notes totaling $350,000 at a 5% interest rate in exchange for TSI's outstanding and overdue debt obligation totaling approximately $1,300,000.

From December 17, 2001, through January 24, 2002, Alanco provided financing to TSI in the amount of $250,000 under the terms of the Company's Board approved TSI secured credit facility.

On January 4, 2002, the Company scheduled a special shareholders meeting to be held on March 12, 2002, at the Company's offices to approve the issuance of shares of Alanco common stock in connection with the TSI acquisition and the issuance of shares of Alanco Series B Convertible Preferred Stock in support of the TSI acquisitiona nd subsequent working capital requirements of the company. The record date for such meeting was scheduled as February 1, 2002.

On January 23, 2002, the definitive Acquisition Agreement was executed by Mr. Kauffman for the Company and Mr. Oester for TSI.

Recommendations of the Alanco Board of Directors. At a meeting on December 13, 2001, the Alanco Board of Directors determined that the acquisition of TSI by Alanco under the terms proposed was advisable, fair to, and in the best interests of Alanco and its stockholders, and it unanimously approved a motion that authorized Alanco management to negotiate an acquisition agreement within a set of proposed guidelines. Accordingly, after reconfirming the specifics of the Acquisition Agreement, the Alanco Board of Directors hereby unanimously recommends that holders of Alanco common stock vote FOR the issuance of shares of Alanco's common stock to be issued in connection with consummation of the Acquisition Agreement. Robert R. Kauffman, Chairman of the Board of Directors and Chief Executive Officer of Alanco, has interests in the acquisition that may create possible conflicts of interest. See "Interests of Certain Persons in the Acquisition, Possible Conflicts of Interest" below.

In reaching its decision to approve the Acquisition Agreement and to recommend that holders of Alanco common stock vote to approve the issuance of Alanco common stock in connection with Acquisition Agreement, the Alanco Board of Directors considered the following factors that supported the recommendation:

o Presentations by Alanco management and in-depth discussions relative to TSI's anticipated revenue and earnings growth rates, financing alternatives and other market opportunities for the TSI monitoring technology (as well as risks involved in capitalizing on the opportunities and in achieving the anticipated revenue and earnings growth).

o The fact that a significant portion of the acquisition consideration is contingent on TSI achieving certain minimum gross profit results within calendar year 2002, which regulates the potential shares of Alanco common stock that may be issued under the proposed Acquisition Agreement. The Alanco Board of Directors was aware that the proposed all-stock transaction could be structured in a manner that would not be taxable to stockholders of TSI for state and federal income tax purposes.

o The relative potential Alanco stockholder value that could be expected from other options available to the Company, including continuing Alanco's focus on the data storage market segment or pursuing other strategic alternatives, which included appropriate review of the financial condition, competitive position, strategy, and prospects of the current Alanco subsidiaries.

In view of the variety of factors and the amount of information considered, the Alanco Board of Directors did not find it practicable to make specific assessments of or otherwise assign relative weights to the specific factors and analyses considered in reaching its determination. The determination to approve the Acquisition Agreement was made after consideration of all of the factors and analyses as a whole. In addition, individual members of the Alanco Board of Directors may have given different weights to different factors.

Certain Financial Projections. Alanco does not, as a matter of course, make public forecasts as to its future financial performance. However, in connection with the preliminary discussions concerning the feasibility of the acquisition, TSI furnished Alanco with certain financial projections.

The TSI projections set forth below were developed by TSI senior management and are based on numerous assumptions concerning future events. TSI projects total net sales of $14.3 million, gross profit of $6.1 million and pretax operating income of $1.5 million for calendar year 2002. The projections for calendar year 2002 were utilized in determining future share payouts based upon operating performance. The projections have not been adjusted to reflect the effects of the acquisition and should be read together with the information contained in
Section 11, "Selected Financial Data and Pro Forma Information."

THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH PUBLISHED GUIDELINES OF THE SECURITIES AND EXCHANGE COMMISSION OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS OR FORECASTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE PROJECTIONS. THE PROJECTIONS REFLECT NUMEROUS ASSUMPTIONS, ALL MADE BY MANAGEMENT OF TSI, WITH RESPECT TO INDUSTRY PERFORMANCE, GENERAL BUSINESS, ECONOMIC, MARKET AND FINANCIAL CONDITIONS AND OTHER MATTERS, ALL OF WHICH ARE DIFFICULT TO PREDICT, AND MANY OF WHICH ARE BEYOND TSI'S CONTROL. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS MADE IN PREPARING THE PROJECTIONS WILL PROVE ACCURATE, AND ACTUAL RESULTS MAY BE MATERIALLY GREATER OR LESS THAN THOSE CONTAINED IN THE PROJECTIONS. THE INCLUSION OF THE PROJECTIONS SHOULD NOT BE REGARDED AS AN INDICATION THAT TSI OR ALANCO CONSIDERED OR CONSIDERS THE PROJECTIONS TO BE A RELIABLE PREDICTION OF FUTURE EVENTS, AND THE PROJECTIONS SHOULD NOT BE RELIED UPON. NEITHER ALANCO NOR TSI ASSUME ANY RESPONSIBILITY FOR THE VALIDITY, REASONABLENESS, ACCURACY OR COMPLETENESS OF THE PROJECTIONS. NEITHER ALANCO NOR TSI HAS MADE, OR MAKES, ANY REPRESENTATION TO ANY PERSON REGARDING THE INFORMATION CONTAINED IN THE PROJECTIONS OR INTENDS TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROJECTIONS ARE SHOWN TO BE IN ERROR.

Regulatory Approvals. Alanco is not aware of any pending legal proceeding relating to the acquisition. Alanco is not aware of any governmental license or regulatory permit that appears to be material to its business that might be adversely affected by Alanco's acquisition of TSI assets as contemplated herein or of any approval or other action by any governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for such actions as contemplated herein.

Antitrust. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder by the Federal Trade Commission, certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the United States Department of Justice and the FTC and certain waiting requirements have been satisfied. Because the aggregate acquisition price of the contemplated transaction is under $50 million, the transaction is not subject to such requirements.

Accounting Treatment. The acquisition of assets will be accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, 'Business Combinations,' as amended. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the completion of the acquisition (with the excess of the purchase price after the allocations being recorded as goodwill).

Interests of Certain Persons in the Acquisition, Possible Conflicts of Interest. Robert R. Kauffman, Chairman and Chief Executive Officer of Alanco, has certain interests in the acquisition that are different from or in addition to the interests of Alanco's stockholders generally, which may create potential conflicts. These additional interests relate to Mr. Kauffman's position as a director of TSI, his ownership of 455,000 shares (less than 2%) of TSI's outstanding shares, and his options to purchase 62,500 shares of TSI common stock at a price of approximately $1.00 per share. (See Section 10 "Security Ownership of Management" for Alanco shares owned by Mr. Kauffman on the record date.) The Alanco Board of Directors was aware of these interests and considered them in approving the Acquisition Agreement and the transaction contemplated thereby.

  7. PROPOSAL NO. 2:  SERIES B CONVERTIBLE PREFERRED STOCK

Purpose of Issuance of Preferred Stock. In support of the TSI acquisition and subsequent working capital requirements, the Alanco Board of Directors is recommending the approval of the issuance of up to 75,000 shares of Series B Convertible Preferred Stock, 500,000 authorized. The shares have a stated value of $10.00 per share and will be sold at a price based upon market conditions at the time of sale, which may result int he as coverted price per share being less than the current closing price of the Company's common stock.

Description of Series B Preferred Rights. A description of the Series B Convertible Preferred Stock, outlining the powers, preferences, rights and limitations of the series of Preferred Stock is attached to this proxy statement as Appendix B. The Company may make modifications to the terms of the Preferred Stock issued to meet certain investor requirements; however, the Preferred Stock will have the following preferences, rights and limitations:

         (a) Priority. The Series B Convertible Preferred Stock shall have a priority ranking superior to the Common Stock of the Company and all other series of Preferred Stock of the Company with respect to payment of dividends and upon dissolution, liquidation and winding-up of the Company.

         (b) Dividends. Holders of shares of Series B Convertible Preferred Stock shall be entitled to receive, when declared by the Board of Directors, a dividend of ten (10%) percent per annum, payable quarterly. At the option of the Company, any dividends on the Series B Convertible Preferred Stock may be paid either in cash or in kind. In addition, the holders of Series B Convertible Preferred Stock shall participate on an as-converted basis in any dividends payable with respect to the Company's common stock.

         (c) Conversion. Each share of Series B Convertible Preferred Stock may be convertible into thirteen (13) shares of Common Stock of the Company.

         (d) Voting. The holders of shares of Series B Convertible Preferred Stock shall be entitled to vote upon matters submitted to shareholders for a vote, in the same manner and with the same effect as the holders of shares of Common Stock, voting together with the holders of Common Stock as a single class to the extent permitted by law. Holders of Series B Convertible Preferred Stock shall have that number of votes equal to the number of shares of Common Stock into which such preferred stock is convertible.

         (e)  Redemption.

              (i) By the Company. The Company may redeem all or any part of the outstanding Series B Convertible Preferred Stock at any time after either (i) the third (3rd) anniversary of the date of issuance of the shares to be redeemed, or (ii) after the average NASDAQ closing market price for the Company's Common Stock for twenty (20) consecutive trading days equals $2.00 per share, at the redemption price equal to $10.00 per share of the Series B Convertible Preferred Stock to be redeemed, plus accrued unpaid dividends, if any.
              (ii)By the Shareholder. Each holder of Series B Convertible Preferred Stock may, at any time after the third (3rd) anniversary of the date of issuance of the shares to be redeemed, demand that the Company redeem all or any part of such holder's Series B Convertible Preferred Stock at a redemption price of $10.00 per share, plus accrued unpaid dividends, if any. The Company shall redeem the number of shares of Series B Convertible Preferred Stock specified in the holder's demand notice in either of the following methods:

                  (a)   By paying the aggregate redemption price in cash; or

                  (b) By paying the aggregate redemption price in common stock of the Company valued for such purpose at the average NASDAQ closing market price for the twenty (20) trading days immediately prior to the date of receipt of the holder's redemption demand.

Recommendations of the Alanco Board of Directors. Whereas the Alanco Board of Directors determined that it was advisable and in the best interests of Alanco and its stockholders to approve a proposal to issue up to 75,000 shares of Alanco's Series B Convertible Preferred Stock in support of the TSI acquisition and subsequent working capital requirements of the Company, on January 23, 2002, the Alanco Board unanimously approved such a motion. Accordingly, the Alanco Board of Directors hereby unanimously recommends that holders of Alanco common stock vote FOR the issuance of shares of Alanco's Series B Convertible Preferred Stock in support of the TSI acquisition and subsequent working capital requirements of the Company.


8.   CHANGE OF CONTROL

Under the terms of the Acquisition Agreement, TSI will be issued 6,000,000 shares of Alanco's common stock upon closing of the transaction. This initial stock payment will result in the TSI stockholders owning approximately 37% of Alanco's outstanding common stock, which will not result in change of control of the Company. If TSI shareholders voted cumulatively as a block, they would have the means of electing two members to Alanco's seven-member Board of Directors. According to the "earn-out" formula in the Acquisition Agreement, whereby TSI would receive deferred payment of up to an additional 17,000,000 shares only upon achievement of certain financial goals as specified in the Acquisition Agreement, current TSI shareholders could have the potential of owning more than 50% of Alanco's outstanding common stock, thereby having the ability to elect a majority of directors to Alanco's Board.

9.   THE DOCUMENTS

9.1 Acquisition Agreement. THE FOLLOWING DESCRIPTION OF THE ACQUISITION AGREEMENT DESCRIBES THE MATERIAL PROVISIONS OF THE AGREEMENT BUT DOES NOT PURPORT TO DESCRIBE ALL OF THE TERMS OF THE AGREEMENT. THE FULL TEXT OF THE ACQUISITION AGREEMENT IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX A. ALL ALANCO STOCKHOLDERS ARE URGED TO READ THE ACQUISITION AGREEMENT IN ITS ENTIRETY BECAUSE IT IS THE LEGAL DOCUMENT THAT GOVERNS THE ACQUISITION.

The Acquisition. When the acquisition occurs, all assets, except those specifically excluded, and identified and assumed liabilities of TSI will be transferred into a wholly owned subsidiary of Alanco.

Effective Time of the Acquisition. The acquisition will close as soon as possible after all required closing conditions are met, and for accounting purposes the transaction will be effective as of February 1, 2002.

Representations and Warranties. The Acquisition Agreement contains representations and warranties made by TSI, including, but not limited to, representations relating to:

o        Corporate organization and similar corporate matters,
o        Capitalization,
o        Subsidiaries,
o        Authorization to enter into the Agreement,
o        Governmental Consents,
o        Compliance with other Instruments,
o        Financial Statements,
o        Undisclosed Liabilities,
o        Inventories,
o        Accounts Receivables,
o        Absence of Prebilling,
o        Absence of Material Negative Changes,
o        Title to assets; liens, etc.
o        Patents and Other Intangible Intellectual Assets,
o        Contracts and Obligations,
o        Catalogs and Promotional Literature,
o        Conflict of Interest; Transactions with Principals,
o        Outstanding Indebtedness,
o        Employee Contracts,
o        Employee Benefit Plans,
o        Taxes,
o        No Sales or Conveyance Tax Due,
o        Insurance,
o        Compliance with Laws,
o        Litigation, and
o        Full Disclosure; Lack of Misrepresentation.

The Acquisition Agreement also contains representations and warranties made by Alanco (which are more fully documented in the Acquisition Agreement, including representations relating to:

o        Organization and Standing,
o        Capitalization,
o        Subsidiaries,
o        Validity of Common Stock,
o        Authorization to enter into Acquisition Agreement,
o        Governmental Consents,
o        Compliance with Other Instruments,
o        Financial Statements,
o        Undisclosed Liabilities,
o        Material Negative Changes,
o        Title to Properties and Assets; Liens, etc.,
o        Taxes,
o        Compliance with Laws,
o        Filings,
o        Litigation, and
o        Full Disclosure, Lack of Misrepresentation.

Covenants, Conduct of the Business of TSI Prior to the Acquisition Close. TSI has agreed that during the interim period from the date of the Acquisition Agreement until the closing of the transaction, TSI will conduct business diligently and in the ordinary course and will:

o        Maintain all assets,
o        Preserve TSI's relationships and goodwill with customers and vendors,
o        Maintain appropriate books and records,
o        Comply with all laws applicable, and
o        Perform it obligations without fault.

In addition, TSI will not, without approval by Alanco:

o        Mortgage or encumber any of its assets,
o        Grant any power of attorney, or
o        Enter into any material contracts and/or agreements.

Conditions to the Acquisition. The obligations of Alanco and TSI to complete the acquisition are subject to approval of the issuance of shares of Alanco's common stock in connection with the Acquisition Agreement by a majority of the votes cast by the holders of Alanco's outstanding shares of common stock at the special meeting, completion of the conditions precedent to closing, and verification of the representations and warranties contained in the Acquisition Agreement as of the closing of the acquisition (except to the extent that these representations and warranties speak as of an earlier date), except for those failures to perform or to be true and correct that would not reasonably be expected to have a material adverse effect on us and our subsidiaries taken as a whole.

Termination. The Acquisition Agreement may be terminated and the acquisition may be abandoned at any time:

1.  By mutual consent of Alanco and TSI;
2. If any injunction, ruling or other legal restraint or prohibition preventing the completion of the acquisition is in effect and has become final and cannot be appealed;
3. If the shareholders of TSI or Alanco do not approve the Acquisition Agreement; or
4.  Alanco's inability to satisfactorily complete due diligence.

Amendment. The Acquisition Agreement may be amended only by written agreement of the parties. Any amendment may be made at any time before the completion of the acquisition. After the Alanco stockholders adopt the Acquisition Agreement, however, no amendment or waiver that requires further approval of the Alanco stockholders may be made without the further approval of the Alanco stockholders.

9.2 Registration Rights Agreement. The Acquisition Agreement and the EMS Assignment Agreement ("EMS Agreement") include Registration Rights Agreements, whereby the 6 million shares issued to TSI shareholders at closing pursuant to the Acquisition Agreement and the 1 million shares issued to EMS pursuant to the EMS Agreement have certain stock registration rights. Both the Acquisition Agreement and the EMS Agreement use the same registration rights agreement format. In the Registration Rights Agreement Alanco has committed to use commercially reasonable efforts to file a securities registration statement on Form S-3 (or other suitable forms) or a post-effective amendment to an effective registration (collectively, a "Registration Statement") within 90 days following the closing of the Acquisition Agreement.

Shares issued subsequent to the closing as determined under the Acquisition Agreement deferred payout formula shall also have certain stock registration rights. Upon the written request of the holders of at least 25% of the deferred payout shares issued, the Company agrees to file a Registration Statement on Form S-3 (or other suitable form), at the Company's discretion, covering the resale of those requested shares, using commercially reasonable efforts to have the Registration Statement declared effective within 90 days after the date the Company receives written notice triggering the registration. Expenses incurred, other than underwriting discounts and commissions, in the Registration Statement process pursuant to registering the 7 million shares issued to TSI and EMS at the close, shall be borne by the Company. Expenses incurred in the Registration Statement process pursuant to shares issued under the deferred payout provision shall be borne by the participating Holders on a pro-rata basis based upon the number of shares of Registrable Securities owned compared to the total shares registered at the time.

The Registration Rights Agreement, attached to this proxy statement as Appendix C, includes a limitation on the obligations of the Company to register securities, an explanation as to other obligations of the Company under this agreement, discussion of potential black out period issues and indemnification provisions. The Registration Rights Agreement includes various other provisions and should be reviewed in detail.

9.3 EMS Assignment Agreement. As a condition of the acquisition, TSI agreed to negotiate with EMS, a major supplier of electronic products for the TSI technology and a stockholder of TSI, to convert a substantial portion of TSI current liabilities into equity. At TSI's request and to assist in the transaction between TSI and EMS, Alanco representatives entered into discussion with both TSI and EMS, reaching an agreement for EMS to convert a substantial portioon of TSI current liabilities. This conversion is to be accomplished through assignment of the TSI notes, including accrued interest, to Alanco, in exchange for 1,000,000 shares of Alanco common stock and Alanco long-term promissory notes in the amount of $350,000 upon closing of the proposed acquisition. The assignment agreement is attached to this proxy statement as Appendix D.

9.4 TSI Secured Credit Facility Agreement. In December 2001, the Alanco Board of Directors agreed to provide TSI a secured credit facility, whereby Alanco would advance TSI up to $350,000. The secured credit facility is to be utilized for pre-closing funding of TSI's business operations. As of January 24, 2002, TSI had drawn $250,000 under the facility. The secured credit facility is documented in a loan agreement that is included in this proxy statement as Appendix E.

Advances under the secured credit facility bear interest at the rate of 1 1/2% per month until paid. The secured credit facility will expire and become immediately payable upon the earlier of February 28, 2002 or when an offer from a party other than Alanco is received to acquire all or substantially all of the assets of TSI. If not paid when due, Alanco has the right to convert the unpaid balance due, including interest, into TSI common stock at a conversion price of $.10 per share.

As additional consideration to induce Alanco to enter into the secured credit facility agreement, TSI has agreed to pay Alanco a termination fee of $500,000 or 2 million shares of TSI (at Alanco's option) if the Acquisition Agreement is terminated for any circumstances other than Alanco's withdrawal from the transaction or if any injunction, ruling or other legal restraint or prohibition preventing the completion of the acquisition is in effect and has become final and cannot be appealed.

10.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND OF MANAGEMENT

Security Ownership of Certain Beneficial Owners. The following table sets forth certain information with respect to each shareholder known by us to be the beneficial owner of more than 5% of the outstanding Alanco common stock as of February 1, 2002. Information regarding the stock ownership of Robert R. Kauffman, Alanco Chairman and Chief Executive Officer, is also shown in the table in the following subsection, "Security Ownership of Management."


                Five Percent Owners
                                                 Shares
                                                 Owned
                                 Number of      Percent
          Name of                 Shares       of Class
      Beneficial Owner            Owned           (2)
      ----------------          ---------       --------
Robert R. Kauffman               792,632         7.8%
Donald E. Anderson (1)           816,322         8.0%



(1) The number of shares owned includes The Anderson Family Trust, owner of 496,322 shares of Alanco common stock, and Programmed Land, Inc., owner of 320,000 shares of Alanco common stock, both of which Mr. Anderson claims beneficial ownership. Mr. Anderson's address can be obtained from the Company, upon request.
(2) The percentages shown are calculated based upon 10,220,083 shares of common stock outstanding on February 1, 2002.

Security Ownership of Management. The following table sets forth certain information known to us with respect to beneficial ownership of Alanco's common stock by each of our directors and executive officers, and all of our directors and executive officers as a group.

The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of the beneficial ownership for any other purpose. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table.

           Securities of the Registrant Beneficially Owned
               By Directors and Executive Officers (1)
                                                              Shares
                                                              Owned
                                            Number of        Percent
         Name of                             Shares          of Class
      Beneficial Owner         Title (2)      Owned            (6)
     ----------------         ---------      ------           ------

Robert R. Kauffman (3)       Dir/COB/CEO     792,632           7.8%
John A. Carlson              Dir/EVP/CFO     149,958           1.5%
Harold S. Carpenter          Dir             126,941 (4)       1.2%
James T. Hecker              Dir              20,393 (5)       0.2%
Steven P. Oman               Dir              20,000           0.2%
Thomas C. LaVoy              Dir              91,930           0.9%
Robert H. Friesen            Dir              70,470           0.7%

Officers and Directors as a Group          1,272,324          12.5%
(7 individuals)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares that may be acquired upon conversion or exercise of stock options, warrants or convertible securities which are currently exercisable or which become exercisable within 60 days are deemed beneficially owned. (Information including stock options is presented as part of the Form 10-KSB for June 30, 2001, which is incorporated by reference.) However, the "Number of Shares Owned" shown above only indicates shares beneficially owned by the persons named for which they have voting rights as of the record date of February 1, 2002. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned.
(2) Dir is Director; COB is Chairman of the Board; CEO is Chief Executive Officer; EVP is Executive Vice President; CFO is Chief Financial Officer.
(3) The address for Mr. Kauffman is: c/o Alanco Technologies, Inc., 15900 North 78th Street, Suite 101, Scottsdale, AZ 85260.
(4) Excludes 432,632 shares of Common Stock owned by Heartland Systems Co., a company for which Mr. Carpenter serves as an officer. Mr. Carpenter disclaims beneficial ownership of such shares.
(5) Excludes 344,474 shares of Common Stock owned by Rhino Fund LLLP. The fund is controlled by Rhino Capital Incorporated, for which Mr. Hecker serves as Treasurer and General Counsel. Mr. Hecker disclaims beneficial ownership of such shares.
(6) The percentages shown are calculated based upon 10,220,083 shares of common stock outstanding on February 1, 2002.

11.  SELECTED FINANCIAL DATA AND PRO FORMA INFORMATION

Selected Historical Financial Data. The unaudited Alanco financial statements for the quarter ended September 30, 2001 were filed timely with the SEC (File No.000-09347) on Form 10-QSB. The audited financial statements of Alanco for the fiscal years ended June 30, 2001 and 2000 were filed timely on Form 10-KSB. Both the 10-KSB and the 10-QSB and the financial statements contained therein are hereby incorporated by reference.

The audited financial statements of Technology Systems International, Inc. for the six months ended June 30, 2001 and the years ended December 31, 2000 and 1999 (attached to this proxy statement as Appendix F) are provided to assist you in your analysis of the financial aspects of TSI.

The selected summary financial data presented below for the three months ended September 30, 2001 and 2000 has been derived from unaudited financial statements of TSI. As this information is only a summary, you should read it in conjunction with the historical financial statements, and related notes of TSI contained in the attached audited financial statements.

                      SELECTED HISTORICAL FINANCIAL DATA OF
                   Technology Systems International, Inc.

                                                   Three Months ended
Statement of Operations                Sept. 30, 2001       Sept. 30, 2000

     Net Sales                            $     4,600          $  268,800
     Cost of Sales                             (1,200)           (131,200)
                                       --------------       --------------
     Gross Profit                               3,400             137,600
     Other Direct Costs                      (472,700)           (370,300)
                                       --------------       --------------
     Operating Loss                          (469,300)           (232,700)
     Other Income (Loss)                     (130,400)           (137,700)
                                       --------------       --------------
     Net Loss                             $  (599,700)         $ (370,400)
                                       ==============       ==============

Balance Sheet Data
ASSETS:
     Current Assets                       $   844,000          $   352,800
     Property & Equipment                      64,600               41,900
     Other Assets                           1,004,200            2,266,100
                                       --------------       --------------
         Total Assets                     $ 1,912,800          $ 2,660,800
                                       ==============       ==============
LIABILITIES AND EQUITY:
     Current Liabilities                  $ 1,498,000          $ 3,708,000
     Long-term debt, less current portion      65,000                    0
     Shareholders Equity                      349,800           (1,047,200)
                                       --------------       --------------
         Total Liabilities & Equity       $ 1,912,800          $ 2,660,800
                                       ==============       ==============
 (1) Per Share data not available from audited financial statements.
 (2) TSI changed from a calendar year to a fiscal year ended June 30th in 2001.
 (3) TSI has been a development company with minimum sales in its operating history.
 (4)  No dividends were declared or paid during the periods presented.



Pro Forma Financial Data.

          UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

The following unaudited pro forma condensed combining financial statements reflect the Alanco acquisition of the TSI assets recorded under the purchase method of accounting, assuming the transaction had occurred at the beginning of the periods presented. The pro forma statements of operations combine the operations of TSI and the consolidated Alanco operations for the three months ended September 30, 2001 and the year ended June 30, 2001. The pro forma balance sheet combines TSI with the consolidated balance sheet of Alanco, and assumes the acquisition occurred as of July 1, 2000.

The historical information for TSI has been obtained from unaudited financial statements conforming with the periods indicated. The pro forma statements should be read in conjunction with TSI's financial statements and attached notes thereto (attached as Appendix F) and the financial statements of Alanco that have been filed on Form 10-KSB and are incorporated herein by reference. The pro forma financial statements are not necessarily indicative of the financial position or operating results that would have been achieved had the acquisition occurred as of the dates indicated, nor are they indicative of future operating results or financial position.

               Pro Forma Condensed Consolidated Summary Financial Information
                               Statement of Operations Data

                                                   Three Months Ended September 30, 2001
                                                                         Pro Forma         Pro Forma
                                         TSI             Alanco          Adjustments (2)    Combined
                                   --------------    --------------    --------------    --------------
Net Sales                                $ 4,600        $2,138,600                          $2,143,200
Cost of Sales                             (1,200)       (1,247,400)                         (1,248,600)
                                   --------------    --------------    --------------    --------------
Gross Profit                               3,400           891,200                             894,600
Other Direct Costs                      (472,700)       (1,273,600)                         (1,746,300)
                                   --------------    --------------    --------------    --------------
Operating Loss                          (469,300)         (382,400)                           (851,700)
Other Income (Loss)                     (130,400)            2,600            25,000 (1)      (102,800)
                                   --------------    --------------    --------------    --------------
Net Loss - Continuing Operations        (599,700)         (379,800)           25,000          (954,500)
Discontinued Operations                        0            (1,400)                             (1,400)
                                   --------------    --------------    --------------    --------------
Net Loss                              $ (599,700)       $ (381,200)         $ 25,000        $ (955,900)
                                   ==============    ==============    ==============    ==============
Weighted Average Shares Outstanding                      8,707,400         7,000,000        15,707,400
                                                     ==============    ==============    ==============
Loss Per Share - Basis & Diluted
     Continuing Operations                                 $ (0.04)                            $ (0.06)
     Discontinued Operations                               $ (0.00)                            $ (0.00)
     Net Loss                                              $ (0.04)                            $ (0.06)

(1) Adjustment to reflect conversion of interest bearing debt to equity at beginning of period indicated.
(2) Pro forma financials do not reflect an adjustment for the sale of the Series B
    Convertible Preferred Stock contemplated by proposal 2 of this proxy statement.

             PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2001

                                                                                                   Pro Forma
                                         TSI Actual           Alanco           Adjustments  (2)    Combined
                                        ------------       ------------       ------------       ------------
ASSETS:
     Current Assets                        $ 844,000        $ 3,514,000                $ -        $ 4,358,000
     Property & Equipment                     64,600            416,200                               480,800
     Other Assets                          1,004,200          5,648,100          4,350,200         11,002,500
                                        ------------       ------------       ------------       ------------
          Total Assets                   $ 1,912,800        $ 9,578,300        $ 4,350,200       $ 15,841,300
                                        ============       ============       ============       ============
LIABILITIES AND EQUITY:
     Current Liabilities                   1,498,000        $ 2,964,600         $ (900,000)       $ 3,562,600
     Long-term debt, less current portion     65,000            378,000                  0            443,000
     Shareholders Equity                     349,800          6,235,700          5,250,200         11,835,700
                                        ------------       ------------       ------------       ------------
         Total Liabilities & Equity      $ 1,912,800        $ 9,578,300        $ 4,350,200       $ 15,841,300
                                        ============       ============       ============       ============
Shares Outstanding                                            8,729,400          7,000,000 (1)     15,729,400
                                                           ============       ============       ============
Book Value Per Share                                             $ 0.71                                $ 0.75
                                                           ============                          ============

(1)    Assumes 6 million shares paid to TSI at closing and approximately
       $900,000 of current liabilities convert to equity via the issuance of 1 million shares of Alanco common stock.
(2)    Adjusted to reflect purchase accounting method recording the proposed transaction and the conversion of interest bearing debt to equity.
(3)    Pro forma financials do not reflect an adjustment for the sale of the Series B
       Convertible Preferred Stock contemplated by proposal 2 of this proxy statement.

                         Pro Forma Condensed Consolidated Summary Financial Information
                                         Statement of Operations Data

                                                        Fiscal Year Ended June 30, 2001
                                                                            Pro Forma         Pro Forma
                                           TSI             Alanco          Adjustments  (2)    Combined
                                      --------------    --------------    --------------    --------------
Net Sales                                 $ 287,200        $9,135,300                          $9,422,500
Cost of Sales                              (178,100)       (5,426,800)                         (5,604,900)
                                      --------------    --------------    --------------    --------------
Gross Profit                                109,100         3,708,500                           3,817,600
Other Direct Costs                       (2,270,700)       (6,972,300)                         (9,243,000)
                                      --------------    --------------    --------------    --------------
Operating Loss                           (2,161,600)       (3,263,800)                         (5,425,400)
Other Income (Loss)                        (489,600)           27,000           100,000 (1)      (362,600)
                                      --------------    --------------    --------------    --------------
Net Loss - Continuing Operations         (2,651,200)       (3,236,800)          100,000        (5,788,000)
Discontinued Operations                           0           242,300                             242,300
                                      --------------    --------------    --------------    --------------
Net Loss                               $ (2,651,200)     $ (2,994,500)        $ 100,000      $ (5,545,700)
                                      =============     =============     ==============    ==============
Weighted Average Shares Outstanding                         6,800,600         7,000,000        13,800,600
                                      =============     =============     ==============    ==============
Loss Per Share - Basis & Diluted
     Continuing Operations                                    $ (0.48)                            $ (0.37)
     Discontinued Operations                                   $ 0.04                             $ (0.00)
     Net Loss                                                 $ (0.44)                            $ (0.35)


(1) Adjustment to reflect conversion of interest bearing debt to equity at beginning of period indicated.
(2) Pro forma financials do not reflect an adjustment for the sale of the Series B
    Convertible Preferred Stock contemplated by proposal 2 of this proxy statement.

                  PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2001
                                                                                                   Pro Forma
                                         TSI Actual           Alanco          Adjustments  (2)     Combined
                                        ------------       ------------       ------------       ------------
ASSETS:
     Current Assets                      $ 1,136,700        $ 3,784,900                $ -        $ 4,921,600
     Property & Equipment                     58,200            496,000                               554,200
     Other Assets                          1,057,400          5,500,500          3,849,500         10,407,400
                                        ------------       ------------       ------------       ------------
         Total Assets                    $ 2,252,300        $ 9,781,400        $ 3,849,500       $ 15,883,200
                                        ============       ============       ============       ============
LIABILITIES AND EQUITY:
     Current Liabilities                 $ 1,336,800        $ 2,734,500         $ (900,000)       $ 3,171,300
     Long-term debt, less current portion     65,000            378,000                  0            443,000
     Shareholders Equity                     850,500          6,668,900          4,749,500         12,268,900
                                        ------------       ------------       ------------       ------------
         Total Liabilities & Equity      $ 2,252,300        $ 9,781,400        $ 3,849,500       $ 15,883,200
                                        ============       ============       ============       ============
                                                              8,740,300          7,000,000 (1)     15,740,300
                                                           ============       ============       ============
Book Value Per Share                                             $ 0.76                                $ 0.78
                                                           ============                          ============

(1) Assumes 6 million shares paid to TSI at closing and approximately $900,000 of current liabilities convert to equity via the issuance of 1 million shares of Alanco common stock.
(2) Adjusted to reflect purchase accounting method recording the proposed transaction and the conversion of interest bearing debt to equity.
(3) Pro forma financials do not reflect an adjustment for the sale of the Series
    B Convertible Preferred Stock contemplated by proposal 2 of this proxy statement.


12.  INDEPENDENT PUBLIC ACCOUNTANTS

The Certified Public Accountants for TSI have been invited to attend the special meeting. The representatives will have the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

13.  OTHER MATTERS

The Alanco Board of Directors is not aware of any other business that will be presented for consideration at the special meeting other than as described in this proxy statement.


14.  STOCKHOLDER PROPOSALS

Pursuant to Alanco's By-Laws, only such business will be conducted at a special meeting of the stockholders as shall have been properly brought before the meeting. At a special meeting of the stockholders, a stockholder may properly bring business before such a meeting if, and only if, the notice for a special meeting provides for business to be brought before the meeting by a stockholder. Accordingly, the Alanco Board of Directors has discretion whether or not to permit the submission of stockholder proposals in connection with this special meeting and, at this time, does not intend to permit any stockholder proposals. Therefore, the notice for this special meeting does not permit the submission of stockholder proposals.

15.  WHERE YOU CAN FIND MORE INFORMATION

Alanco is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, is obligated to file reports and other information with the SEC relating to its business, financial condition, and other matters. Information as of particular dates concerning Alanco's directors and officers, their remuneration, stock options granted to them, the principal holders of Alanco's securities, any material interests of such persons in transactions with Alanco, and other matters is required to be disclosed in reports, proxy statements or other filings distributed to Alanco's stockholders and filed with the SEC. Such reports, proxy statements, and other information should be available for inspection at the SEC's Public Reference Room, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies should be obtainable upon payment of the SEC's customary charges by writing to the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC. Further information about Alanco can also be viewed on our website, www.alanco.com.

16.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Alanco hereby incorporates by reference into this proxy statement the following documents that have been filed with the SEC (File No. 000-09347):

   o Alanco Quarterly Report on Form 10-QSB for quarter ending September 30, 2001, previously filed with the SEC on November 14, 2001
   o Alanco Annual Report on Form 10-KSB for the year ended June 30, 2001, previously filed with the SEC on September 28, 2001

All documents and reports filed by Alanco under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this proxy statement and on or prior to the date of the special meeting are deemed to be incorporated by reference in this proxy statement from the date of filing of these documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this proxy statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

The documents above and other Alanco reports, statements and filings also are available from us without charge via e-mail request to alanco@alanco.com, by calling the Company at (480) 607-1010 or by writing to the Company, to the attention of the Company's Corporate Secretary at 15900 N. 78th Street, Suite 101, Scottsdale, Arizona 85260.

                                APPENDIX A

                              ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT ("Agreement") is made and entered into as of the 23rd day of January, 2002, by and among ALANCO TECHNOLOGIES, INC., an Arizona corporation ("Alanco"), and TECHNOLOGY SYSTEMS INTERNATIONAL, INC., a Nevada corporation ("TSI").

RECITALS:

          The respective Boards of Directors of Alanco and TSI, have concluded that it is to their respective mutual advantage and benefit to effect a transaction whereby TSI shall transfer its business and substantially all of its assets to a wholly owned subsidiary of Alanco to be formed as provided herein ("Alanco Subsidiary") solely in exchange for voting shares of Alanco and the assumption by Alanco Subsidiary of certain liabilities of TSI in a transaction intended to qualify as a "reorganization" within the meaning of IRC Section 368(a)(1)(C) of the 1986 Code, it being contemplated by Alanco and TSI that TSI will thereafter, as an integral part of the transaction, distribute the shares of Alanco to TSI's shareholders in complete liquidation of TSI and dissolve.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions set forth in this Agreement, the parties agree as follows:

         1.0 Sale of Assets of TSI to Alanco Subsidiary. Upon and subject to the terms and conditions herein stated, Alanco, through Alanco Subsidiary agrees to acquire from TSI and TSI agrees to transfer, assign and convey to Alanco Subsidiary upon the Closing Date (as hereinafter defined), free and clear of all debts, liens and encumbrances (except as otherwise provided in this Agreement), all of the assets and properties of TSI (the "Assets") including all of the business, goodwill, assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of TSI, which are owned by TSI or in which TSI has any interest (including the right to use), accepting only the Excluded Assets and any of the foregoing which relate exclusively to the Excluded Assets. The Assets shall include, but are not limited to, the following:

         1.1 Inventories. All inventories, including, without limitation, inventory of raw materials, work in process, storehouse stocks, materials, supplies, finished goods and consigned goods owned by TSI or in which TSI has any interest, whether located on TSI's business premises, in transit to or from such premises, in storage facilities or otherwise. A complete current list of such Inventory acceptable to Alanco shall be delivered to Alanco at the Closing.

         1.2 Tangible Personal Property. All tangible personal property including all machinery, equipment, trucks, automobiles, furniture, supplies, spare parts, tools, stores and other tangible personal property owned by TSI or in which TSI has any interest, other than the Inventories. A complete current list of such Tangible Personal Property acceptable to Alanco shall be delivered to Alanco at the Closing.

         1.3 Intangible Personal Property. All intangible personal property including all intangible properties owned by TSI or in which TSI has any interest, including, but not limited to (i) the name "Technology Systems International" and any other registered or unregistered trademarks, service marks, trade names and slogans, all applications therefor, and all associated goodwill; (ii) all statutory, common law or registered copyrights, all applications therefore and all associated goodwill; (iii) all patents and patent applications, all associated technical information, shop rights, know-how, trade secrets, processes, operating, maintenance, and other manuals, drawings and specifications, process flow diagrams and related data, and all associated goodwill; (iv) all "software" and documentation thereof, (including all electronic data processing systems and program specifications, source codes, input data and report layouts and formats, records, files, layouts, or diagrams, functional specifications and narrative descriptions, or flow charts); (v) all other inventions, discoveries, improvements, processes, formulae (secret or otherwise), data, drawings, specifications, trade secrets, confidential information know-how and ideas (including those in possession of third-parties, but which are the property of TSI), and all drawings, records, books or other tangible media embodying the foregoing. A complete current list of such Intangible Personal Property acceptable to Alanco shall be delivered to Alanco at the Closing.

         1.4 Prepaid Items. All prepaid items including insurance deposits, municipal or local tax payments or deposits, utility deposits and the like, deferred charges, reserve accounts and other security or similar deposits owned by TSI or in which TSI has any interest. A complete current list of such Prepaid Items acceptable to Alanco shall be delivered to Alanco at the Closing.

         1.5 Licenses and Permits. All licenses and permits issued to TSI in which TSI has any interest.

         1.6 Contracts and Other Agreements. All contracts and other agreements, including contracts, agreements, warranties, guarantees, indentures, bonds, options, leases, subleases, easements, mortgages, plans, licenses, purchase orders, sales orders, commitments or binding arrangements of any nature whatsoever, express or implied, written or unwritten, and all amendments thereto, entered into by or binding upon TSI or to which any of its properties may be subject, other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets. A complete current list of such Contracts and Other Agreements acceptable to Alanco shall be delivered to Alanco at the Closing.

         1.7 Accounts Receivable. All accounts receivable of TSI, including all accounts, notes, accounts receivable, contract rights, drafts, and other forms of claims, demands, instruments, receivables and rights to the payment of money or other forms of consideration, whether for goods sold or leased, services performed or to be preformed, or otherwise, owned by TSI or in which TSI has any interest, together with all guarantees, security agreements and rights and interests securing the same. A complete current Accounts Receivable Aging Report acceptable to Alanco shall be delivered to Alanco at the Closing.

         1.8 Cash and Cash Equivalents. All cash and cash equivalents, including actual cash, bank accounts, certificates of deposits, banker's acceptances, United States Government (or agency) securities, or other securities owned by TSI or in which TSI has any interest, other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets.

         1.9 Tax Refunds. All of TSI's rights to refunds of all or any part of any taxes paid by TSI in relation to periods prior to the Closing Date.

         1.10 Books and Records. All books and records of TSI including ledgers, employee records, customer lists, files, correspondence, and other written records of every kind owned by TSI or in which TSI has any interest, other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets.

         1.11 Warranties. All warranties or other rights of TSI under express or implied warranties from suppliers or contractors with respect to the Assets to the extent assignable.

         1.12     Goodwill.  All goodwill of TSI as a going concern.

         1.13 Other Properties. All other properties, tangible and intangible, not otherwise referred to above which are owned by TSI or in which it has any interest, other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets.

         Excluded specifically from the Assets which TSI has agreed to sell to Alanco are the following Assets ("Excluded Assets") which shall be retained by
TSI:

         1.14 Corporate Records. The stock record books, the corporate seal, minute books and other documents and records relating to the organization of TSI, all of TSI's tax and information returns; all correspondence between TSI and its shareholders; and all other financial records of TSI which do not relate in any way to TSI's ownership and operation of the Assets or its business; provided, however, that upon reasonable notice from Alanco to TSI or its successors in interest based upon reasonable cause, TSI or its successors in interest shall provide Alanco with access at no charge to any of the foregoing described material and with copies of said documents.

         1.15 Agreement Rights. The rights of TSI under this Agreement, including the shares of Alanco stock to be received hereunder.

         1.16 Treasury Shares. Any shares of TSI's capital stock held in treasury.

         1.17 Claims Against Shareholders, Etc. All of TSI's claims, causes of action, chosen in action, and rights of set-off of any kind against or pertaining to its shareholders, officers and directors.

        2.0      Assumption of Liabilities.

         2.1 Assumed Liabilities. Upon and subject to the terms and conditions herein stated, Alanco agrees to assume as of the Closing Date and to pay, perform and discharge all the liabilities of TSI which are specifically set forth on Schedule 2.1 attached hereto and made a part hereof (the "Assumed Liabilities"). The Assumed Liabilities include obligations owed to EMS, inc, which obligations will be settled in part by Alanco issuing 1,000,000 shares of its Common Stock as well as its promissory notes aggregating $350,000 in accordance with an agreement between Alanco and EMS, Inc. The parties acknowledge that the Assumed Liabilities may change due to changes in TSI's liabilities prior to the Closing Date and that an updated list of Assumed Liabilities as of the Closing Date shall be delivered to Alanco upon the Closing Date, which updated list, upon approval by Alanco, shall become the Assumed Liabilities.

         2.2 Excluded Liabilities. All of the liabilities not specifically assumed by Alanco pursuant to paragraph 2.1 above shall remain the liabilities of TSI (the "Excluded Liabilities"). TSI agrees to indemnify and hold harmless Alanco, as well as its successors and assigns, from any and all claims, charges, liabilities and expenses, including reasonable attorney's fees, relating in any way to the Excluded Liabilities. The Excluded Liabilities include, but are not limited to the following:

                  (a) All obligations and liabilities with respect to employee wages and benefits, including specifically, employee stock options, unfunded employee benefit plan obligations, and any taxes related thereto accrued prior to the Closing Date or severance obligation for any personnel whose severance occurs prior to or on the Closing Date.

                  (b)  Any obligations of TSI to perform this Agreement.

                  (c) Any obligation or liability of TSI that is not accrued or incurred by TSI on or before the Closing Date. Notwithstanding the foregoing, Alanco shall pay for goods in transit to TSI as of the Closing Date upon their receipt.

                  (d) Any liability of TSI to its stockholders not set forth on Schedule 2.1.

                  (e) Any liability of TSI with respect to its outstanding shares or any warrants, obligations, or rights to purchase its shares.

                  (f) Any liability of TSI with respect to any options or warrants to purchase any of its capital stock.

                  (g) Any liability for taxes, except as may be expressly assumed hereunder.

                  (h) Any liability known or unknown, not assumed by Alanco under the provisions of Section 2.1 above.

         3.0 Consideration For Assets. In consideration of and in exchange for the transfer, assignment and conveyance of the Assets, in addition to the assumption of Assumed Liabilities, Alanco shall issue to TSI the number of shares of its common stock, no par value ("Common Stock"), and at such times as follows:

         3.1 Initial Payment at Closing. Alanco shall issues and deliver to TSI 6,000,000 shares of Common Stock at Closing.

         3.2 Second Payment Upon Achievement of $3,000,000 of Gross Profit From TSI Business. TSI's financial projections for calendar year 2002 are attached hereto as Exhibit "A" and incorporated herein by reference. As soon as reasonably possible after the Alanco Subsidiary, through operation of TSI's Assets and business to be acquired as contemplated herein (the "Business"), achieves an aggregate Gross Profit of $3,000,000 from the Business during calendar year 2002, Alanco shall issue and deliver to TSI (or to the TSI's shareholders if the right to receive the deferred payment of Common Stock has been assigned to them upon liquidation of TSI) an additional 5,000,000 shares of Common Stock.

         For purposes of this section 3.2 and sections 3.3 and 3.4 below, "Gross Profit" shall mean revenue received or to be received from sales of systems, products and services from the Business, less the cost of sales employed with respect to such sales, all as determined in accordance with generally accepted accounting principles (under the percentage of completion contract method where applicable), with royalty expenses included in cost of sales and the EMS Corporation surcharge up to a cumulative $500,000 excluded from cost of sales. Gross Profit shall not be benefited by write down of any beta test site property or inventory upon its subsequent disposition. Further, revenue from system sales and installation contracts shall be separately reported as contemplated in the TSI financial projections attached as Exhibit A. Alanco shall maintain accurate books and records covering all transactions relating to Gross Profit. No more than once per calendar quarter through the second calendar quarter of 2003, TSI and its duly authorized representatives shall have the right, upon reasonable notice and at reasonable times, to audit such records.

         3.3 Final Payment Upon Achievement of Additional Gross Profit From TSI Business. For each dollar of additional Gross Profit from the Business in excess of $3,000,000 achieved during calendar year 2002, Alanco shall issue and deliver to TSI (or to the TSI's shareholders if the right to receive the deferred payment of Common Stock has been assigned to them upon liquidation of TSI) an additional four (4) shares of Common Stock, up to the maximum of an additional 12,000,000 shares of Common Stock. All shares of Common Stock earned under this section 3.3 shall be issued by Alanco on a quarterly basis within sixty (60) days following the end of each calendar quarter occurring during the earning period.

         3.4 Final Payment Extension. In the event that the maximum number of additional shares of Common Stock as provided in section 3.3 above have not been earned by December 31, 2002 and both of the following have occurred: (i) at least $4,500,000 of Gross Profit was achieved during calendar year 2002 from the Business, and (ii) a minimum of $15,000,000 in gross sales of the Business have been contracted for (through binding contracts and/or purchase orders received) during calendar year 2002, then Gross Profit produced during the first quarter of calendar year 2003 in excess of $1,000,000 shall earn additional shares of Common Stock at the same rate of four (4) shares of Common Stock for each dollar of such additional excess Gross Profit; provided, however, that not more than the maximum of 12,000,000 shares of Common Stock shall be payable aggregately under sections 3.3 and this section 3.4.

         All shares of Common Stock earned under this section 3.4 shall be issued by Alanco within twenty (20) days following the end of first quarter of calendar year 2003.

         3.5 Registration of Shares. The Common Stock of Alanco to be issued to TSI hereunder shall be registered in accordance with the Registration Rights Agreement attached hereto as Exhibit B. Until so registered, said shares shall have the status of unregistered shares under the Securities Act of 1933 or any similar state securities laws, and may not be sold unless an exemption from such registration is available.

         3.6 Restrictions Concerning Resale. Notwithstanding the registration of the Common Stock, or any exemption available from such registration, no single holder of the Common Stock to be issued hereunder shall sell more Alanco Common Stock in any ninety (90) day period than the average weekly reported volume of trading for Alanco Common Stock on all national securities exchanges and/or through the automated quotation system of a registered securities association for the four calendar weeks preceding any sale thereof, and Alanco shall have the right to issue instructions to its transfer agent or take such other actions, including placing a restrictive legend upon share certificates, to assure that said resale limitation is honored.

         4.0 Representations and Warranties of TSI. TSI represents and warrants to Alanco as follows, and acknowledges and confirms that Alanco is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Alanco or on its behalf:

         4.1. Organization and Standing. TSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all of the requisite corporate power and authority and has all of the licenses, permits, authorities and consents that are necessary to own, operate and lease its properties and to carry on its business as now being conducted. TSI is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the property owned, leased or operated by TSI or the nature of the business conducted by TSI makes such qualification necessary. TSI is not a party to or subject to any agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any governmental authority or other person which imposes any restriction or otherwise affects in any material way the conduct of its business in any jurisdiction or location.

         4.2. Capitalization. Presently and at the Closing Date, the authorized capital of TSI consists solely of 35,000,000 shares of Common Stock, $0.001 par value, of which as of January 8, 2002, 22,953,415 shares have been validly issued and are outstanding. All issued shares of capital stock have been validly authorized and issued and are fully paid and nonassessable.

         4.3. Subsidiaries. TSI has no subsidiaries or affiliated companies and does not otherwise presently own or control, directly or indirectly, any other corporation, association, or other business entity.

         4.4. Authorization. TSI has all the requisite legal and corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of TSI and its officers, directors and stockholders necessary for the authorization, execution, delivery, and performance of all obligations of TSI under this Agreement has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of TSI, enforceable in accordance with its terms.

         4.5. Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of TSI in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby.

         4.6. Compliance with Other Instruments. TSI will not be, as a result of the execution, delivery or performance of this Agreement, in violation of or default under any provision of its Articles of Incorporation or By-laws, as amended and in effect on the date hereof, or of any provision of any instrument, contract or lease to which it is a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule, or governmental regulation applicable to TSI.

         4.7. Financial Statements. An audited balance sheet, income statement and statement of cash flows as of and for the six-month period ending June 30, 2001, and each of the fiscal years ending December 31, 2000 and 1999 (The "TSI Audited Financials"), and an unaudited balance sheet and income statement as of and for the period ending December 31, 2001, have been provided to Alanco (The "TSI Unaudited Financials"). The TSI Audited Financials and the TSI Unaudited Financials are hereinafter referred to collectively as the "TSI Financials."

         The TSI Audited Financials have been prepared in accordance with generally accepted accounting principles consistently applied, are true and correct and fairly present the financial position of TSI as of their respective dates and the results of its operations for the periods then ended. The TSI Unaudited Financials have also been prepared in accordance with generally accepted accounting principles consistently applied and are true and correct and fairly present the financial position of TSI as of their respective dates and the results of operations for the period then ended and contain all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation. TSI has established and will continue to maintain a standard system of accounting to be carried out and administered in accordance with generally accepted accounting principles. Except to the extent reflected or reserved against or disclosed in the TSI Financial Statements, as of their respective dates, TSI has not incurred any material liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, which under generally accepted accounting principles should have been so reflected or reserved against or disclosed.

         4.8 Undisclosed Liabilities. TSI has no liabilities or obligations, either absolute, accrued, contingent or otherwise, which individually or in the aggregate are materially adverse to the financial condition and business of TSI, which (i) have not been reflected in the TSI Financial Statements, (ii) have not been described in this Agreement or in any of the Schedules hereto, or (iii) have not been incurred in the ordinary course of business since December 31, 2001, consistent with past practices.

         4.9 Inventory. The inventory of TSI, as reflected in the Financial Statements, consists of a quality and quantity usable and saleable in the ordinary course of business. The inventory does not include any obsolete or discontinued items. The inventory is stored and/or located at premises owned or leased by TSI or at TSI's suppliers. The value at which TSI's inventory is reflected in the TSI Financial Statements is the cost thereof on a first-in, first-out basis and reflects write-offs or write-downs for damaged or obsolete items in accordance with the historical inventory policy and practices of TSI. TSI has not transferred inventory on consignment or granted return privileges to any purchaser of its goods, other than in the ordinary course of business.

         4.10 Accounts Receivable. No amount included in the accounts receivable of TSI as of December 31, 2001 or thereafter, has been released for an amount less than the value at which it was included or is or will be regarded as unrecoverable in whole or in part except to the extent there shall have been an appropriate bad debt reserve therefor. Such receivables are not, to the best knowledge of TSI, subject to any counterclaim, refusal to pay or setoff not reflected in the reserves set forth on the TSI Financial Statements.

         4.11. No Prebillings. TSI has not prebilled or received payment, and TSI will not prebill or receive payment, from any of its accounts for goods to be delivered or for services to be rendered or for expenses to be incurred subsequent to the Closing Date, other than in the ordinary course of business, which shall amount to not more than $5,000 as of the Closing Date. TSI does not book any such prebilling received as a sale, nor does it book any profit therefrom prior to its actual shipment of the products ordered.

         4.12.    Changes.  Since December 31, 2001:

                  (a) TSI has not entered into any transaction which was not in the ordinary course of business;

                  (b) There has been no adverse change in the condition (financial or otherwise), business, property, assets or liabilities of TSI other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been material;

                  (c) There has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) adverse to the business or operations of TSI;

                  (d) TSI has not increased the compensation of any of its officers or the rate of pay of their employees as a group, except as part of regular compensation increases in the ordinary course of business;

                  (e) There has been no resignation or termination of employment of any key officer or employee of TSI, and TSI does not know of any impending resignation or termination of employment of any such officer or employee that if consummated would have an adverse effect on the business of TSI;

                  (f) There has been no labor dispute involving TSI or any of its employees and none is pending or, to the best of TSI's knowledge, threatened;

                  (g) There have not been any changes, except in the ordinary course of business, in the contingent obligations of TSI, by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (h) There have not been any loans made by TSI to any of its employees, officers or directors other than travel advances and office advances made in the ordinary course of business;

                  (i) There has been no administrative agency charges or proceedings commenced involving, relating to or affecting the business of TSI; and
                  (j) There has been no other event or condition of any character pertaining to and materially adverse to the Assets or business of TSI.

         4.13 Title to Assets; Liens, etc. The Assets, both real, personal and mixed, tangible and intangible, necessary or useful to the operation of the business of TSI are in good condition and repair, ordinary wear and tear excepted, and suitable for the uses intended. The Assets are being maintained in a state of good repair, and, in all respects, comply with and are operated in conformity with all applicable laws, ordinances, regulations, orders, permits and other requirements relating thereto adopted or currently in effect. TSI has good and marketable title to the Assets, free and clear of all liens, other than the lien for current taxes not yet due and payable and liens for goods used in TSI's Michigan installations. The buildings and improvements owned or leased by TSI and the uses thereof do not contravene any zoning or building law or ordinance or violate any restrictive covenant. Each lease of real property creates a legal, valid and enforceable leasehold interest in favor of TSI, free and clear of all liens. No default or event of default on the part of TSI, as lessee or mortgagor, as the case may be, exists with respect to any lease or mortgage (and related loan documents) with respect to such real property.

         4.14     Patents and Other Intangible Intellectual Assets.

                  (a) Schedule 4.14 sets forth a complete and correct list of TSI's intellectual property, including but not limited to domestic and foreign patents, patent applications, written records of inventions, registered and unregistered trademarks, trade names, service marks, certification marks, copyrights and registration applications for the above, and licenses to and from third parties relating to any of the above.

                  (b) Except as set forth in Schedule 4.14, TSI (i) has legal and equitable title to, or has by license or other grant, the right to use, free and clear of all liens, all proprietary technology or information, patents, both domestic and foreign, all registered and unregistered trademarks, trade names, service marks, certification marks, copyrights, and applications for any and all of the above used in the conduct of its business as now conducted; (ii) does not, to the best of TSI's knowledge, infringe upon the patent, trademark, trade name, service mark, copyright or proprietary information rights of any third party in the conduct of its business as now conducted; (iii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to any patent, trademark, trade name, service mark, certification mark, copyright or proprietary technology or information with respect to the use thereof or in connection with the conduct of its business or otherwise; (iv) has not licensed or granted any rights to any third parties under its patents, trademarks, trade names, service marks, certification marks, copyrights or proprietary technology or information used in the conduct of its business; (v) has no notice, knowledge or belief that any of TSI's patents, trademarks, trade names, service marks, certification marks or copyrights are invalid, and all registrations, where filed, are subsisting and are registered in the name of TSI; and (vi) has no notice, knowledge or belief that any of the technology or information used in the conduct of its business was illegally obtained.

                  (c) TSI employs procedures in its daily operations to maintain the proprietary nature of, owns and has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes, computer software and documentation for such software and technical data required for or incident to the development, manufacture, operation and sale of all products and services sold by TSI, free and clear of any liens, including without limitation, all claims of current and former employees, consultants, officers, directors and stockholders of TSI.

         4.15. Contracts and Obligations. Set forth in Schedule 4.15 is a list of all material written and oral agreements, contracts, indebtedness, liabilities and other obligations to which TSI is a party or by which it is bound which (a) obligate TSI to share, license or develop any product or technology; (b) involve transactions or proposed transactions between TSI and its officers, directors, stockholders, affiliates or any affiliate thereof; (c) involve strategic arrangements or cooperation agreements; (d) involve commitments for inventory items or supplies in excess of $5,000; (e) are for a term longer than twelve (12) months; (f) are written distribution or dealer agreements; (g) are with the United States of America; or (h) involve receipts or expenditures by TSI greater than $50,000 in any twelve-month period. Copies of written, and summaries of oral, agreements, contracts, indebtedness, liabilities and obligations have been made available for inspection by Alanco. True and correct copies of the foregoing shall be delivered to Alanco at Closing. All such agreements are legal, valid and binding obligations and are in full force and effect in all respects. Except as set forth in Schedule 4.15, TSI has avoided every condition and has not performed any act the occurrence of which would result in TSI's loss of any right granted under any license, distribution or other agreement.

         4.16 Catalogs and Promotional Literature. Neither the use nor the distribution of any advertising or promotional materials, including catalogs, violates, infringes or conflicts with any statutory or common law copyright, trademark, or other intellectual, proprietary, personal or other right of any person. TSI has provided Alanco with, or made available to Alanco, copies of each catalog distributed by TSI during the past two (2) years.

         4.17 Conflicts of Interest; Transactions with Principals. No officer, director or stockholder of TSI and no affiliate (as defined under the Securities Act of 1933, as amended) of any such officer, director or stockholder has, either directly or indirectly, (a) an interest in any corporation, partnership, proprietorship, association or other person or entity which furnishes or sells services or products to TSI or which purchases services or products from TSI or whose services or products are similar to those furnished or sold by TSI, or (b) a beneficial interest in any contract, agreement or commitment to which TSI may be bound.

         4.18 Outstanding Indebtedness. TSI has no indebtedness for borrowed money (including deferred compensation) which TSI has directly or indirectly created, incurred, assumed or guaranteed, or with respect to which TSI has otherwise become directly or indirectly liable, other than as disclosed in
Schedule 4.18 or the TSI Financial Statements.

         4.19 Employees. Except as set forth in Schedule 4.19, TSI has no employment contracts with any of its employees which are not terminable at will or any consulting or independent contractor agreements with any individual or entity, and it does not have any collective bargaining agreements covering any of its employees. There are no employee or labor disagreements or union organization activities pending or threatened between TSI and its employees, and TSI is not a party to any union or collective bargaining agreement. TSI complied with all applicable federal and state equal employment opportunity laws and other laws related to employment. TSI is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with TSI (or Alanco if Alanco elects to employ said persons subsequent to the Closing Date), whether as a result of the transactions contemplated hereby or otherwise, nor does TSI have a present intention to terminate the employment of any of the foregoing (except subsequent to the Closing Date). To TSI's knowledge, no employee of TSI is in violation of any term of any employment contract, patent, proprietary information disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by TSI because of the nature of the business conducted by TSI or for any other reason, and the continued employment by TSI of its present employees will not result in any such violation.

         4.20     Employee Benefit Plans.

                  (a) No TSI Employee Benefit Plan (defined as "employee welfare benefit plans," as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other employee benefit arrangements or payroll practices, including, without limitation, sick leave, vacation pay, salary continuation for disability, severance hospitalization, medical insurance, and life insurance programs maintained by TSI, and "employee pension benefit plans," as defined in Section 3(2) of ERISA, maintained by TSI, including, without limitation, retirement, pension, savings, profit sharing, severance and stock purchase programs) is required to be qualified under ERISA or other applicable laws. There is no violation of ERISA with respect to the filing of any applicable reports, documents and notices regarding the Employee Benefit Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Employee Benefit Plans.

                  (b) TSI does not maintain retiree life or retiree health insurance plans which provide for continuing benefits or coverage for any participant or any beneficiary of a participant after termination of employment except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

                  (c) TSI is in compliance with the notice and continuation requirements of COBRA and the regulations thereunder.

                  (d) TSI has no formal plan or commitment, whether legally binding or not, to create any additional Employee Benefit Plans or arrangement or modify or change any existing Employee Benefit Plan, which would affect any employee or former employee of TSI.

                  (e) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any rights under any of the Employee Benefit Plans becoming exercisable by the holders thereof or result in the creation or vesting of any rights in such holder under any of the Employee Benefit Plans, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any director, officer, employee or former employee of TSI.

         4.21 Taxes. TSI has filed all federal, state, county, local and foreign tax returns, reports and forms for income, excise, social security, property, payroll, unemployment and other taxes which are required to be filed by it, including all sales tax returns with respect to direct sales made by TSI ("Tax Returns"). TSI has paid, or adequate provision has been made on the TSI Financial Statements for the payment of, all federal, state, county, local and foreign taxes, assessments, levies or duties, howsoever measured or imposed, and related interest and penalties, if any (collectively, "Taxes"). No Taxes in addition to those so paid or provided for shall be assessed or levied against or become due or payable by TSI on or after the Closing Date in respect to the period prior to and including the Closing Date, except as shall be paid by TSI. No unexpired waiver of the applicable statute of limitations with respect to any taxable year has been executed by TSI. There are no tax examinations or audits underway involving TSI.

         4.22 No Sales or Conveyance Tax Due. No sales, use or other transfer or conveyance taxes are or will become payable by any of the parties to this Agreement as a consequence of the execution, delivery or performance of this Agreement, other than taxes based upon the net income of the parties.

         4.23 Insurance. All Assets of TSI are covered by such fire, casualty, product liability, environmental liability and other insurance policies issued by reputable insurers as are customarily obtained to cover comparable properties and assets by businesses in the region in which the Assets are located, in amounts, scope and coverage which are reasonable in light of existing conditions. There are no outstanding written requirements or written recommendations by any insurance company that issued a policy with respect to any of the Assets, by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on or with respect to any of the Assets or requiring or recommending any equipment or facilities to be installed on or in connection with any of the Assets. TSI does not have any knowledge of any proposed increase therein and does not know of any conditions or circumstances applicable to its business which might result in such increase, except for those conditions generally applicable to the industry in which TSI is engaged in business. There are no material claims, actions, suits or proceedings arising out of or based upon any of such policies of insurance, and, to the knowledge of TSI, no basis for any such material claim, action, suit or proceeding exists. There are no notices of any pending or threatened terminations or substantial premium increases with respect to any of such policies, and TSI is in compliance with all conditions contained therein.

         4.24     Compliance With Laws.

                  (a) TSI is in full compliance with all laws, rules and regulations applicable to or affecting it or the conduct of its business and has secured all governmental licenses, permits and approvals necessary to its business.

                  (b) Other than sales tax licensing and corporate approvals to do business, no government licenses, permits or appraisals are otherwise issued to or relied upon by TSI to conduct its business.

         4.25 Litigation. Except as set forth in Schedule 4.25, there is no action, suit, arbitration, proceeding or investigation pending or threatened against TSI before any court or administrative agency, nor does TSI know or have any reason to know of any basis for any such action, proceeding or investigation. TSI has not received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is likely, from a legal standpoint, that it will incur any liability which may be material to its business.

         4.26 Full Disclosure; No Misrepresentation. TSI has fully provided Alanco with all the information which Alanco has requested for deciding whether to enter into this Agreement. Neither this Agreement nor any certificate or Schedule or other information furnished by or on behalf of TSI pursuant to this Agreement contains any untrue statement of a material fact or, when this Agreement and such certificates, Schedules and other information are taken in their entirety, omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         5.0 Representations and Warranties of Alanco. Alanco represents and warrants to TSI as follows, and acknowledges and confirms that TSI is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by TSI or on its behalf:
         5.1. Organization and Standing. Alanco is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, has all of the requisite corporate power and authority and has all of the licenses, permits, authorities and consents that are necessary to own, operate and lease its properties and to carry on its business as now being conducted and as proposed to be conducted. Alanco is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the property owned, leased or operated by Alanco or the nature of the business conducted by Alanco makes such qualification necessary. Neither Alanco nor any Subsidiary (as defined in Section 5.3) is a party to or subject to any agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any governmental authority or other person which imposes any restriction or otherwise affects in any material way the conduct of their business in any jurisdiction or location.

         5.2. Capitalization. All issued and outstanding shares of capital stock of Alanco have been validly authorized and issued and are fully paid and nonassessable. At Closing, the authorized capital of Alanco will consist solely of (i) one hundred million (100,000,000) shares of Common Stock, of which, as of January 21, 2001, 10,220,100 shares were validly issued and outstanding, fully paid and nonassessable, (ii) five million (5,000,000) shares of Class A Cumulative Convertible Preferred Shares, none of which are issued and outstanding, and (iii) twenty million (20,000,000) shares of Class B Cumulative Preferred Shares, none of which are issued and outstanding.

         5.3. Subsidiaries. Except for Arraid, Inc., an Arizona corporation, SanOne, Inc., an Arizona corporation, Excel/Meridian Data, Inc., an Arizona corporation, and Fry Guy, Inc., a Nevada corporation (each a "Subsidiary" and together the "Subsidiaries"), Alanco has no subsidiaries or affiliated companies and does not otherwise presently own or control, directly or indirectly, any other corporation, association, or other business entity. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its incorporation and is wholly owned by Alanco. Each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the property owned, leased or operated by the Subsidiary or the nature of the business conducted by the Subsidiary makes such qualification necessary. Each Subsidiary has all the requisite corporate power, authority, licenses and permits that are necessary to own, operate and lease its properties and to carry on its business as now being conducted.

         5.4. Validity of Common Stock. The Alanco Common Stock, when issued, sold and delivered to TSI in accordance with this Agreement for the consideration expressed herein, will be validly issued, fully paid and nonassessable and will be free and clear of all liens.

         5.5 Authorization. Alanco has all the requisite legal and corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of Alanco and its officers, directors and stockholders necessary for the authorization, execution, delivery, and performance of all obligations of Alanco under this Agreement and for the authorization, issuance and delivery of the Common Stock being issued and sold under this Agreement by Alanco has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Alanco, enforceable in accordance with its terms.
         5.6 Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Alanco in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby other than filing of a notice of issuance of the Common Stock with NASDAQ. Based in part upon the accuracy of the Buyer's representations and warranties as set forth in Section 6.1, the sale and issuance of the Common Stock by Alanco in conformity with the terms of this Agreement is exempt from the registration requirements of all applicable federal and state securities laws.

         5.7 Compliance with Other Instruments. Neither Alanco nor any Subsidiary will be, as a result of the execution, delivery or performance of this Agreement, in violation of or default under any provision of its Articles of Incorporation or By-laws, as amended and in effect on date hereof, or of any provision of any instrument, contract or lease to which it is a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule, or governmental regulation applicable to Alanco or any Subsidiary.

         5.8 Financial Statements. A consolidated audited balance sheet, income statement and statement of cash flows as of and for the fiscal year ending June 30, 2001 (the Alanco Audited Financials"), with related opinion of Alanco's independent public accountants, and a consolidated unaudited balance sheet and income statement as of and for the period ending December 31, 2001 (the "Alanco Unaudited Financials"), have been provided to TSI. The Alanco Audited Financials and the Alanco Unaudited Financials are hereinafter referred to collectively as the "Alanco Financials."

         The Alanco Audited Financials have been prepared in accordance with generally accepted accounting principles consistently applied, are true and correct and fairly present the financial position of Alanco and its Subsidiaries as of their respective dates and the results of their operations for the periods then ended. The Alanco Unaudited Financials have also been prepared in accordance with generally accepted accounting principles consistently applied and are true and correct and fairly present the financial position of Alanco and its Subsidiaries as of their respective dates and the results of operations for the period then ended and contain all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation. Alanco and its Subsidiaries have established and will continue to maintain a standard system of accounting to be carried out and administered in accordance with generally accepted accounting principles. Except to the extent reflected or reserved against or disclosed in the Alanco Financial Statements, as of their respective dates, neither Alanco nor any Subsidiary has incurred any material liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, which under generally accepted accounting principles should have been so reflected or reserved against or disclosed (including, without limitation, all liabilities to vendors and customers of Alanco and its Subsidiaries).

         5.9 Undisclosed Liabilities. Neither Alanco nor any Subsidiary has any liabilities or obligations, either absolute, accrued, contingent or otherwise, which individually or in the aggregate are materially adverse to the financial condition and business of Alanco or its Subsidiaries, which (i) have not been reflected in the Alanco Financial Statements, (ii) have not been described in this Agreement or in any of the Schedules hereto, or (iii) have not been incurred in the ordinary course of business since December 31, 2001, consistent with past practices.

         5.10 Changes. Except as set forth in Schedule 5.10, since December 31, 2001:
          (a) Neither Alanco nor any subsidiary has entered into any transaction which was not in the ordinary course of business;

         (b) There has been no adverse change in the condition (financial or otherwise), business, property, assets or liabilities of Alanco or any Subsidiary other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been material;

         (c) There has been no damage to, destruction of or loss of physical property (whether or not covered by insurance)adverse to the business or operations of Alanco or any Subsidiary;

         (d) Neither Alanco nor any Subsidiary has declared or paid any dividend or made any distribution on its stock;

         (e) There has been no litigation or administrative agency charges or proceedings commenced involving, relating to or affecting their business; and

         (f) There has been no other event or condition of any character pertaining to and materially adverse to the assets or business of Alanco and its Subsidiaries.

         5.11 Title to Properties and Assets; Liens, etc. The properties and assets of Alanco and its Subsidiaries, both real, personal and mixed, tangible and intangible, necessary or useful to the operation of their business are in good condition and repair, ordinary wear and tear excepted, and suitable for the uses intended. The properties and assets are being maintained in a state of good repair, and, in all respects, comply with and are operated in conformity with all applicable laws, ordinances, regulations, orders, permits and other requirements relating thereto adopted or currently in effect.

         5.12 Taxes. Alanco and its Subsidiaries have filed all federal, state, county, local and foreign tax returns, reports and forms for income, excise, social security, property, payroll, unemployment and other taxes which are required to be filed by them, including all sales tax returns with respect to direct sales made by Alanco or its Subsidiaries ("Tax Returns"). Alanco and its Subsidiaries have paid, or adequate provision has been made on the Alanco Financial Statements for the payment of, all federal, state, county, local and foreign taxes, assessments, levies or duties, howsoever measured or imposed, and related interest and penalties, if any (collectively, "Taxes"). No unexpired waiver of the applicable statute of limitations with respect to any taxable year has been executed by Alanco or its Subsidiaries. There are no tax examinations or audits underway involving Alanco or any Subsidiary.

         5.13  Compliance With Laws.

         (a) Alanco and its Subsidiaries are in full compliance with all laws, rules and regulations applicable to or affecting them or the conduct of their business and have secured all governmental licenses, permits and approvals necessary to their business.

         (b) Other than sales tax licensing and corporate approvals to do business, no government licenses, permits or appraisals are otherwise issued to or relied upon by Alanco or its Subsidiaries to conduct their business.

         5.14 Filings. Alanco has previously delivered to TSI an accurate and complete copy of each final registration statement, report and definitive proxy statement, together with all amendments or supplements required to be made with respect thereto, filed since June 30, 1997 and prior to the date hereof by Alanco with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively, the "Company Reports"). Alanco Reports: (i) comply as to form with the requirements of the Exchange Act, and the regulations promulgated thereunder; (ii) contain all exhibits required to be included therein by the Exchange Act and the regulations promulgated thereunder; and (iii) do not contain any misstatement of a material fact or omit to state any material fact necessary, in light of the circumstances under which they were made, to make such statements not misleading.

         5.15 Litigation. There is no material action, suit, arbitration, proceeding or investigation pending or threatened against Alanco or any Subsidiary before any court or administrative agency, nor does Alanco, after due investigation, know or have any reason to know of any basis for any such action, proceeding or investigation. Neither Alanco or its Subsidiaries have received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is likely, from a legal standpoint, that it will incur any liability or disadvantage which may be material to their business.

         5.16 Full Disclosure; No Misrepresentation. Alanco has fully provided TSI with all the information which TSI has requested for deciding whether to enter into this Agreement and all information which Alanco believes is reasonably necessary to enable TSI to make such decision. Neither this Agreement nor any certificate or Schedule or other information furnished by or on behalf of Alanco pursuant to this Agreement contains any untrue statement of a material fact or, when this Agreement and such certificates, Schedules and other information are taken in their entirety, omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         6.0  Private Placement Status; Representations and Warranties of TSI.

         6.1 TSI represents and warrants as follows and acknowledges and confirms that Alanco is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Alanco or on its behalf:

                  (a) TSI has such knowledge and experience in financial and business matters, or has relied upon advisors who are so qualified, that it is capable of evaluating the merits and risks of the investment in Alanco as contemplated by this Agreement and is able to bear the economic risk of such investment for an indefinite period of time. TSI and the TSI Shareholders have been furnished access to such information and documents as they have requested and have been afforded an opportunity to ask questions of and receive answers from representatives of Alanco concerning the business and financial condition of Alanco and the terms and conditions of this Agreement and the issuance of securities contemplated hereby.

                  (b) TSI is acquiring the Common Stock of Alanco for investment for its own account and to transfer the same to its shareholders in connection with the liquidation of TSI. TSI understands that the Common Stock of Alanco to be issued to TSI hereunder has not been registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the accuracy of TSI's representations expressed herein.

                  (c) TSI acknowledges that, until registered pursuant to the Registration Rights Agreement attached hereto as Exhibit B, the Common Stock of Alanco may not be sold or offered for sale in the absence of an effective registration statement as to such securities under said Act and any applicable state securities laws or an exemption from such registration is available.

                  (d) TSI has received from Alanco and has reviewed the following public disclosure documents and reports of Alanco: Alanco's 2001 Annual Report including Form 10KSB, Alanco's Proxy Statement delivered to its shareholders for the Annual Meeting of Shareholders held December 14, 2001, and Alanco's Form 10-Q for the Quarter ended September 30, 2001. TSI has had an opportunity to discuss the business, management and financial affairs of Alanco and its Subsidiaries with their management and an opportunity to review the facilities of Alanco and its Subsidiaries.

                  (e) TSI and the TSI Shareholders (other than some of the TSI employees not in excess of 35) are accredited investors within the meaning ascribed to such term in Regulation D of the Securities Act of 1933, and possess such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of a prospective investment in the Common Stock of Alanco and capable of bearing the economic risks of such investment.

                  (f) TSI has been solely responsible for its "due diligence" investigation of Alanco and its management and business, for the analysis of the merits and risks of an investment in the Common Stock of Alanco; that in taking any action or performing any role relative to the arranging of the investment, has acted solely in its interest, and that neither it nor any of its agents or employees have acted as an agent of Alanco or any subsidiary, or as an issuer, underwriter, broker, dealer or investment advisor relative to the Common Stock of Alanco.

         6.2. Legend. Each certificate representing the Common Stock of Alanco shall be endorsed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS COVERING SUCH SECURITIES, OR THE ISSUER RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT ANOTHER EXEMPTION FROM REGISTRATION IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESALE VOLUME LIMITATIONS SET FORTH IN THE ACQUISITION AGREEMENT PURSUANT TO WHICH THEY WERE ACQUIRED, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

Alanco shall not register a transfer of the Common Stock of Alanco unless the conditions specified in the foregoing legend are satisfied. Alanco may instruct its transfer agent not to register the transfer of any of such securities, unless the conditions specified in the foregoing legend are satisfied.

         7.0 Bulk Sales Law. Based upon the warranties and representations of TSI contained herein, and the assumption of the Assumed Liabilities by
Alanco, Alanco waives compliance with the Arizona bulk sales law.

         8.0      Pre-Closing Covenants.

         8.1 Access to Information; Confidentiality. (a) From the date hereof to the Closing Date, TSI will (i) afford to representatives of Alanco, including its counsel and auditors, during normal business hours, access to any and all of the Assets and information with respect to the business so that Alanco may have a reasonable opportunity to make such a full investigation of the Assets and of the business in advance of the Closing Date as it shall reasonably desire, and
(ii) cause the directors and officers of TSI to confer with representatives of Alanco and will furnish to Alanco, either orally or by means of such records, documents, and memoranda as are available or reasonably capable of preparation, such information as Alanco may reasonably request, and TSI will furnish to Alanco's auditors all consents and authority that they may reasonably request in connection with any examination of TSI by Alanco.

                  (b) Alanco hereby acknowledges that any TSI information provided to Alanco by TSI that has been designated as confidential and proprietary (the "Confidential Information"), shall be kept in confidence by Alanco, and Alanco shall use the Confidential Information solely for the purposes of completing its due diligence inquiry pursuant to this Agreement. Alanco hereby agrees not to disclose the Confidential Information to any person except those of its employees and advisors who have a reasonable need to know such information to advise Alanco in connection with the transactions contemplated hereby. This Section 8.1(b) shall be inoperative as to such portions of Confidential Information which (i) are or become generally available to the public, other than as a result of a disclosure by Alanco or its employees or advisors; (ii) become available to Alanco on a non-confidential basis from a third party who has the right to disclose the same; or (iii) were known to Alanco on a non-confidential basis prior to its disclosure by TSI or one of its representatives.

         8.2 Interim Operations of the Business. Except as provided in Schedule 8.2, TSI hereby covenants and agrees that between the date hereof and the Closing Date, without the prior written consent of Alanco:

                  (a) TSI shall conduct its business diligently and in the ordinary course and in accordance with past practice, and use its best efforts to (i) preserve its business organization intact, and (ii) keep available the services of its present employees.

                  (b)      TSI shall not mortgage or encumber any Asset.

                  (c) All Assets shall be used, operated, maintained and repaired in accordance with normal and prudent business practices.

                  (d) TSI shall use its best efforts to preserve TSI's relationships and goodwill with its customers, suppliers, licensors and others having business relationships with TSI.

                  (e) TSI shall (i) maintain all Assets in substantially the same condition as they are now (reasonable wear and tear, which are not such as to adversely affect the operation of its business, excepted), (ii) maintain insurance upon the Assets and with respect to the conduct of the business, all such insurance to be comparable in amount, scope and coverage to that in effect on the date of this Agreement, and (iii) give Alanco immediate written notice of any material damage to TSI's Assets by fire or other casualty.

                  (f) TSI shall maintain its books, records and accounts in the usual, regular and ordinary manner, on a basis consistent with prior periods, and shall not make any changes in the accounting methods or practices followed by TSI or any change in the depreciation or amortization policies or rates theretofore adopted or applied.

                  (g) TSI shall duly comply with all laws applicable to it, the Assets and the conduct of its business.

                  (h) TSI shall perform all of its obligations without default.

                  (i) TSI shall not grant any power of attorney with respect to its business or the Assets.

                  (j) TSI shall not enter into any new material contracts or agreements, or cancel, amend, modify adversely, waive any material rights under, assign, encumber or terminate any of the existing contracts or agreements.

                  (k) TSI shall not (i) make any loan, or otherwise extend credit to any person, firm or corporation, (ii) give any guarantee or indemnity, or make any other similar commitment with respect to a debt or other liability of any person, firm or corporation, or (iii) pay, discharge or satisfy any liability for borrowed money other than the payment, discharge or satisfaction other than in the ordinary and regular course of business.

                  (l) TSI shall not, directly or indirectly, sell, lease or otherwise dispose of any of the Assets or make any capital expenditures, except in the ordinary course of business and consistent with the past practices of TSI, or acquire any other business.

                  (m) TSI shall not increase the compensation payable or to become payable to any employee, officer or director of TSI.

                  (n) TSI will not authorize or permit: (i) the Articles of Incorporation or By-Laws of TSI to be amended, (ii) the merger, consolidation or other combination of TSI with any other entity, (iii) the character of its business to be changed, (iv) TSI to issue, sell or deliver, or authorize the issuance, sale or delivery of, or redeem, any shares of any class of its capital stock or any securities convertible into or exercisable or exchangeable for any such shares, or any warrants, calls, options, stock appreciation rights or other rights calling for the issuance, sale or delivery of any such shares or convertible, exercisable or exchangeable securities, (v) TSI to pay any dividend or other distribution with respect to its capital stock, other than regularly scheduled dividends consistent with past practices or redeem or repurchase any of the capital stock, or (vi) TSI to organize a subsidiary.

                  (o) TSI shall not write-down, cancel or forgive, in full or in part, any accounts or notes receivable of TSI, other than in the ordinary course of business.

                  (p) TSI will not engage in any transaction which would be inconsistent with any representation, warranty or covenant of TSI set forth herein or which would cause a breach of any such representation, warranty or covenant.

         8.3. No Public Disclosure. The parties hereto hereby covenant and agree that they shall not publicly disclose the existence of this Agreement or the terms (including, without limiting the generality of the foregoing, the Purchase Price) of the transactions contemplated by this Agreement except: (i) with the prior written consent of the other parties, (ii) if such disclosure is compelled by an order of a court or governmental agency having competent jurisdiction, and after consultation by the disclosing party with the other parties, (iii) if such disclosure shall be determined by such party's counsel to be required or necessary for purposes of such party's compliance with applicable stock exchange regulations or foreign, federal or state securities laws and the rules and regulations promulgated thereunder, and after consultation by such party with the other parties (including appropriate news releases required by such authorities with respect to Alanco's Common Stock), (iv) if such disclosure is required by lawful discovery in any judicial proceeding, and after consultation by the disclosing party with the other parties, or (v) in any action by any party to enforce this Agreement.

         9.0 Agreement Expenses. Each of the parties shall bear its own expenses in connection with the transactions covered or contemplated by this Agreement, including attorneys and accountants fees, and each represents and warrants to the other that there is no broker, agent or other person entitled to compensation or a fee in connection with this Agreement or with the transactions contemplated hereby, except such fees or compensations as each of the parties is hereby representing and warranting that it is exclusively liable to pay.

         10.0  Conditions Precedent to Closing.

         10.1. Conditions to the Obligations of Alanco. The performance of the obligations of Alanco hereunder is subject to the fulfillment, or waiver by Alanco, on or before the Closing Date of the following conditions:

                  (a) Authorization by Alanco Shareholders. Alanco shall have received approval of its shareholders with respect to the issuance of its Common Stock as contemplated herein.

                  (b) Authorization of TSI. All corporate action necessary to authorize the execution, delivery and performance of this Agreement by TSI and the consummation of the transactions contemplated hereby shall have been duly and validly taken by TSI, and TSI shall have full power and right to consummate the transactions contemplated hereby.

                  (c) Conduct of Business in Ordinary Course. To the Closing Date, TSI shall have conducted its business only in the ordinary course, consistent with the past practices of TSI, the limitations of Section 8.2, and the other covenants and representations made by TSI herein, except for actions expressly permitted by this Agreement, matters incident to carrying out this Agreement, or such further matters as may be consented to in writing by Alanco.

                  (d) Consents and Approvals. TSI shall have obtained all consents and approvals and waivers and given such notices as may be necessary to consummate the transactions contemplated hereby, including but not limited to the consent to the transactions contemplated hereby of the parties to all material agreements under which TSI would otherwise be in default as a result of the transactions contemplated hereby. All consents, authorizations, orders or approvals of, and filings or registrations with, any federal, state or local governmental commission, board or other regulatory body which is required for or in connection with the execution, delivery, and performance of this Agreement by TSI and the consummation of the transactions contemplated hereby shall have been obtained.

                  (e) No Litigation or Legislation. No federal, state, local or foreign statute, rule or regulation shall have been enacted or litigation, proceeding, government inquiry or investigation commenced or threatened which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions or adversely affects the desirability of consummating the transactions contemplated hereby and thereby.

                  (f) Accuracy of Representations and Warranties. Each of the representations and warranties of TSI set forth in Sections 4 and 6 hereof shall be true and correct in all material respects on and as of the Closing Date.
                  (g) Delivery of Closing Documents. Alanco shall have received the closing documents set forth in Section 12.1 hereof.

                  (h) Due Diligence. Alanco shall be satisfied in its sole discretion with its due diligence inquiry of TSI, its business and the Assets.

                  (i) No Adverse Change. There shall not have occurred a material adverse change to TSI, its business, or the Assets.

         10.2. Conditions to the Obligations of TSI. The performance of the obligations of TSI hereunder is subject to the fulfillment, or waiver by TSI, on or before the Closing Date of the following conditions:

                  (a) Authorization by TSI Shareholders. TSI shall have received approval of its shareholders with respect to the transactions contemplated herein.

                  (b) Authorization of Alanco. All action necessary to authorize the execution, delivery and performance of this Agreement by Alanco, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by Alanco, and Alanco shall have full power and right to consummate the transactions contemplated hereby.

                  (c) Delivery of Closing Documents. TSI shall have received the closing documents set forth in Section 12.2 hereof.

                  (d) No Litigation or Legislation. No federal, state, local or foreign statute, rule or regulation shall have been enacted or litigation, proceeding, government inquiry or investigation commenced or threatened which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions or adversely affects the desirability of consummating the transactions contemplated hereby.

                  (e) Accuracy of Representations and Warranties. Each of the representations and warranties of Alanco set forth in Section 5 hereof shall be true and correct in all respects on and as of the Closing Date.

         10.3. Option to Terminate. Only in the event any of the conditions precedent to the obligation of the parties to consummate the transactions contemplated hereby as set forth in sections 10.1 and 10.2 above is not satisfied and/or waived on or before the Closing Date, then the party whose obligation is subject to such conditions shall have the right to terminate this Agreement by written notice to the other party. The other party shall have five
(5) business days from the receipt of such notice to cure the defect. If the defect has not been cured by the end of the fifth business day from receipt of the notice, neither of the parties to this Agreement shall have any further liability or obligation to the other hereunder, unless otherwise specifically stated, provided, however, any termination of this Agreement by TSI is subject to the obligations of TSI to pay a termination fee to Alanco pursuant to the Loan Agreement between the parties.

         11.0 Closing. The closing ("Closing") shall occur at the offices of Alanco,15900 North 78th Street, Suite 101, Scottsdale, Arizona 85260 on February 28, 2002, or such other time as the parties mutually agree (the "Closing Date"). The Closing shall constitute the acts which take place on the Closing Date by which the transactions contemplated by this Agreement are consummated. Notwithstanding the actual Closing Date, for all accounting purposes the closing shall be deemed to be effective as of February 1, 2002.

         12.0 Closing Documents. On the Closing Date, the parties shall exchange documents as follows:

         12.1. Delivery by TSI.  TSI shall deliver to Alanco:

                  (a) A copy of the resolutions duly adopted by the Board of Directors and shareholders of TSI authorizing and approving the execution, delivery and performance of this Agreement, and the execution and delivery of any and all other documents and agreements contemplated hereunder and thereunder, certified by the Secretary of TSI.

                  (b) A certificate signed by an authorized officer of TSI to the effect that TSI has fully performed all of its pre-closing commitments hereunder and that all its warranties and representations contained herein continue to be true and accurate as of the Closing Date.

                  (c) The opinion of counsel to TSI dated as of the Closing Date to Alanco to the following effect:

                           (1) TSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is entitled to own its properties and to carry on its business in the places where such properties are located and where such business is being conducted.

                           (2) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of TSI and this Agreement has been duly executed and delivered by TSI and constitutes a valid and binding obligation of TSI in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights and the remedies of specific performance and injunction and other forms of equitable relief which may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. No further corporate authorization or by any other person is necessary with respect to the execution and delivery of this Agreement by TSI or its obligations hereunder.

                  (3) To the best of said counsel's knowledge TSI has the right to transfer the business, properties and assets as set forth in paragraph 1.0 hereof to Alanco pursuant hereto.

                  (4) Except as may be specified by such counsel, they do not know of any litigation, proceeding or governmental investigation pending or threatened against, or relating to, TSI or TSI's properties or business or the transactions contemplated under this Agreement.

                  (d) The Assets to be conveyed pursuant hereto shall be conveyed by bills of sale, assignments or other instruments of transfer as shall be appropriate to carry out the intent of this Agreement and as shall be sufficient to convey to Alanco all of the rights, title and interest of TSI in and to the Assets to be conveyed hereunder.

                  (e) Such further instruments or documents as Alanco or its counsel may reasonably request to assure the effective carrying out of the transactions contemplated hereby.

         12.2.    Delivery by Alanco.  Alanco shall deliver to TSI:

                  (a) A copy of the resolutions duly adopted by the Board of Directors of Alanco authorizing and approving the execution, delivery and performance of this Agreement, and the execution and delivery of any and all other documents and agreements contemplated hereunder and thereunder, certified by the Secretary or an Assistant Secretary of Alanco.

                  (b) A stock certificate representing 6,000,000 shares of Alanco Common Stock issued in the name of TSI. The stock certificate shall contain a restrictive legend to the effect that the shares represented by said certificate have not been registered under either the federal or state securities laws and are not transferable except pursuant to an exemption from said securities laws or subsequent registration of said shares.

                  (c) A certificate signed by an authorized officer of Alanco to the effect that Alanco has fully performed all of its pre closing commitments hereunder and that all of its warranties and representations contained herein continues to be true and correct as of the Closing Date.

                  (d) The opinion of counsel to Alanco dated as of the Closing Date to TSI to the following effect:

                           (1) Alanco is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and is entitled to own its properties and to carry on its business in the places where such properties are located and where such business is being conducted

                           (2) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Alanco and this Agreement has been duly executed and delivered by Alanco and constitutes a valid and binding obligation of Alanco in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights and the remedies of specific performance and injunction and other forms of equitable relief which may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. No further corporate authorization or by any other person is necessary with respect to the execution and delivery of this Agreement by Alanco or its obligations hereunder.

                           (3) Except as may be specified by such counsel, they do not know of any material litigation, proceeding or governmental investigation pending or threatened against, or relating to, Alanco or Alanco's properties or business or the transactions contemplated under this Agreement.

                           (4) The shares of Alanco Common Stock to be issued to TSI, when issued, shall be fully paid, non assessable, and validly issued.

                  (e)      The Registration Rights Agreement.

                  (f) Such further instruments or other documents as TSI or its counsel may reasonably request to assure the effective carrying out of the transactions contemplated hereby.

         12.3 Form of Closing Documents. All closing documents shall be in form and substance reasonably satisfactory to counsel for the respective parties.

         12.4 Additional Documents. The parties further agree that at any time subsequent to the date hereof, they will, upon request and at the expense of the requesting party, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, powers of attorney or assurances as may be required for the better assigning, transferring, granting, conveying and assuring to the parties any of the properties and assets to be conveyed pursuant hereto.

         13.0 Post-Closing Covenant. TSI shall immediately following the Closing cause its registered corporate name to be changed to a name other than one using "Technology Systems International."

         14.0     Indemnification.

         14.1 TSI . TSI agrees to and does hereby indemnify, and hold harmless Alanco, its directors, officers, employees and agents, against and in respect to any claims, losses, expenses, obligations and liabilities, including reasonable attorney's fees, which arise or result from or relate to any breach of or failure by TSI to perform any of its warranties, representations, guarantees, commitments, covenants, or conditions under this Agreement. TSI shall remain liable for all claims, liabilities, debts, defaults and obligations, whether or not known, which are not expressly assumed hereunder by Alanco and TSI shall defend at its entire expense, including reasonable attorney's fees and other costs of litigation, and indemnify and hold harmless Alanco against any and all such claims, debts, defaults, obligations, liabilities or suits.


         14.2 Alanco. Alanco agrees to and hereby indemnifies and holds harmless TSI, its officers, directors, employees and agents, against and in respect to any claims, losses, expenses, costs, obligations and liabilities, including reasonable attorney's fees, which TSI, its officers, directors, employees and agents may incur or suffer by reason of the breach or failure by Alanco to perform any of its warranties, representations, guarantees, commitments or covenants in this Agreement, or by reason of any act or omission of Alanco subsequent to the Closing Date which constitutes a breach or default hereunder.

         15.0 Benefits of this Agreement. Nothing in this Agreement shall be construed to give any benefits to any person (including, without limiting the generality of the foregoing, any present or former employee of TSI) or corporation or other entity, other than TSI, Alanco and Alanco Subsidiary, and this Agreement shall be for the sole and exclusive benefit of TSI, Alanco and Alanco Subsidiary.

         16.0 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors, heirs, executors, administrators and permitted assigns of the parties hereto. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties.

         17.0 Notices. Any notice from one party to the other shall be given in writing and be deemed given when delivered in person, or on the next business day after being sent by a nationally recognized overnight courier service, or on the second business day following deposit in the U.S. Mail system if sent by certified mail, postage prepaid, and in each case addressed to the recipient at the address listed below or to such other person and/or address as may be designated from time to time in writing:

         (a)      if to TSI:

                  15575 North 83rd Way, Suite 4
                  Scottsdale, Arizona 85260

                  with a copy to:

                  Lynne Bolduc, Esq.
                  Oswald & Yap
                  16148 Sand Canyon Avenue
                  Irvine, CA 92618


         (b)      if to Alanco:

                  15900 North 78th Street, Suite 101
                  Scottsdale, Arizona 85260
                  Attn: Robert R. Kauffman, President

                  with a copy to:

                  Steven P. Oman, Esq.
                  14001 N. 50th Street
                  Scottsdale, Arizona 85254

         18.0 Severability. In the event any covenant, condition or other provision of this Agreement is held to be invalid or unenforceable by a final judgment of a court of competent jurisdiction, then such covenant, condition or other provision shall be automatically terminated and performance thereof waived, and such invalidity or unenforceability shall in no way affect any of the other covenants, conditions or provisions hereof, and the parties hereto shall negotiate in good faith to agree to such amendments, modifications or supplements of or to this Agreement or such other appropriate actions as, to the maximum extent practicable, shall implement and give effect to the intentions of the parties as reflected herein.

         19.0 Entire Agreement. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof and there are no representations or understandings between the parties except as provided herein. This Agreement may not be amended or modified in any way except by a written amendment to this Agreement duly executed by the parties.

         20.0 Waiver. No waiver of a breach of, or default under, any provision of this Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

         21.0 Applicable Law. This Agreement shall be governed by and construed (both as to validity and performance) and enforced in accordance with the laws of the State of Arizona.

         22.0 Attorneys' Fees. In any action brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs as determined by the court and not the jury.

         23.0 Equitable Relief. The parties agree that the remedies at law for any breach of the terms of this Agreement are inadequate. Accordingly, the parties consent and agree that an injunction may be issued to restrain any breach or alleged breach of such provisions. The parties agree that terms of this Agreement shall be enforceable by a decree of specific performance. Such remedies shall be cumulative and not exclusive, and shall be in addition to any other remedies which the parties may have at law or in equity.

          24.0 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument. No party shall be bound until each party has signed at least one (1) such counterpart.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their respective names as of the day and year first above written.



TECHNOLOGY SYSTEMS INTERNATIONAL, INC.
a Nevada corporation


By: ____________________________________
         Greg Oester, Chief Executive Officer




0ALANCO TECHNOLOGIES, INC.
an Arizona corporation


By: ____________________________________
         Robert R. Kauffman, Chairman and
               Chief Executive Officer

Schedule                            Description

2.1                                         Assumed liabilities
4.14                                        Intellectual Property
4.15                                        Material Contracts
4.19                                        Employment Contracts
4.25                                        Litigation
5.10                                        Changes

Exhibit                                     Description

A                                           TSI Proforma
B                                           Registration Rights Agreement

                                  APPENDIX B

                 THE POWERS, PREFERENCES, RIGHTS AND LIMITATIONS
                      OF THE SERIES OF THE PREFERRED STOCK
                                       OF
                            ALANCO TECHNOLOGIES, INC.

                                   DESIGNATED
                      SERIES B CONVERTIBLE PREFERRED STOCK


         The series designated "Series B Convertible Preferred Stock" of the Company's Class A Cumulative Convertible Preferred Shares, to be issued as the Board of Directors may determine, shall have the following preferences, rights and limitations in addition to those applicable generally to the preferred stock of the Company:

         (a) Number of Authorized Shares in Series. There shall be a total of 500,000 authorized shares of Series B Convertible
Preferred Stock.

         (b) Priority. The Series B Convertible Preferred Stock shall have a priority ranking superior to the Common Stock of the Company and all other series of Preferred Stock of the Company with respect to payment of dividends and upon dissolution, liquidation and winding-up of the Company.

         (c) Dividends. Holders of shares of Series B Convertible Preferred Stock shall be entitled to receive, when declared by the Board of Directors, out of funds and assets of the Company legally available therefore, an annual dividend (calculated on the basis of the redemption price of $10.00 per share of Series B Convertible Preferred Stock) of ten (10%) percent per annum, payable on a calendar quarter basis on or before the 20th day following each calendar quarter for the quarter just ended quarter, to stockholders of record on the respective record dates (which shall be the tenth day of the last month for the calendar quarter just ended. Notwithstanding anything herein to the contrary, at the option of the Company, any dividends on the Series B Convertible Preferred Stock may be paid either in cash or in kind and if paid in kind each share of Series B Convertible Preferred Stock to be received shall be valued at $10.00 per share for purposes of such dividend payment. No fractional shares shall be issued for dividends paid in kind and such dividends to be paid to any shareholder shall be rounded up to the next whole share of Series B Convertible Preferred Stock. Dividends on each share of the Series B Convertible Preferred Stock shall accrue and be cumulative from the date of issue and shall be appropriately prorated with respect to the period between such date of issue and the first dividend payment date. Accumulations of dividends shall not bear interest. In addition, the holders of Series B Convertible Preferred Stock shall participate on an as-converted basis in any dividends payable with respect to the Company's common stock.

         So long as any shares of Series B Convertible Preferred Stock are outstanding, the Company shall not declare and pay or set apart for payment any dividends or make any other distribution on the Common Stock and shall not redeem, retire, purchase or otherwise acquire, any shares of common stock or preferred stock, unless at the time of making such declaration, payment, distribution, redemption, retirement, purchase or acquisition dividends on all outstanding shares of Series B Convertible Preferred Stock for all past quarterly dividend periods shall have been paid or declared and sufficient funds set apart for the payment thereof.

         (d) Conversion. Each share of Series B Convertible Preferred Stock shall be convertible into thirteen (13) shares of Common Stock of the Company, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, subject to readjustment as provided herein below. The right to convert any shares of Series B Convertible Preferred Stock called for redemption shall expire at the close of business on the third (3rd) day prior to the redemption date thereof.

         The holder of a share or shares of Series B Convertible Preferred Stock may exercise the conversion rights by delivering to the Company during regular business hours, at the principal office of the Company, or at such other places as may be designated by the Company, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Company (if required by it), accompanied in any event by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter the Company shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Company, a certificate or certificates for the number of full shares of Common Stock to which he is entitled and a check in respect of any fraction of shares provided below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of Common Stock of record on the Conversion Date unless the transfer books of the Company are closed on that date, in which event he shall be deemed to have become a holder of Common Stock of Record on the next succeeding date on which the transfer books are open, but the conversion rate shall be that in effect on the Conversion Date.

         The issuance of Common Stock on conversion of Series B Convertible Preferred Stock shall be without charge to the converting holder of Series B Convertible Preferred Stock for any fee, expense or tax in respect of the issuance therefore, but the Company shall not be required to pay any fee, expense or tax which may be payable with respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of record on the books of the Company of the shares of Series B Convertible Preferred Stock converted, and the Company shall not, in any such case, be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such fee, expense or tax or shall have established to the satisfaction of the Company that such fee, expense or tax has been paid.

         The number of shares of Common Stock deliverable upon conversion of each share of Series B Convertible Preferred Stock shall be subject to adjustment from time to time upon the happening of certain events as follows:

         (i) Merger, Sale of Assets, Consolidation. If the Company at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other entity, the Series B Convertible Preferred Stock shall thereafter evidence the right to be converted into capital stock in such number and kind of securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of the Series B Convertible Preferred Stock shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

         (ii) Reclassification. If the Company at any time shall, by subdivision, combination reclassification of securities or otherwise, change any of the securities then purchasable upon the exercise of the conversion right associated with the Series B Convertible Preferred Stock into the same or a different number of securities of any class or classes, the Series B Convertible Preferred Stock shall thereafter evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the conversion right immediately prior to such subdivision, combination, reclassification or other change. If shares of Common Stock is subdivided or combined into a greater or smaller number of shares of Common Stock, the number of shares of Common Stock deliverable upon conversion of each share of Series B Convertible Preferred Stock shall be proportionately reduced or increased, as appropriate, by the ratio which the total number of shares of Common Stock to be outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

         Whenever any adjustment is required in the number of shares into which each share of the Series B Convertible Preferred Stock is convertible, the Company shall forthwith file at the office or agency maintained for the purpose for conversion of the Series B Convertible Preferred Stock a statement describing in reasonable detail the adjustment and the method of calculation used.

         The Company shall at all times keep available for issue and delivery the full number of shares of Common Stock into which all outstanding shares of Series B Convertible Preferred Stock are convertible.

         No certificate for a fraction of a share of Common Stock shall be issued upon any conversion, but in lieu of any fractional share that would otherwise be required to be issued in accordance with the foregoing provisions, the Company shall make a cash payment for any such fractional share interest based upon a value for such Common Stock equal to the average NASDAQ closing market price for ten (10) trading days prior to the conversion date.

         (e) Voting. The holders of shares of Series B Convertible Preferred Stock shall be entitled to notice of any stockholders' meeting and to vote upon matters submitted to shareholders for a vote, in the same manner and with the same effect as the holders of shares of Common Stock, voting together with the holders of Common Stock as a single class to the extent permitted by law. Holders of Series B Convertible Preferred Stock shall have that number of votes equal to the number of shares of Common Stock into which such preferred stock is convertible, as adjusted from time to time pursuant to paragraph (d) above.

         So long as any shares of the Series B Convertible Preferred Stock are outstanding, the Company shall not, without the affirmative vote or written consent of the holders of at least two thirds of the aggregate number of shares at the time outstanding of the Series B Convertible Preferred Stock:

                  (i) authorize, create or increase any class of capital stock ranking prior to the Series B Convertible Preferred Stock as to dividends or upon liquidation, dissolution or winding-up; or

                  (ii) alter or change any of the powers, preferences or special rights given to the Series B Convertible Preferred Stock so as to affect the same adversely.

         (f)  Redemption.

                  (i) By the Company. The Company may, at the option of the Board of Directors, redeem all or any part of the outstanding Series B Convertible Preferred Stock at any time after either (i) the third (3rd) anniversary of the date of issuance of the shares to be redeemed, or (ii) after the average NASDAQ closing market price for the Company's Common Stock for twenty (20) consecutive trading days equals $2.00 per share, at the redemption price equal to $10.00 per share of the Series B Convertible Preferred Stock to be redeemed, plus accrued unpaid dividends, if any, provided that notice of redemption is sent by certified mail to the holders of record of the Series B Convertible Preferred Stock to be redeemed at least thirty (30) days prior to the date of redemption specified in such notice, addressed to each such holder at his address as it appears in the records of the Company. In case of the redemption of a part only of the Series B Convertible Preferred Stock, the shares of such series to be redeemed shall be selected pro rata or by lot or in such other manner as the Board of Directors may determine. The Board of Directors shall have full power and authority to prescribed the manner in which and subject to the provisions and limitations herein contained, the terms and conditions upon which such stock shall be redeemed from time to time.

                  (ii) By the Shareholder. Each holder of Series B Convertible Preferred Stock may, at any time after the third (3rd) anniversary of the date of issuance of the shares to be redeemed, demand that the Company redeem all or any part of such holder's Series B Convertible Preferred Stock at a redemption price of $10.00 per share, plus accrued unpaid dividends, if any, by delivering written notice thereof to the Company at the Company's then known main corporate office, accompanied by the holder's stock certificate for the shares to be redeemed. The company, within thirty (30) days after receipt of such notice (the "date of redemption"), shall redeem the number of shares of Series B Convertible Preferred Stock specified in the holder's demand notice in either of the following methods:

                  (a)      By paying the aggregate redemption price in cash; or

                  (b) By paying the aggregate redemption price in common stock of the Company valued for such purpose at the average NASDAQ closing market price for the twenty
                           (20) trading days immediately prior to the date of receipt of the holder's redemption demand.

         On or after the redemption date each holder of shares of Series B Convertible Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Company and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In case less than all of the shares represented by any such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the redemption date (unless default shall be made by the Company in the payment of the redemption price) all dividends on the shares of Series B Convertible Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Company, except the right to receive the redemption price thereof upon the surrender of the certificates representing the same, without interest, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Company) on the books of the Company, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

         (g) No Sinking Fund. The shares of the Series B Convertible Preferred Stock shall not be entitled to benefit of any sinking or purchase fund to be applied to the redemption or purchase of such stock.

         (h) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series B Convertible Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made in respect of any class or series of stock which shall rank subordinate thereto as to assets the fixed sum of $10.00 for each share of Series B Convertible Preferred Stock held by them plus accrued and unpaid dividends, if any, thereon.

         If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company available for distribution to its Series B Convertible Preferred Stock holders shall be insufficient to pay the holders of Series B Convertible Preferred Stock the full amount to which they are entitled hereunder, the holders of Series B Convertible Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares of Series B Convertible Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such stock were paid in full. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company payments shall have been made to the holders of the Series B Convertible Preferred Stock of the full amount to which they shall respectively be entitled hereunder, such holders shall not be entitled to any further participation in the distribution of the remaining assets of the Company available for distribution to its stockholders.

         Neither the merger or consolidation of the Company into or with another corporation nor the merger or consolidation of any other corporation into or with the Company, nor the sale, transfer or lease of all or substantially all of the assets of the Company, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company.

         (i) Redeemed Shares. Shares of the Series B Convertible Preferred Stock redeemed or purchased by the Company or surrendered to the Company on the conversion thereof into shares of Common Stock as herein above provided shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Series B Convertible Preferred Stock.

                                APPENDIX C

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of __________________, 2002, by and between ALANCO TECHNOLOGIES, INC., a corporation duly incorporated and existing under the laws of the State of Arizona (the "Company"), and TECHNOLOGY SYSTEMS INTERNATIONAL, INC., a Nevada corporation ("TSI"), on behalf of itself and its shareholders, creditors or others who may receive shares of the Company's Common Stock upon liquidation of TSI (TSI and its shareholders, creditors and such others are hereinafter collectively referred to as "Subscriber") pursuant to the Acquisition Agreement between the Company and TSI, dated January 23, 2002r (the "Acquisition Agreement").

          1.               Definitions.  For purposes of this Agreement:

          (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933 (the "Act"), and pursuant to Rule 415 under the Act or any successor rule, and the declaration or ordering of effectiveness of such registration statement or document;

          (b) For purposes hereof, the term "Registrable Securities" means the shares of the Company's Common Stock, no par value, together with any capital stock issued in replacement of, in exchange for or otherwise in respect of such Common Stock (the "Common Stock"), issuable to TSI, or EMS Technologies, Inc. in connection the Acquisition Agreement. Further, Registrable Securities is comprised of two groups, the first group being the 6,000,000 shares of Common Stock to be issued by the Company to TSI and the 1,000,000 shares of Common Stock to be issued by the Company to EMS Technologies, Inc. upon closing of the Acquisition Agreement ("Group One Registrable Securities"), and the second group being the balance of the Common Stock to be issued to TSI based upon the earn-out provisions of sections 3.2, 3.3 and 3.4 of the Acquisition Agreement ("Group Two Registrable Securities")

                  Notwithstanding the above:

                  1. Common Stock which would otherwise be deemed to be Registrable Securities shall not constitute Registrable Securities if those shares of Common Stock may be resold in a public transaction without registration under the Act, including without limitation, pursuant to Rule 144 under the Act; and

                  2. any Registrable Securities resold in a public transaction shall cease to constitute Registrable Securities.

          (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock which have been issued or are issuable under the Acquisition Agreement at the time of such determination; and

          (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any permitted assignee thereof.

          2.               Required Registration.

Group One Registrable Securities: The Company agrees to file a registration statement on Form S-3 (or other suitable form) or a post-effective amendment to an effective registration statement (collectively, a "Registration Statement") at the Company's discretion, covering the resale of all shares of Group One Registrable Securities then outstanding. The Company shall use commercially reasonable efforts to have the Registration Statement declared effective within 90 days after the date hereof.

Group Two Registrable Securities: Within ten (10) days following the receipt of a written request of Holders owning at least 25% of the Group Two Registrable Securities any time subsequent to issuance by the Company of all shares of Group Two Registrable Securities to be issued pursuant to the Acquisition Agreement (the "Request Notice"), the Company shall advise all other Holders of the Group Two Registrable Securities that a registration of such securities will be made by the Company at the expense of the Holders participating in such registration. The Group Two Registrable Securities owned by such Holders who respond to the Company in writing within ten (10) days of such notice from the Company that they desire their Group Two Registrable Securities to be included in such registration shall be so included. The Company agrees to file a registration statement on Form S-3 (or other suitable form) or a post-effective amendment to an effective registration statement (collectively, a "Registration Statement") at the Company's discretion, covering the resale of all shares of Group Two Registrable Securities included within the Request Notice and those owned by the other Holders responding affirmatively to the Company's notice. The Company shall use commercially reasonable efforts to have the Registration Statement declared effective within 90 days after the date the Company receives the Request Notice.

          (a) Each Registration Statement shall be prepared as a "shelf" registration statement under Rule 415, and shall be maintained effective until all Registrable Securities covered thereby cease to exist.

          (b) The Company represents that it is presently eligible to effect the registration contemplated hereby on Form S-3 and will use its best efforts to continue to take such actions as are necessary to maintain such eligibility.

          3. Limitation on Obligations to Register. If the Company believes that shares sought to be registered under Section 2 by Holders do not constitute "Registrable Securities" by virtue of Section 1(b) of this Agreement, and the status of those shares as Registrable Securities is disputed, the Company shall provide, at its expense, an opinion of counsel, reasonably acceptable to the Holders of the securities at issue (and satisfactory to the Company's transfer agent to permit the sale and transfer) that those securities may be sold immediately, without volume limitation, without registration under the Act, by virtue of Rule 144 or similar provisions.

          4. Obligations of the Company. Whenever required under this Agreement, or a post-effective amendment to an effective registration statement, to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the Securities and Exchange Commission ("SEC") a registration statement, or such a post-effective amendment, with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement, or such a post-effective amendment, and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (e) As promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and subject to Section 5 use its best efforts promptly to prepare a supplement or amendment to the registration statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

          (f) Provide Holders with written notice of the date that a registration statement registering the resale of the Registrable Securities is declared effective by the SEC and the date or dates when the Registration Statement is no longer effective.

          (g) Provide Holders and their representatives the opportunity to conduct a reasonable due diligence inquiry of Company's pertinent financial and other records and make available its officers, directors and employees for questions regarding such information as it relates to information contained in the registration statement.

          (h) Provide Holders and their representatives the opportunity to review the registration statement and all amendments thereto a reasonable period of time prior to their filing with the SEC if so requested by Holder in writing.

          5. Black Out. In the event that, during the time that the Registration Statement is effective, the Company reasonably determines, based upon advice of counsel, that due to the existence of material non-public information, disclosure of such material non-public information would be required to make the statements contained in the Registration Statement not misleading, and the Company has a bona fide business purpose for preserving as confidential such material non-public information, the Company shall have the right to suspend the effectiveness of the Registration Statement, and no Holder shall be permitted to sell any Registrable Securities pursuant thereto, until such time as such suspension is no longer advisable; provided, however, that such time shall not exceed a period of sixty (60) days. As soon as such suspension is no longer advisable, the Company shall, if required, promptly, but in no event later than the date the Company files any documents with the SEC referencing such material information, file with the SEC an amendment to the Registration Statement disclosing such information and use its best efforts to have such amendment declared effective as soon as possible.

                           If the effectiveness of the Registration  Statement
is suspended by the Company pursuant hereto, the Company shall promptly notify all Holders whose securities are covered by the Registration Statement of such suspension, and shall promptly notify each such Holder as soon as the effectiveness of the Registration Statement has been resumed. The Company shall be entitled to effect no more than two such suspensions during the one (1) year period following the Last Closing.

          6. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with regard to each selling Holder that such selling Holder shall furnish to the Company such information regarding Holder, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities or to determine that registration is not required pursuant to Rule 144 or other applicable provision of the Act.

        7. Expenses. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant hereto, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company with respect to the Group One Registrable Securities, and by the participating Holders on a prorata basis based upon the number of shares of Registrable Securities owned by each such Holder compared to the total number of Registrable Securities being registered with respect to the Group Two Registrable Securities.

          8.               Indemnification.   If  any   Registrable  Securities
are  included  in  a  Registration   Statement  or  a post-effective amendment
to an effective registration statement under this Agreement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements or omissions: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and the Company will promptly reimburse, as such expenses are incurred and payable, each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon (i) any statement or omission in each case to the extent (and only to the extent) that such statement or omission is made in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement, or (ii) any sale by a Holder after the Company has given notice to the Holder under Section 4(f) or 5 herein and prior to the filing by the Company of a supplement or the effectiveness of a post-effective amendment as necessary in connection with such notice; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company and any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to he paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

          (d) If the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree to contribute to the aggregate claims, losses, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and the Holders in connection with the statements or omissions which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by the Holders. The Company and the Holders agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a Holder of Registrable Securities within the meaning of either the Securities Act or the Exchange Act and each director, officer, partner, employee and agent of a Holder shall have the same rights to contribution as such holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each director of the Company, and each officer of the Company who has signed the registration statement, shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, and otherwise.

          9. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144; and

          (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act.
          10. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities provided that the amendment treats all Holders equally. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company.

          11. Notices. All notices or other communications required or permitted pursuant to this Agreement shall be in writing and shall be deemed given to a party when (a) delivered by hand or by nationally recognized overnight courier service (costs prepaid); or (b) received or rejected by the addressee, if sent by certified mail, return receipt requested. Such notice or other communication shall be sent to the Company, Attention: Chief Financial Officer, 15900 North 78th Street, Suite 101, Scottsdale, Arizona 85260 or to the Holder at the address set forth in the Company's records (or to such other address as either party may designate by notice to the other party).

          12. Termination. This Agreement shall terminate on the date all Registrable Securities cease to exist; but without prejudice to (1) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination (ii) other indemnification obligations under this Agreement.

          13. Assignment. No assignment, transfer or delegation, whether by operation of law or otherwise, of any rights or obligations under this Agreement by the Company or any Holder, respectively, shall be made without the prior written consent of the majority in interest of the Holders or the Company, respectively; provided that the rights of a Holder may be transferred to a subsequent holder of the Holder's Registrable Securities (provided such transferee shall provide to the Company, a writing executed by such transferee agreeing to be bound as a Holder by the terms of this Agreement); and provided further that the Company may transfer its rights and obligations under this Agreement to a purchaser of all or a substantial portion of its business if the obligations of the Company under this Agreement are assumed in connection with such transfer, either by merger or other operation of law (which may include without limitation a transaction whereby the Registrable Securities are converted into securities of the successor in interest) or by specific assumption executed by the transferee.

          14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Securities Exchange Act of 1934, which matters shall be construed and interpreted in accordance with such laws.

          15. Execution in Counterparts Permitted. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this ____ day of ___________________, 2002.

ALANCO TECHNOLOGIES, INC.,          TECHNOLOGY SYSTEMS INTERNATIONAL, INC.
an Arizona corporation              a Nevada corporation

By                                   By:
   -----------------------------        -------------------------------------
      Name:                          Name:
      Title:                         Title:

                                   APPENDIX D

                            Note Assignment Agreement


         This Assignment Agreement is made this ___ day of January, 2002, by and among EMS Technologies, Inc., a Georgia corporation ("EMS"), Technology Systems International, Inc., a Nevada corporation ("TSI"), and Alanco Technologies, Inc., an Arizona corporation ("Alanco").

         Whereas, EMS holds a promissory note in the principal amount of $1,167,000 dated December 23, 2000 and maturing December 31, 2001, executed to its order by TSI (the "TSI Note"), which TSI Note was issued to EMS to evidence amounts owed by TSI for products heretofor delivered by EMS to TSI;

         Whereas, Alanco and TSI are parties to an Acquisition Agreement, of even date herewith, providing for the acquisition by Alanco of all assets and assumption of certain identified liabilities of TSI (the "Acquisition Agreement"), subject to, among other things, the negotiation of arrangements acceptable to Alanco concerning TSI's rights and obligations under supply arrangement between EMS and TSI and the TSI Note; and

         Whereas, the parties have agreed to the transfer of the TSI Note to Alanco, all on the terms and conditions set forth in this Agreement.

         Now, therefore, in consideration of the mutual promises and benefits set forth herein, the parties hereby agree as follows:

         1. Assignment of TSI Note. Effective simultaneously with and subject to the closing of the Acquisition Agreement (the "Closing"), EMS hereby assigns and transfers the TSI Note to Alanco, free and clear of any liens, encumbrances or other interests of any third party. Such transfer shall be further evidenced by delivery to Alanco of the TSI Note, duly endorsed for transfer to the order of Alanco.

         2.  Consideration to EMS.   In consideration of the assignment of the
TSI Note, Alanco shall:

    a. Deliver to EMS, at the Closing, 1,000,000 shares of Alanco Common Stock, no par value (the "Alanco Stock");

    b Deliver to EMS, at the Closing, its promissory notes (the "Alanco Notes"), on the terms and in the forms attached as Annexes A and B to this Agreement; and

    c. Deliver to EMS, not later than the seventh calendar day after the Closing, $25,000 paid by check or wire transfer.


          3. Restricted Status of Alanco Common Stock. EMS acknowledges that the Alanco Stock, together with any shares of Alanco Common Stock issued upon conversion of the Alanco Note in the form attached as Annex B, will be "restricted securities" under the Securities Act of 1933, as amended (the "1933 Act"), and will bear a legend worded substantially as follows:

         THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ARIZONA OR ANY OTHER STATE, PURSUANT TO EXEMPTIONS THEREUNDER. SUCH SHARES MAY NOT BE TRANSFERRED OTHER THAN IN A TRANSACTION THAT IS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AS TO WHICH IT IS ESTABLISHED TO THE SATISFACTION OF COUNSEL TO THE ISSUER THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION THEREUNDER.

         The foregoing legend on the certificates representing Alanco Common Stock shall be removed by delivery of substitute certificates without such legend, at such time as such legend is not required for purposes of the 1933 Act. It is agreed that such restrictive legends and related stop orders will be removed if (i) Alanco has received either a written opinion of counsel, which such counsel and opinion shall be reasonably satisfactory to Alanco, or a "no action" letter obtained from the SEC, to the effect that the Alanco Common Stock subject thereto may be transferred free of the restrictions imposed by Rule 144, or (ii) in the event of a sale of the Alanco Common Stock which has been registered under the Securities Act or made in conformity with the provisions of Rule 144.

           4. Registration of Alanco Stock. Alanco and EMS agree that the rights and obligations of Alanco and EMS with respect to the registration by Alanco of the Alanco Stock, under the 1933 Act and applicable state laws, for resale by EMS shall be as set forth in Exhibit B to the Acquisition Agreement.

           5. Representations and Warranties of Alanco. Alanco represents and warrants to EMS that each of the following statements is true and accurate on the date hereof and will be true and accurate as of the Closing:

         a. Corporate Status. Alanco is a corporation duly incorporated, organized, subsisting and in good standing under the laws of the State of Arizona, and is duly qualified to transact business in all jurisdictions in which such qualification is required, except where the failure to qualify could not be reasonably expected to have an material adverse effect on the business operations or financial condition of Alanco.

         b. Authority. Alanco has all necessary power and authority (corporate and otherwise) to own, lease and operate its assets and other properties and to carry on business as it is now being conducted. Alanco is duly authorized to enter into this Agreement and to perform all its obligations and do all other things and take all other actions required or contemplated hereby or thereby. This Agreement has been duly executed and delivered by Alanco and, assuming the due authorization, execution and delivery hereof by the other parties to this Agreement, constitutes the legal, valid and binding obligation of Alanco, enforceable against Alanco in accordance with its terms.

         c. Authorized Alanco Stock. The authorized capital stock of Alanco consists of 100,000,000 shares of common stock, no par value, of which there are
(i) 10,220,100 shares issued and outstanding, (ii) 5,000,000 shares of Class A Cumulative Convertible Preferred Shares, of which there are no shares issued and outstanding, and (iii) 20,000,000 shares of Class B Cumulative Convertible Preferred Shares, of which there are no shares issued and outstanding. Upon delivery pursuant to this Agreement, the Alanco Stock, together with any shares of the Alanco Common Stock issued upon conversion of the Alanco Note in the form attached as Annex B, will be duly authorized, validly issued, fully-paid and non-assessable shares of the Common Stock, no par value per share, of Alanco, free of preemptive rights.

         d. No Violations. Neither this Agreement nor Alanco's performance of its obligations hereunder will contravene, violate or result in a breach of (i) the Articles of Incorporation, Bylaws or other organizational documents of Alanco, (ii) any agreement, obligation or commitment to which Alanco is a party or by which it is bound, or (iii) any applicable requirement, judgment, order or restriction of any court or other governmental entity, and no consent of, notice to or filing with any person is required for the performance by Alanco of the transactions contemplated by or its obligations under this Agreement, other than filings under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), or as required by the rules and regulations of the National Association of Securities Dealers, Inc.

         e.  Alanco Public Filings; Financial Statements.

                    (i) Since December 31, 1999, Alanco has filed all forms,
                  reports, statements and other documents required to be filed with the SEC, including without limitation (i) all Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q,
                  (iii) all proxy statements relating to meetings of shareholders (whether annual or special), (iv) all Current Reports on Form 8-K and (v) all other reports, schedules, registration statements or other documents (collectively referred to as the "Alanco Public Filings"). The Alanco Public Filings were prepared in all material respects in accordance with the requirements of applicable legal requirements (including the 1933 Act or 1934 Act, as the case may be, and the applicable rules and regulations of the SEC thereunder, and the Alanco Public Filings did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                    (ii)Each of the historical consolidated financial statements
                  (including,in each case, any related notes thereto) contained in the Alanco Public Filings (i) have been prepared in accordance with the published rules and regulations of the SEC and GAAP applied on a consistent basis throughout the periods involved (except (A) to the extent disclosed therein or required by changes in GAAP, (B) as may be indicated in the notes thereto and (C) in the case of the unaudited financial statements, as permitted by the rules and regulations of the
                  SEC) and (ii) fairly present the consolidated financial position of Alanco and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (subject, in the case of unaudited consolidated financial statements for interim periods, to adjustments, consisting only of normal, recurring accruals, necessary to present fairly such results of operations and cash flows).

                     (iii) Except as disclosed in the Alanco Public Filings
                  filed prior to the date of this Agreement or as contemplated by this Agreement, since June 30, 2001, Alanco and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been any event causing or constituting a material adverse effect on the business operations or financial condition of Alanco, other than issuance of shares of Alanco common stock in connection with a private offering thereof, and general market conditions in Alanco's computer storage businesses.

         6 Representations and Warranties of EMS. EMS represents and warrants to Alanco that each of the following statements is true and accurate on the date hereof and will be true and accurate as of the Closing:

         a. Corporate Status. EMS is a corporation duly incorporated, organized, subsisting and in good standing under the laws of the State of Georgia, and is duly qualified to transact business in all jurisdictions in which such qualification is required, except where the failure to qualify could not be reasonably expected to have an material adverse effect on the business operations or financial condition of EMS.

         b. Authority. EMS is duly authorized to enter into this Agreement and to perform all its obligations and do all other things and take all other actions required or contemplated hereby or thereby. This Agreement has been duly executed and delivered by EMS and, assuming the due authorization, execution and delivery hereof by the other parties to this Agreement, constitutes the legal, valid and binding obligation of EMS, enforceable against EMS in accordance with its terms.

         d. No Violations. Neither this Agreement nor EMS's performance of its obligations hereunder will contravene, violate or result in a breach of (i) the Articles of Incorporation, Bylaws or other organizational documents of EMS, (ii) any agreement, obligation or commitment to which EMS is a party or by which it is bound, or (iii) any applicable requirement, judgment, order or restriction of any court or other governmental entity, and no consent of, notice to or filing with any person is required for the performance by EMS of the transactions contemplated by or its obligations under this Agreement, other than filings under the 1933 Act, 1934 Act or as required by the rules and regulations of the National Association of Securities Dealers, Inc.

         e. Purchase for Investment; Accredited Investor Status. EMS is acquiring the Alanco Stock, the Alanco Notes, and any share of Alanco Common Stock issued upon conversion of the Alanco Note in the form of Annex B, for investment for its own account and not with a view to, or in connection with, a distribution thereof within the meaning of Section 2(11) of the 1933 Act, other than in transactions registered under or exempt from registration under such Act. EMS acknowledges that such shares of Alanco Common Stock have not been registered under the 1933 Act, or the securities laws of any state. EMS confirms that Alanco has given EMS and its representatives the opportunity to ask questions of the directors, officers and management employees of Alanco, and to acquire such additional information about the business and financial condition of Alanco as EMS has requested, and that all such information has been received by EMS. EMS further confirms that it constitutes and "accredited investor" as such term is defined for the purposes of Regulation D under the 1933 Act.

         In Witness Whereof, the parties have caused this Assignment Agreement to be executed and delivered on their respective behalves by their duly authorized officers, on the date set forth above.


EMS TECHNOLOGIES, INC.              ALANCO TECHNOLOGIES, INC.


By:  ________________________               By: ________________________________
Name: Don T. Scartz                             Name:
Title:Senior Vice President and            Title:
         Chief Financial Officer


TECHNOLOGY SYSTEMS INTERNATIONAL, INC.


By: ________________________________
Name: Greg M. Oester
Title:Chief Executive Officer

                         Promissory Note

Principal                                                   Scottsdale, Arizona
$250,000

         FOR VALUE RECEIVED, the undersigned, Alanco Technologies, Inc. an Arizona corporation (hereafter referred to as "Borrower"), promises to pay to the order of EMS Technologies, Inc., a Georgia corporation (hereinafter, together with any holder hereof, referred to as "Lender"), the principal sum of Two Hundred Fifty Thousand Dollars ($250,000), said sum being payable on the earlier of (i) the third anniversary of the date hereof; and (ii) to the extent of funds received by Borrower from the State of California with respect to installation of Borrower's system in the Calipatria prison, net of any expenses incurred after the date of this note in completing said installation or collecting said funds.

         Interest shall accrue and be payable on the principal amount of this Promissory Note outstanding from time to time at the rate of 5% per annum. Accrued interest hereunder shall be payable on March 31, 2003, at the last day of each calendar quarter thereafter, and at maturity.

         Amounts due hereunder are payable to Lender at the Lender's offices at 660 Engineering Drive, Norcross, Georgia 30092, or at such other place as the Lender may designate in writing.

         The entire unpaid principal balance of this Promissory Note, or partial payments in even thousands of dollars, may be paid at any time prior to maturity without penalty.

                  If for any reason the principal balance together with all accrued interest is not paid promptly on or before the due date, the Borrower shall be in default hereunder. The Borrower shall also be in default hereunder if the Borrower (i) files a voluntary petition in bankruptcy, (ii) is adjudicated as bankrupt or insolvent, (iii) files a petition or answer seeking or acquiescing in any reorganization or arrangement under the bankruptcy laws,
(iv) seeks or acquiesces in the appointment of a trustee or receiver, (v) makes a general assignment for the benefit of creditors, (vi) admits in writing of its inability to pay debts generally as they become due, or (vii) is the subject of an involuntary petition in bankruptcy that is not withdrawn or dismissed within sixty (60) days from the filing thereof.

         Upon default and at any time thereafter, the Lender may declare the entire unpaid balance of this Promissory Note immediately due and payable without presentment, demand, protest, notice of default, notice of intent to accelerate, notice of acceleration, or any other notice of any kind, all of which are hereby expressly waived. Upon default, said principal sum, or so much thereof as may remain unpaid at the time of such default, shall thereafter bear interest at the lesser of the maximum rate allowed by applicable law or the rate of 12% per annum.

         If this Promissory Note is placed in the hands of an attorney for collection, the borrower shall pay all costs of collection incurred by the Lender, including reasonable attorneys' fees.

         This Promissory Note is to be construed in all respects and enforced according to the laws of the State of Arizona .

         Notwithstanding any provision contained in this Note or any other document executed or delivered in connection with this Note, the Lender shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, if the Lender ever receives, collects or applies as interest any such excess, then the amount that would be excessive interest shall be applied to reduce the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full by that application, then any remaining excess shall promptly be paid to Borrower. In determining whether the interest paid or payable under any specific contingency exceeds the highest lawful rate, Borrower and the Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note so that interest rate is uniform throughout that term.

         Executed this ____ day of _________, 2002.


Signed, sealed and delivered                BORROWER
in the presence of:
                                           ALANCO TECHNOLOGIES, INC.

______________________________             By:  _______________________________
                                                Chief Executive Officer

                          Promissory Note

Principal                                         Scottsdale, Arizona
$100,000

         FOR VALUE RECEIVED, the undersigned, Alanco Technologies, Inc. an Arizona corporation (hereafter referred to as "Borrower"), promises to pay to the order of EMS Technologies, Inc., a Georgia corporation (hereinafter, together with any holder hereof, referred to as "Lender"), the principal sum of One Hundred Thousand Dollars ($100,000), said sum being payable on the fifth anniversary of the date hereof.

         Interest shall accrue and be payable on the principal amount of this Promissory Note outstanding from time to time at the rate of 5% per annum. Accrued interest hereunder shall be payable on March 31, 2003, on the last day of each calendar quarter thereafter, and at maturity.

         Amounts due hereunder are payable to Lender at the Lender's offices at 660 Engineering Drive, Norcross, Georgia 30092, or at such other place as the Lender may designate in writing.

         The entire unpaid principal balance of this Promissory Note, or partial payments in even thousands of dollars, may be paid at any time prior to maturity without penalty.

                  Lender may at its option, exercised at any time and from time to time prior to payment in full of all amounts owed under this Promissory Note, and Borrower may at its option, exercised on any date on which the shares of the common stock, no par value, of the Borrower (the "Common Shares") shall have traded on the five preceding trading days at a closing price equal to or exceeding $1.10 per share, as reported on NASDAQ, convert all or any portion of the outstanding principal balance of, and unpaid accrued interest under, this Promissory Note into the Common Shares, at a conversion rate of $1.00 per Share, subject as to both conversion rate and the closing price triggering Borrower's option to (i) proportionate adjustment to prevent any dilution of Lender's potential interest in the equity of Borrower caused by any share split or share dividend, and (ii) reduction equal to the per-Share value of any other distribution (whether as a dividend or otherwise, and whether in cash or in kind) to shareholders of record on a date prior to the date of conversion and issuance of Shares pursuant thereto. In the event of any merger, reorganization or other transaction resulting in the holders of the Common Shares receiving or holding any security or other property different from or in addition to the Common Shares, this conversion right shall entitle the Lender to receive, at the adjusted conversion price then in effect, such security or a Common Share and such other property received or held as a result of such transaction with respect to each Common Share.

         If for any reason the principal balance together with all accrued interest is not paid promptly on or before the due date, the Borrower shall be in default hereunder. The Borrower shall also be in default hereunder if the Borrower (i) files a voluntary petition in bankruptcy, (ii) is adjudicated as bankrupt or insolvent, (iii) files a petition or answer seeking or acquiescing in any reorganization or arrangement under the bankruptcy laws, (iv) seeks or acquiesces in the appointment of a trustee or receiver, (v) makes a general assignment for the benefit of creditors, (vi) admits in writing of its inability to pay debts generally as they become due, or (vii) is the subject of an involuntary petition in bankruptcy that is not withdrawn or dismissed within sixty (60) days from the filing thereof.

         Upon default and at any time thereafter, the Lender may declare the entire unpaid balance of this Promissory Note immediately due and payable without presentment, demand, protest, notice of default, notice of intent to accelerate, notice of acceleration, or any other notice of any kind, all of which are hereby expressly waived. Upon default, said principal sum, or so much thereof as may remain unpaid at the time of such default, shall thereafter bear interest at the lesser of the maximum rate allowed by applicable law or the rate of 12% per annum.

         If this Promissory Note is placed in the hands of an attorney for collection, the borrower shall pay all costs of collection incurred by the Lender, including reasonable attorneys' fees.

         This Promissory Note is to be construed in all respects and enforced according to the laws of the State of Arizona .

         Notwithstanding any provision contained in this Note or any other document executed or delivered in connection with this Note, the Lender shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, if the Lender ever receives, collects or applies as interest any such excess, then the amount that would be excessive interest shall be applied to reduce the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full by that application, then any remaining excess shall promptly be paid to Borrower. In determining whether the interest paid or payable under any specific contingency exceeds the highest lawful rate, Borrower and the Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note so that interest rate is uniform throughout that term.

         Executed this ____th day of________, 2002.


Signed, sealed and delivered               BORROWER
in the presence of:
                                           ALANCO TECHNOLOGIES, INC.

______________________________             By:  _______________________________
                                                Chief Executive Officer

                            APPENDIX E
                   SECURED CREDIT FACILITY AGREEMENT

         THIS AGREEMENT ("Agreement") is entered into this 3rd day of January 2002, between ALANCO TECHNOLOGIES, INC., an Arizona corporation ("Alanco"), and TECHNOLOGY SYSTEMS INTERNATIONAL, INC., a Nevada corporation ("TSI").

RECITALS:

         Alanco and TSI have signed a Letter of Intent pursuant to which Alanco will acquire substantially all of the assets and assume specific liabilities of TSI in exchange for shares of Alanco's common stock. The stock payout shall be in accordance with a formula that includes a minimum stock payout to be made at closing and additional shares based upon an earn-out formula as attached.

         Alanco has previously advanced the sum of $75,000 to TSI and TSI is in immediate need of additional cash to fund current obligations. Alanco is willing to advance additional funds to TSI, but only upon the terms and conditions set forth herein.


         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

         1. Loan. TSI agrees to borrow from Alanco and Alanco agrees to loan to TSI additional funds from time to time upon the terms and conditions set forth herein. Notwithstanding anything to the contrary, advances under this agreement shall be at the sole discretion of Alanco. The existing promissory note of TSI in favor of Alanco in the original amount of $75,000 plus interest, shall be canceled upon the execution hereof, and a new replacement Promissory Note in the form attached hereto as Exhibit A (the "Note") shall be executed and delivered to Alanco upon the execution hereof.

         2. Security Agreement. The Note shall be secured by a security interest in all of the assets of TSI pursuant to a Security Agreement in the form attached hereto as Exhibit B. The Security Agreement shall be duly executed by TSI and delivered to Alanco upon the execution hereof.

         3. Additional Consideration; Conversion of Note. TSI understands that Alanco is advancing monies to TSI in anticipation of the transaction described in the above referenced letter of intent. The Note (including outstanding principal and accrued interest thereof) may, at Alanco's sole option, be convertible into TSI common shares by written notice to TSI at any time upon the earlier of (i) February 28, 2002 or, (ii) when an offer from a party other than Alanco is received to acquire all or substantially all the assets of TSI. Alanco shall have the right to convert into shares of TSI common stock at a conversion price of $0.10 per share of TSI common stock.

         As additional consideration to induce Alanco to loan monies to TSI and to reimburse Alanco for costs and opportunities lost in the event the transaction described in the above mentioned letter of intent is not consummated, due to any factor other than Alanco's decision not to proceed with the transaction, Alanco shall be entitled, at Alanco's option, to payment of $500,000 or 2,000,000 shares of TSI, upon demand.

         4. Warranties and Representations of TSI. TSI represents and warrants to Alanco as follows, and acknowledges and confirms that Alanco is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Alanco or on its behalf:
                  4.1. Organization and Standing. TSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all of the requisite corporate power and authority and has all of the licenses, permits, authorities and consents that are necessary to own, operate and lease its properties and to carry on its business as now being conducted. TSI is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the property owned, leased or operated by TSI or the nature of the business conducted by TSI makes such qualification necessary.

                  4.2. Capitalization. The authorized capital of TSI consists solely of 25 million shares of common stock, of which approximately 21,700,000 were validly issued and outstanding as of June 30, 2001.

                  4.3. Authorization. TSI has all the requisite legal and corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of TSI and its officers, directors and stockholders necessary for the authorization, execution, delivery, and performance of all obligations of TSI under this Agreement has been taken. This Agreement, the Note and the Security Agreement, when executed and delivered, shall constitute legal, valid and binding obligations of TSI, enforceable in accordance with their terms.

                  4.4. Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of TSI in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby.

                  4.5. Compliance with Other Instruments. TSI will not be, as a result of the execution, delivery or performance of this Agreement, in violation of or default under any provision of its Articles of Incorporation or By-laws, as amended and in effect on the date hereof, or of any provision of any instrument, contract or lease to which it is a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule, or governmental regulation applicable to TSI.

         5. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be hand delivered or mailed certified mail, return receipt requested, postage prepaid, addressed as follows (or to such other address as either party may designate by written notice):

         If to TSI:                 15575 North 83rd Way, Suite 4
                                    Scottsdale, AZ 85260
                                    Attn: Greg Oester, Chief Executive Officer

         If to Alanco:              15900 N. 78th Street, Suite 101
                                    Scottsdale, AZ 85260
                                    Attn: Robert R. Kauffman, President

         Any such notice shall be deemed given upon receipt if hand delivered or two business days following deposit in the US mail if sent by mail.

         6.  General Provisions.

                  6.1 In the event of any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs.

                  6.2 This Agreement is being executed and delivered and is intended to be performed in the State of Arizona, and shall be construed and enforced in accordance with the laws of such State.

                  6.3 Time is of the essence of this Agreement and each and every term and provision hereof.

                  6.4 The terms hereof are enforceable by specific performance.

                  6.5 It is expressly agreed that failure to exercise any right hereunder shall not constitute a waiver of the right to the later exercise thereof.

                  6.6 Any provision hereof which may be invalid or unenforceable under any applicable law or governmental regulation shall be omitted herefrom or be deemed modified as appropriate, but such omission shall not invalidate the remaining provisions of this Agreement.

                  6.7 This Agreement may not be changed orally but only by an agreement in writing and signed by the party against whom enforcement of waiver, change, modification or discharge is sought; and

                  6.8 This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns.


         IN WITNESS WHEREOF, the parties have executed this Agreement the day herein first above written.


TECHNOLOGY SYSTEMS INTERNATIONAL, INC.
a Nevada corporation


By: _________________________________________
         Greg Oester, Chief Executive Officer

ALANCO TECHNOLOGIES, INC.
an Arizona corporation


By: __________________________________________
         Robert R. Kauffman, President

                            PROMISSORY NOTE EXHIBIT A


                         $350,000.00 Scottsdale, Arizona
                                 January 3, 2002

 FOR VALUE RECEIVED, the undersigned, TECHNOLOGY SYSTEMS INTERNATIONAL, INC., a Nevada corporation (hereinafter the "Maker"), promises and agrees to pay to the order of ALANCO TECHNOLOGIES, INC., an Arizona corporation ("Holder"), at Scottsdale, Arizona, or at such other place as the Holder hereof may designate, the principal sum of Three Hundred Fifty Thousand and no/100 Dollars ($350,000.00), or so much thereof as has been advanced hereunder as reflected on a schedule of advances maintained by Holder, together with interest on the outstanding principal at the rate of eighteen (18%) percent per annum, payable in full on or before February 28, 2002.

  All sums payable hereunder shall be paid in lawful money of the United States of America. This Note may be prepaid, in whole or in part, at any time and from time to time, without penalty.

Notwithstanding anything herein to the contrary, the Note (including outstanding principal and accrued interest thereof) may, at Alanco's sole option, be convertible into TSI common shares by written notice to TSI upon the earlier of
(i) February 28, 2002 or,(ii) when an offer from a party other than Alanco is received to acquire all or substantially all the assets of TSI. Alanco shall have the right to convert into shares of TSI common stock at a conversion price of $0.10 per share of TSI common stock.

In the event holder hereof utilizes the services of an attorney in attempting to collect the amounts due hereunder or to enforce the terms hereof or if any holder hereof becomes party plaintiff or defendant in any legal proceeding in relation to this Note or for the recovery or protection of the indebtedness evidenced hereby, Maker agrees to pay, in addition to the principal and interest due hereunder, all costs and a reasonable amount as attorneys' fees, whether or not suit is brought, and shall further pay all costs, expenses and attorneys' fees incurred after the filing by or against the Maker of any proceeding under any Chapter of the Bankruptcy Code, or any similar federal or state statute. This Note shall be governed by, construed and interpreted in accordance with the laws of the state of Arizona.

The Maker and all endorsers hereof and all others who may become liable for all or any part of these obligations hereby severally waive demand, presentment for payment, protest and demand, notice of protest, demand and dishonor, and nonpayment of this Note and all other notice and specifically agree that the maturity of this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of Maker or any endorses or guarantors.

                     TECHNOLOGY SYSTEMS INTERNATIONAL, INC.

                        By: _____________________________

                        Its: ____________________________

                                    EXHIBIT B
                               SECURITY AGREEMENT

THIS SECURITY AGREEMENT is entered this 3rd day of January, 2002, between ALANCO TECHNOLOGIES, INC., an Arizona corporation ("Secured Party") and TECHNOLOGY SYSTEMS INTERNATIONAL, INC., a Nevada corporation ("Debtor").

RECITALS:

Secured Party and Debtor have entered into a Secured Credit Facility Agreement pursuant to which Secured party has loaned monies to Debtor to be repaid in accordance with the terms of a Promissory Note, of even date herewith in the amount of $350,000.00 (the "Note"). The Note is secured by, among other things, the security interests granted herein.

NOW, THEREFORE, in consideration of the Secured Credit Facility Agreement, the Note and the mutual covenants contained herein, the parties agree as follows:

1. Grant of Security Interest. The Debtor hereby grants to the Secured Party a security interest in the Collateral described below to secure the payment and performance of the obligations set out in this Agreement.

2. Collateral. The property serving as collateral and subject to the above security interest is as follows:

         All of Debtors property, whether real or personal, tangible or intangible, and wherever located, all goodwill associated therewith, and all Products and Proceeds thereof.

3. Obligations of Debtor. The obligations of the Debtor that are subject to this Security Agreement are as follows: This Security Agreement secures repayment of the Note in the amount of $350,000.00, together with interest on the outstanding balance existing from time to time at the rate stated in the Note.

4.  Warranties and Commitments.

a. Title. The Debtor is the owner of the Collateral, which is free and clear of any and all liens, claims, encumbrances, and the like, and has all authority to use the same as Collateral.

b. Liens and Encumbrances. The Debtor agrees that during the course of this Agreement, the Debtor will keep the Collateral free from any and all other liens, encumbrances, and the like.

c. Sale of Collateral. The Debtor will not sell, offer for sale, transfer, or dispose of the Collateral or any interest in the Collateral, other than in the ordinary course of Debtor's business, without the prior written consent of the Secured Party, which shall not be unreasonably withheld.

d. Unlawful Uses of Collateral. The Debtor will not use or permit any person to use the Collateral in a manner prohibited by law, in violation of any insurance policy, or in any manner inconsistent with the Secured Party's security interest.

e. Care of Collateral. The Debtor agrees to maintain the Collateral in good order and repair at all times, reasonable wear and tear accepted, and will not waste or destroy the Collateral or any part of it.

g. Location of Collateral. The Debtor agrees not to remove the Collateral from the business premises located at 15575 North 83rd Way, Suite 4, Scottsdale, AZ 85260 without the Secured Party's written permission. Secured Party's consent shall not be required for the replacement of the Collateral with reasonably equivalent Collateral of like description.

5. Certificate of Title. The Debtor agrees that Secured Party's security interest in the Collateral shall be shown on the certificate of title for the same, if any, and that the Debtor shall take all steps necessary to reflect such lien on the title certificate.

6. Financing Statements. The Debtor authorizes Secured Party to execute one or more financing statements in a form satisfactory to the Secured Party who is authorized to file a financing statement in any location deemed necessary or advisable to perfect the Secured Party's security interest in the Collateral or proceeds.

7. Default. It is agreed that the following events shall constitute a default under this Agreement:

a. Nonpayment. Any failure of the Debtor to pay when due any obligation secured by this Agreement shall constitute a default. This includes, but is not limited to, any failure to pay principal or interest when due in connection with the Note or other document evidencing obligations contained in this Agreement.

b. Nonperformance. Any failure of the Debtor to perform or observe fully and in a satisfactory manner the material terms of this Agreement shall constitute a default.

c. Levy and Attachments. Seizure, attachment, or levy on any property of the Debtor whether or not such property is covered by this Agreement shall operate as a default under this Agreement.

d. Insolvency and the Like. It shall operate as a default under this Agreement if for any reason:

(1)      The Debtor becomes unable to pay its obligations as they become due;

(2)      The Debtor  becomes  subject to any  proceeding  under the  bankruptcy or insolvency laws, including an assignment for the benefit of creditors; or

(3)      The Debtor has its property placed under the custody of a receiver or trustee.

e. Unauthorized Use of Collateral or Proceeds. The sale, transfer, or use of the Collateral or its proceeds except as authorized in this Agreement shall operate as a default under this Agreement.

8. Acceleration on Default. In the event of any default under this Agreement, the entire indebtedness secured by this Agreement shall become immediately due and payable.

9. Secured Party's Remedies. On default or acceleration, the Secured Party shall have the following rights and remedies, which are cumulative in nature and are immediately available to the Secured Party:

         (1) All rights and remedies provided by law, including but not limited to those provided by the Uniform Commercial Code, especially those provided in Part 5 of Article 9;

         (2)      All rights and remedies provided in this Agreement;

         (3) All rights and remedies provided in the Note or other instrument secured by this Agreement; and

         (4) All rights and remedies provided in any other applicable security agreement.

         Among those rights are specifically included:

a. Right to Control Proceeds. The Secured Party may, at its option, take control of any and all proceeds to which it is entitled under Section 9-306 of the Uniform Commercial Code and the Debtor agrees to cooperate fully in executing any commercially reasonable direction made in the exercise of this right.

b. Right to Take Possession of Collateral. This shall include but is not limited to:

i. Right to Take Possession. The Secured Party shall have the right to take possession of the Collateral.

ii. Debtor's Cooperation. The Debtor will cooperate fully with the Secured Party in the exercise of the Secured Party's right to take possession of the Collateral. Failure to cooperate shall constitute a breach of this Agreement and the Debtor shall be liable for any and all expenses incident to such failure of cooperation.

c.   Right to Dispose of Collateral.  This shall include but is not limited to:

i. Right of Disposition. The Secured Party has a right to dispose of the Collateral by public or private proceeding and by way of one or more contracts. Such sale or other disposition of the Collateral may be made as a unit or in parcels and at any time and place and on any terms provided only that the disposition effected is commercially reasonable. Any actions so taken shall be considered commercially reasonable if made in the good faith exercise of the Secured Party's best business judgment in the matter.

ii. Place of Disposition. The Secured Party remains free to dispose of the Collateral from any location provided such location is commercially reasonable. Any location normally employed by the Secured Party in the disposition of like goods shall be considered a commercially reasonable location.

iii. Notice of Disposition. The Secured Party shall give the Debtor notice of the time and place of any public sale of the Collateral or, in the case of a private sale or disposition, the time after which such private sale or disposition is intended. It shall be considered commercially reasonable if such notice is sent to the Debtor by first class mail ten (10) days prior to the public sale or the time after which the private sale or other disposition is intended.

iv. Proceeds of the Disposition. The proceeds of any disposition shall be applied as provided in Section 9-504 of the Uniform Commercial Code and shall include any and all expenses provided in this Agreement. They shall also include reasonable attorney's fees and legal fees to the extent such items are not prohibited by law.

v. Deficiency. In the event of any deficiency, the Debtor shall be liable for such deficiency with interest at the rate of interest set forth in the Note, which shall accrue ten (10) days after receipt of written demand for payment of the deficiency.

10.  Waiver of Rights.

a. All rights and remedies of the Secured Party as provided in this Agreement, or as found in any promissory note or other instrument executed in connection with this Agreement, or arising by operation of law shall continue in full force and effect during the full course of this Agreement unless specifically waived by the Secured Party in a signed writing to that effect.

b. Forbearance, failure, or delay on the part of the Secured Party in the exercise of any such right or remedy shall not constitute a waiver of that right or remedy. Such a waiver may be affected only by a specific written agreement to that effect that is signed by the Secured Party.

c. The exercise or partial exercise of any right or remedy shall not preclude the further exercise of such right or remedy.

10. Choice of Law. This Agreement shall be governed by and interpreted in accordance with the law of the state of Arizona.

11. Severability. In the event that any provision of this Agreement shall be found to be unenforceable in any legal proceeding, the remaining provisions shall remain in force and effect.


IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

DEBTOR:

TECHNOLOGY SYSTEMS INTERNATIONAL, INC.
a Nevada corporation


By: _________________________________________
Greg Oester, President


SECURED PARTY:

ALANCO TECHNOLOGIES, INC.
an Arizona corporation

By: __________________________________________
Robert R. Kauffman, President

                                   APPENDIX F

                        TECHNOLOGY SYSTEMS INTERNATIONAL, INC.
                        (A Development Stage Corporation)

                                TABLE OF CONTENTS











                                                                            Page

Independent Auditor's Report                                       1

Balance Sheets                                                    2-4

Statements of Operations                                           5

Statements of Stockholders' Equity                                6-8

Statements of Cash Flow                                          9-10

Notes to Financial Statements                                    11-16

                          INDEPENDENT AUDITOR'S REPORT


To the shareholders and Board of Directors of Technology Systems International, Inc.
Scottsdale, Arizona


I have audited the accompanying balance sheets of Technology Systems International, Inc. (A Development State Corporation) as of June 30, 2001 and December 31, 2000 and 1999 and the related statements of operations and cash flows for the seven years and one month then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. These standards require that I plan and perform the audit to obtain responsible assurance about whether the financial statements are fee of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Technology Systems International, Inc. as of June 30 2001 and December 31, 2000 and 1999 and the results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company has been in the development stage since its inception on May 16, 1994. At June 30, 2001 the Company has accumulated operating losses of $13,102,349. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements and the success of future operations, the outcome of which cannot be determined at this time.

/s/ Billie J. Allred

Pima, Arizona
August 5, 2001


                   TECHNOLOGY SYSTEMS INTERNATIONAL, INC.
                    (A Development Stage Corporation)

                              BALANCE SHEETS
                June 30, 2001 and December 31, 2000 and 1999

                                  ASSET
                                    June 30,     December 31,   December 31,
                                      2001           2000          1999
                                 ------------   ------------   ------------
CURRENT ASSETS

    Cash                           $ 339,146        $ 1,967       $ 12,865
    Accounts receivable                5,147          9,571            633
    Inventory                        746,504        326,827         98,489
    Prepaid expenses                  45,932         14,829           -
                                 ------------   -------------  -------------

    Total current assets           1,136,729        353,194        111,987

PROPERTY AND EQUIPMENT

    Furniture and fixtures            17,520         17,855         18,573
    Computer equipment                95,550         98,016         86,116
    Leasehold improvements            10,062         10,062         10,062
    Office equipment                  23,301            -             -
    Marketing equipment               23,106         23,106         23,106
                                 ------------   ------------   ------------

    Total property and equipment     169,539        149,039        137,857

    Less accumulated depreciation   (111,382)      (108,278)       (82,862)
                                 ------------   ------------   ------------

    Net property and equipment        58,157         40,761         54,995

DEVELOPMENT COSTS
    Software development             716,044        716,044        600,909
    Less accumulated amortization   (119,341)       (47,736)          -
                                 ------------   ------------   ------------

    Total development costs          596,703        668,308        600,909

OTHER ASSETS
    Beta installations               209,595        694,224      1,148,283
    Deposits                          10,664          5,560          8,245
    Manufacturing license            470,000        470,000        470,000
    Patent license                   169,000        169,000        169,000
    Organization costs                 9,816          9,816          9,816
                                 ------------   ------------   ------------

   Total other assets                869,075      1,348,600      1,805,344

   Less accumulated amortization    (408,372)      (375,441)      (309,577)
                                 ------------   ------------   ------------

    Net other assets                 460,703        973,159      1,495,767
                                 ------------   ------------   ------------

   Total assets                  $ 2,252,292    $ 2,035,422    $ 2,263,658
                                 ============   ============   ============

  The accompanying notes are an integral part of these financial statements.
                               Page 2

                   TECHNOLOGY SYSTEMS INTERNATIONAL, INC.
                    (A Development Stage Corporation)

                              BALANCE SHEETS
                June 30, 2001 and December 31, 2000 and 1999

                                   LIABILITIES
                                    June 30,    December 31,   December 31,
                                      2001          2000           1999
                                 -------------  ------------   ------------
CURRENT LIABILITIES
    Trade accounts payable          $ 42,522      $ 139,833      $ 562,045
    Other accounts payable            29,690         18,950          4,258
    Royalties payable                   -            13,934           -
   Current maturities of long-term
    debt                           1,264,542      3,925,646      1,810,852
                                 ------------   ------------   ------------
    Total current liabilities      1,336,754      4,098,363      2,377,155

LONG-TERM LIABILITIES
    Note payable to related party     65,000         65,000           -
    Note and obligation due
       Officers and shareholders      24,671        129,228        100,000
       European Investors Trust         -         2,609,418      1,141,852
       BI Incorporated                15,000         20,000         30,000
       EMS Technologies, Inc.      1,224,871      1,167,000        539,000
                                 ------------   ------------   ------------

   Total long-term liabilities     1,329,542      3,990,646      1,810,852

   Less current maturities        (1,264,542)    (3,925,646)    (1,810,852)
                                 ------------   ------------   ------------

    Net long-term debt                65,000         65,000           -
                                 ------------   ------------   ------------
   Total liabilities               1,401,754      4,163,363      2,377,155
                                 ------------   ------------   ------------

   The accompanying notes are an integral part of these financial statements.
                                     Page 3

               TECHNOLOGY SYSTEMS INTERNATIONAL, INC.
                 (A Development Stage Corporation)

                              BALANCE SHEETS
                June 30, 2001 and December 31, 2000 and 1999

                           STOCKHOLDERS EQUITY
                                    June 30,    December 31,   December 31,
                                      2001          2000           1999
                                 ------------   ------------   ------------
   Common stock- 25,000,000 shares authorized; $.001 par value; shares issued and outstanding:
    at June 30, 2001-21,715,010 sh $ 21,715     $     -        $     -
    at Dec. 31, 2000-18,369,691 sh     -            18,370           -
    at Dec. 31, 1999-18,194,102 sh     -              -            18,194

   Preferred stock; 10,000,000
   shares authorized;$.001 par value;
   0 shares issued and outstanding      -              -              -

   Common stock subscribed           530,408           -              -

   Additional paid in capital     13,400,764      9,767,400      9,589,075

   Common stock warrants               -              -              -

   Common stock options                -              -              -

   Retained (deficit) from
    May 16, 1994 (inception)     (13,102,349)   (11,913,711)    (9,720,766)
                                 ------------   ------------   ------------
   Total stockholders'
       equity (deficit)              850,538     (2,127,941)      (113,497)
                                 ------------   ------------   ------------
Total liabilities and
      stockholders' equity       $ 2,252,292    $ 2,035,422    $ 2,263,658
                                 ============   ============   ============

 The accompanying notes are an integral part of these financial statements.
                                  Page 4

                                         TECHNOLOGY SYSTEMS INTERNATIONAL, INC.
                                          (A Development Stage Corporation)

                                              STATEMENTS OF OPERATIONS
                     For         the Six Months Ended June 30, 2001 and the
                                 Years Ended December 31, 1994 to 2000 and from
                                 May 16, 1994 to June 30, 2001
                                            Six Months       Year           Year          Years       May 16, 1994 to
                                              2001           2000           1999        1994-1998     June 30, 2001
                                          ------------   ------------   ------------   ------------   ------------
SALES AND SERVICE INCOME                     $ 25,000      $ 472,982        $ 2,100       $ 97,960      $ 598,042
DIRECT  COSTS                                 (21,444)      (267,526)          -           (14,703)      (303,673)
                                          ------------   ------------   ------------   ------------   ------------
     Gross operating income                     3,556        205,456          2,100         83,257        294,369
GENERAL AND ADMINISTRATIVE EXPENSES          (920,118)    (1,745,038)    (1,313,068)    (3,506,105)    (7,484,329)
                                          ------------   ------------   ------------   ------------   ------------
     Net operating income (loss) before
      depreciation and amortization          (916,562)    (1,539,582)    (1,310,968)    (3,422,848)    (7,189,960)
    Less depreciation and amortization       (115,586)      (141,614)       (90,865)      (302,672)      (650,737)
                                          ------------   ------------   ------------   ------------   ------------
     Net operating income (loss)           (1,032,148)    (1,681,196     (1,401,833)    (3,725,520)    (7,840,697)

OTHER INCOME (EXPENSE)
    Loss on disposition of assets              (7,201)          -              -              (171)        (7,372)
     Interest expense                        (114,839)      (408,775)      (121,550)      (409,714)    (1,054,878)
     Other income (expense)                   (34,450)      (102,974)         1,356         16,574       (119,494)
                                          ------------   ------------   ------------   ------------   ------------
     Total other income (expense)            (156,490)      (511,749)      (120,194)      (393,311)    (1,181,744)

EXTRAORDINARY EXPENSES
      Write down of product
       development costs                         -              -              -        (1,999,588)    (1,999,588)
     Non-recurring engineering relating
       to product development                    -              -              -        (2,000,000)    (2,000,000)

     Write down of Corcoran Beta test site       -              -              -           (80,320)       (80,320)
                                          ------------   ------------   ------------   ------------   ------------
     Total extraordinary expenses                -              -              -        (4,079,908)    (4,079,908)

     Net income (loss)                    $(1,188,638)    $(2,192,945)  $(1,522,027)   $(8,198,739)  $(13,102,349)
                                          ============    ============  ============   ============   ============

                           The accompanying notes are an integral part of these financial statements
                                                  Page 5

                                                    TECHNOLOGY SYSTEMS INTERNATIONAL, INC.
                                                     (A Development Stage Corporation)

                                                    STATEMENTS OF STOCKHOLDERS' EQUITY
    For the Six Months Ended June 30, 2001 and the Years December 31, 1994 to 2000 and from May 16, 1994 to June 30, 2001
                                                                                    Additional      Retained
                                    Preferred Stock          Common Stock            Paid-in        Earnings
                                    Shares    Amount      Shares        Amount       Capital        (Deficit)        Total
                                   ---------- -------   ------------ -----------   ------------  ------------  ------------

Balance, May 16, 1994                   -     $ -             -        $   -         $     -      $     -       $     -

Shares issued for cash                  -       -            15,000      300,000           -            -          300,000

Net (loss)                              -       -              -            -              -         (70,214)      (70,214)
                                   ---------- -------   ------------ -----------   ------------  ------------  ------------
Balance, December 31, 1994              -       -            15,000      300,000           -         (70,214)      229,786

Net (loss) restated                     -       -              -            -              -        (347,133)     (347,133)
                                   ---------- -------   ------------ -----------   ------------  ------------  ------------
Balance, December 31, 1995              -       -            15,000      300,000           -        (417,347)     (117,347)

Shares issued as a result of
  merger and separation from
  Americas Mining Corporation           -       -         8,357,300                        -            -            -

Net (loss)                              -       -              -            -              -        (703,758)     (703,758)
                                   ---------- -------   ------------ -----------   ------------  ------------  ------------
Balance, December 31, 1996              -       -         8,372,300      300,000           -      (1,121,105)     (821,105)

Shares issued for cash               481,392    481          53,253           53        553,072         -          553,606

Shares issued for
  conversion of debt                    -       -         3,859,452        3,860      3,855,592         -        3,859,452

Reclassification of common
  shares to $ .001 par value            -       -              -        (291,628)       291,628         -             -

Net (loss)                                                                                          (988,341)     (988,341)
                                   ---------- -------   ------------ -----------   ------------  ------------  ------------
Balance, December 31, 1997           481,392   $ 481      12,285,005    $ 12,285    $ 4,700,292  $(2,109,446)   $ 2,603,612
                                   ---------- -------   ------------ -----------   ------------  ------------  ------------

                 The accompanying notes are an integral part of these financial statements
                                                Page 6

                                                    TECHNOLOGY SYSTEMS INTERNATIONAL, INC.
                                                     (A Development Stage Corporation)

                                                    STATEMENTS OF STOCKHOLDERS' EQUITY
    For the Six Months Ended June 30, 2001 and the Years December 31, 1994 to 2000 and from May 16, 1994 to June 30, 2001
                                                                                    Additional      Retained
                                    Preferred Stock          Common Stock            Paid-in        Earnings
                                    Shares    Amount      Shares        Amount       Capital        (Deficit)        Total
                                   ---------- -------   ------------ -----------   ------------  ------------  ------------

Balance, December 31, 1997           481,392   $ 481      12,285,005   $  12,285    $ 4,700,292 $ (2,109,446)   $ 2,603,612

Shares issued for cash                82,609      83         694,070         694        747,418         -           748,195

Cost of stock sales                     -       -               -           -          (249,496)        -          (249,496)

Shares issued for
  conversion of debt                    -       -          1,193,082       1,193      1,370,564         -         1,371,757

Shares issued for non-recurring
  engineering relating to
  product development                   -       -          1,709,464       1,709      1,338,291         -         1,340,000

Shares issued for services              -       -             57,235          57         65,763         -            65,820

Shares issued for commissions
  relating to sale of stock             -       -            198,355         198        226,340         -           226,538

Preferred shares converted to
  common shares                     (564,001)  (564)         590,571         591         94,890         -            94,918

Net (loss)                              -       -             -             -              -      (6,089,294)    (6,089,294)
                                   ---------- -------   ------------ -----------   ------------  ------------  ------------
Balance, December 31, 1998              -       -         16,727,782      16,727      8,294,062   (8,198,740)       112,048

Shares issued for cash                  -       -            434,667         435        489,513         -           489,948

Shares issued for services              -       -            155,166         155        172,835         -           172,990

Cost of stock sales                     -       -                                       (39,860)        -           (39,860)

Shares issued for
 conversion  of debt                    -       -            854,732         855        659,145         -           660,000

Shares issued for conversion
  relating to sale of stock             -       -             21,755          22         13,380         -            13,402

Net (loss)                              -       -               -           -              -      (1,522,026)    (1,522,026)
                                   ---------- -------   ------------ -----------   ------------  ------------  ------------
Balance, December 31, 1999              -     $ -         18,194,102    $ 18,194    $ 9,589,075  $(9,720,766)      (113,497)

                         The accompanying notes are an integral part of these financial statements
                                                      Page 7

                                                    TECHNOLOGY SYSTEMS INTERNATIONAL, INC.
                                                     (A Development Stage Corporation)

                                                    STATEMENTS OF STOCKHOLDERS' EQUITY
    For the Six Months Ended June 30, 2001 and the Years December 31, 1994 to 2000 and from May 16, 1994 to June 30, 2001
                                                                                    Additional      Retained
                                    Preferred Stock     Common Stock                 Paid-in        Earnings
                                    Shares    Amount      Shares        Amount       Capital                         Total
                                    ---------- -------   ------------ -----------   ------------  ------------  ------------

Balance, December 31, 1999               -    $ -         18,194,102    $ 18,194    $ 9,589,075  $(9,720,766)     $(113,497)

Shares issued for cash                   -      -             90,000          90        103,410         -           103,500

Shares issued for services               -      -             75,000          75         75,92          -            76,000
Shares issued to
  EMS Technologies, Inc.
  to maintain 15% ownership
  in accordance with
  contractual agreements                 -      -             10,589          11            (11)        -              -

Net loss                                 -      -             -           -                -      (2,192,945)    (2,192,945)
                                    ---------- -------   ------------ -----------   ------------  ------------  ------------
Balance, December 31, 2000               -      -         18,369,691      18,370      9,767,400   (11,913,711)   (2,127,941)

Shares issued for cash                   -      -            600,000         600        479,400          -          480,000
Shares issued to European
  Investors Trust for
  conversion of debt at
  $1.15 per share                        -      -          2,745,319       2,745      3,154,372          -        3,157,117

Common stock subscribed                  -      -               -           -              (408)         -          530,408

Net (loss)                               -      -               -           -               -      (1,188,638)   (1,188,638)
                                    ---------- -------   ------------ -----------   ------------  ------------  ------------

Balance, June 30, 2001                   -    $ -         21,715,010    $ 21,715    $13,400,764  ($13,102,349)    $ 850,946
                                    ========== =======   ============ ===========   ============  ============  ============

                             The accompanying notes are an integral part of these financial statements
                                                            Page 8

                                                    TECHNOLOGY SYSTEMS INTERNATIONAL, INC.
                                                     (A Development Stage Corporation)

                                                        STATEMENTS OF CASH FLOWS
    For the Six Months Ended June 30, 2001 and the Years December 31, 1994 to
2000 and from May 16, 1994 to June 30, 2001

                                                  June 30,      December 31,    December 31,      Years       May 16, 1994 to
                                                   2001            2000            1999         1994-1998      June 30, 2001
                                               -------------   -------------   -------------   -------------   -------------
Cash flows from operating activities
    Net (loss)                                 $ (1,188,638)   $ (2,192,945)   $ (1,522,027)   $ (8,198,739)  $ (13,102,349)
    Adjustments to reconcile net loss to net
          cash used in operating activities:
        Write down of product
          development costs                            -               -               -          2,000,000       2,000,000
        Depreciation                                 11,050          25,417          24,981          57,880         119,328
        Amortization                                 96,590         113,599          65,863         244,224         520,276
       (Increase) decrease in assets
            Accounts receivable                       4,424          (8,938)           (633)           -             (5,147)
            Inventory                               (64,993)       (228,338)           (775)        (97,714)       (391,820)
            Prepaid expenses                        (31,103)        (14,829)            -              -            (45,932)
            Deposits                                 (5,104)          2,685           3,095         (11,336)        (10,660)
            Organization costs                         -               -               -             (9,816)         (9,816)
        Increase (decrease) in liabilities
            Accrued expenses                         10,740          14,692          (6,675)         10,933          29,690
            Accrued interest                           -               -               -               -               -
            Trade accounts payable                  (97,311)       (422,212)        374,852         187,191          42,520
            Royalties payable                       (13,934)         13,934            -               -               -
           Deferred income                             -               -               -               -               -
                                               -------------   -------------   -------------   -------------   -------------

    Total adjustments                               (89,641)       (503,990)        460,708       2,381,362       2,248,439
                                               -------------   -------------   -------------   -------------   -------------
    Net cash (used) in
      operating activities                       (1,278,279)     (2,696,935)     (1,061,319)     (5,817,377)    (10,853,910)
                                               -------------   -------------   -------------   -------------   -------------

                                 The accompanying notes are an integral part of these financial statements.
                                                             Page 9

                                                    TECHNOLOGY SYSTEMS INTERNATIONAL, INC.
                                                     (A Development Stage Corporation)

                                                        STATEMENTS OF CASH FLOWS
    For the Six Months Ended June 30, 2001 and the Years December 31, 1994 to
2000 and from May 16, 1994 to June 30, 2001

                                                  June 30,      December 31,    December 31,      Years       May 16, 1994 to
                                                   2001            2000            1999         1994-1998      June 30, 2001
                                               -------------   -------------   -------------   -------------   -------------
Cash flows from investing activities
    Purchase of property and equipment            $ (20,500)      $ (11,182)      $ (13,350)     $ (125,017)     $ (170,049)
    Addition to patents                                -               -               -           (169,000)       (169,000)
    Additions to manufacturing license                 -               -               -           (470,000)       (470,000)
    Product development                                -               -               -         (2,000,000)     (2,000,000)
    Software development                               -           (115,135)       (145,366)       (455,544)       (716,045)
    Additions to Beta installations                 129,945         454,059        (703,843)       (444,440)       (564,279)
    Common stock subscribed                         530,000            -               -               -            530,000
    Sale of common and preferred shares             480,000         178,501         489,948       1,601,801       2,750,250
    Costs relating to shares sold                      -               -            (39,860)       (249,496)       (289,356)
                                               -------------   -------------   -------------   -------------   -------------
    Net cash provided (used) in
      investing activities                        1,119,445         506,243        (412,471)     (2,311,696)     (1,098,479)
                                               -------------   -------------   -------------   -------------   -------------
Cash flow from financing activities
     Proceeds from corporate loans                     -          2,189,794       1,241,852       5,717,795       9,149,441
     Corporate loans paid                        (2,661,104)        (10,000)       (668,000)     (4,480,795)     (7,819,899)
     Adjustment for non-cash
       activities; issuance of
       common shares for:
         Conversion of debt                       3,157,117            -            660,000       5,231,209       9,048,326
         Nonrecurring engineering                      -               -               -          1,340,000       1,340,000
         Preferred for common shares                   -               -               -             94,917          94,917
         Commissions                                   -               -             13,402         226,538         239,940
         Services                                      -               -            172,990          65,820         238,810
                                               -------------   -------------   -------------   -------------   -------------
    Net cash provided by
      financing activities                          496,013       2,179,794       1,420,244       8,195,484      12,291,535
                                               -------------   -------------   -------------   -------------   -------------

Net increase (decrease) in cash                     337,179         (10,898)        (53,546)         66,411         339,146
Cash at beginning of period                           1,967          12,865          66,411            -               -
                                               -------------   -------------   -------------   -------------   -------------
Cash at end of period                             $ 339,146         $ 1,967        $ 12,865        $ 66,411       $ 339,146
                                               =============   =============   =============   =============   =============


                             The accompanying notes are an integral part of these financial statements.
                                                            Page 10

                     TECHNOLOGY SYSTEMS INTERNATIONAL, INC.
                        (A Development Stage Corporation)

                          NOTES TO FINANCIAL STATEMENTS

                  June 30, 2001 and December 31, 2000 and 1999


NOTE 1 NATURE OF BUSINESS

HISTORY

Technology Systems International, Inc. (TSI) was incorporated on May 16, 1994, in the state of Nevada.

The primary business of the Company is marketing products to be used in the identification, location, monitoring, tracking and personal safety of confined populations. The products will be sold primarily to U.S. prisons and jails.

The Company's roots date back to 1985 when Dr. James Ricketts left public service. He had completed 6 1/2 years as Director of Corrections for the states of Colorado and Arizona. In addition, he served 1 1/2 years as Deputy Director and 6 years as a warden of medium or maximum security prisons within the states of Georgia and Florida. His personal experience gave him a vision of providing technological solutions to help overcrowded and under-staffed prison facilities become safer and more efficient by using state of the art technology to identify prison populations and to automate the data management process.

Dr. Ricketts started a patent search in September 1990, filed the patent application in July 1991 and received United States Patent No. 5,218,344 in June 1993. Motorola, Inc. (Motorola) was selected as the exclusive supplier of this product because it was active in developing and implementing similar technology for the U.S. Government Department of Defense. In August 1990, Motorola agreed to assist in developing the product. Using their existing Combined Arms Training Integrated Evaluation System (CATIES) technology, which is successfully operating in Fort Ervin, California, they were able to develop a product which included computer hardware devices to identify, locate and manage confined populations.

On March 30, 1995, TSI successfully completed an agreement with Motorola that changed its business intent from marketing rights to an exclusive manufacturing license. TSI, under this license, controls the development of the system, which utilizes Motorola technology. TSI defines the hardware and software components of the system. Strategic partners complete the hardware designs and manufacture the products. TSI develops the system software internally.

The Company entered into an agreement effective March 30, 1995 with BI Incorporated, a Colorado corporation to license the patents and intellectual property relating to tamper technology used in home arrest programs.

On September 15, 1995, the Company signed a Teaming Agreement and Product Development Contract with EMS Technologies, Inc. (EMS), a division of Electromagnetic Sciences, Inc. of Atlanta, Georgia. Under this agreement, EMS provides the engineering designs for the Motorola technology, completes all Alpha and Beta testing and manufactures the hardware devices.

In conjunction with the license agreement with Motorola, the Company assumes the service and support responsibility for the system, which was installed by Motorola at the California State Prison-Corcoran. This arrangement provides the Company potential service revenue and a proven base for evaluating equipment performance.

                     TECHNOLOGY SYSTEMS INTERNATIONAL, INC.
                        (A Development Stage Corporation)

                          NOTES TO FINANCIAL STATEMENTS

                  June 30, 2001 and December 31, 2000 and 1999


NOTE 1 NATURE OF BUSINESS (CONTINUED)

Early in the year 2000, the Company developed and implemented a comprehensive national sales and distribution strategy. Multi-state distribution contracts have been awarded to ISI Systems, Inc. of San Antonio, Texas and Maximum Security Response Technologies, Inc.(SRT), Inc. of Middleton, Massachussetts. SRT is a well known sales, consulting and marketing firm to the correction industry. Ownership of SRT is divided among members who are former Directors of Corrections in several eastern states.

Also, during 2000, Beta testing of the Company's products was brought to a conclusion and the TSI PRISMTM system was released for sale. Beta team systems at the Arizona prison site were removed as the cost of retrofitting the site with product conforming to technology released for sale, was prohibitive. The first commercial sale of a TSI PRISM system occurred in August of 2000, to a juvenile corrections unit operated by the City of Littlefield, Texas. The Company continues to operate two pilot prison sites at Calipatria and Mule Creek, California.

The Company continues with research and design activities directed toward improving accuracy of its tracking system and developing additional features and enhancements. However, the primary emphasis of the organization has shifted to sales and marketing and the accelerated growth of revenues.


NOTE 2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING METHOD

The Company's financial statements are prepared using the accrual method of accounting on a fiscal year basis. (See Note 14)

PROVISION FOR TAXES

The Company has a net operating loss in the amount of $11,007,893 which may be carried forward to reduce taxable income in future years. No provision for income taxes has been recorded for the seven years and one month ended June 30, 2001.

DEPRECIATION

The useful lives of property and equipment for purposes of computing depreciation on the straight-line method are:

               Furniture and fixtures             5-7 years
               Computers                          5 years
               Leasehold improvements             5 years
               Marketing equipment                5 years

AMORTIZATION
The development costs for both the manufacturing and patent licensing are being amortized over 5 years.

                      TECHNOLOGY SYSTEMS INTERNATIONAL, INC.
                        (A Development Stage Corporation)

                          NOTES TO FINANCIAL STATEMENTS

                  June 30, 2001 and December 31, 2000 and 1999


NOTE 3  REMOVAL OF COLLATERAL PLEDGE ON ASSETS

Effective January 31, 2001, the pledge of assets as collateral was removed on the note payable due European Investors Trust (A related party). The note in the amount of $3,157,117 was converted to common stock. (See Note 7)

NOTE 4   RESEARCH AND DEVELOPMENT AND CAPITALIZED SOFTWARE

The Company capitalizes internally developed and purchased software costs in accordance with Statement of Financial Standards (SFAS) No. 86. Capitalization of development costs of software products begins once the technological feasibility of the product is established. Management has determined that technological feasibility was attained on the Company's software products at the time of the purchase of license agreements in 1994 (Note 1). Additionally, all amounts expended for software development from inception to December 31, 2000 are considered to be enhancements to the original purchase and are also capitalized. Software development expenditures are as follows:

                  1995     $      12,316
                  1996           143,027
                  1997           149,245
                  1998           150,955
                  1999           145,366
                  2000           115,135
                            ------------
                            $    716,044
                            ============


NOTE 5   NOTE AND OBLIGATION DUE EMS TECHNOLOGIES, INC.

Note dated December 23, 2000 bearing interest at the rate of 10% annum.

The note is due on the earlier of:
1)   December 31, 2001                                             $1,167,000
2) The date on which the Company closes funding of at least $2,500,000 in additional debt or equity financing
3) Up to $562,000 of the principal balance, to the extent of funds received by the Company from the State of California, Calipatria or Mule Creek prisons.

Accrued interest  at June 30, 2001                                     57,871
                                                                 -------------

                                                                      $1,224,871
                                                                 =============

                     TECHNOLOGY SYSTEMS INTERNATIONAL, INC.
                        (A Development Stage Corporation)

                          NOTES TO FINANCIAL STATEMENTS

                  June 30, 2001 and December 31, 2000 and 1999


NOTE 6   NOTE PAYABLE DUE BI INCORPORATED

A note in the amount of $15,000 is due under the Patent Licensing Agreement to BI Incorporated payable in quarterly installments of $2,500.


NOTE 7   NOTE PAYABLE DUE EUROPEAN INVESTORS TRUST (A RELATED PARTY)

Certain shareholders and members of the Company Board of Directors collectively own 90% of the European Investors Trust.

Effective May 1, 1999 the Company entered into a loan agreement in the amount of $2,000,000 with European Investors Trust (EIT). The terms of the agreement stipulate that certain shareholders shall provide shares of TSI common stock owned by them for sale through the Trust, the proceeds of which will be loan to TSI.

On December 28, 2000 the loan agreement was amended to extend the due date of the loan to January 31, 2001. It was also agreed that the original $2,000,000 amount of the loan would be increased sufficiently to allow for the Company to meet its operational needs through January 31, 2001.

Interest at the rate of 18% per annum accrued on all loan advances. Additionally, a loan origination fee of 15% of each loan advance was paid to the shareholders by including the origination fee in the principal of the loan balance.

Effective January 31, 2001, the principal amount of the loan balance in the amount of $3,157,117 was converted to 2,745,319 shares of common stock at the rate of $1.15 per share.


NOTE 8   NOTES PAYABLE TO RELATED PARTIES

At June 30, 2001 notes are payable to the following shareholders and related parties:

                                                 Short-Term          Long-Term


Note due Evert Eggink, dated April 22, 1999,
 at 8% per annum interest, due on demand             10,000              -

Note due James Ricketts, dated June 28, 1999,
 at 10% per annum interest                             -               65,000

Accrued Interest due shareholders                    14,228              -
                                                 -----------      ------------
                                                  $ 129,228         $  65,000
                                                 ===========      ============

                     TECHNOLOGY SYSTEMS INTERNATIONAL, INC.
                        (A Development Stage Corporation)

                          NOTES TO FINANCIAL STATEMENTS

                  June 30, 2001 and December 31, 2000 and 1999


NOTE 9   COMMITMENTS AND CONTINGENCIES

Lease Commitments

Effective May 1, 2001, the Company renewed the lease on expanded office facilities at the Scottsdale Airpark, Scottsdale, Arizona. The office space comprises 7,221 square feet and is leased at the rate of $4.337 per month escalating to $8,094 per month.

Commitments on this lease, which expires August 31, 2004 are as follows:

         Year Ending                        Lease Commitment

        June 30, 2002                            $   82,254
        June 30, 2003                                91,976
        June 30, 2004                                96,392
        June 30, 2005                                16,188
                                                   --------
        Total                                     $ 286,810
                                                   ========


NOTE 10   COMMON STOCK WARRANTS

A warrant to acquire 800,000 common shares was granted to Electromagnetic Sciences, Inc. to secure payment of the Company's obligation under a Stock Purchase Agreement dated December 23, 1998. Effective December 31, 1999 the warrant was neither exercised or extended and was therefore expired.


NOTE 11   COMMON STOCK OPTIONS

The Company has an Employee Stock Option Plan where 2,661,000 shares have been granted of which 1,773,000 shares are fully vested and 888,000 shares remain to be distributed according to various vesting provisions.


NOTE 12   CAPITAL STOCK SUBSCRIBED

530,000 shares of common stock have been sold at June 30, 2001 at $1 per share but have not been issued to the investor. Additionally, 408,409 shares of common stock are to be issued to EMS Technologies, Inc. to maintain a 15% ownership in accordance with contractual agreements.

                     TECHNOLOGY SYSTEMS INTERNATIONAL, INC.
                        (A Development Stage Corporation)

                          NOTES TO FINANCIAL STATEMENTS

                  June 30, 2001 and December 31, 2000 and 1999


NOTE 13   UNCERTAINTIES

The accompanying financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. At June 30, 2001, the Company was in a deficit position from accumulated operating losses and was experiencing a negative cash flow from ongoing operations.

Continuation of the Company as a going concern is dependent upon obtaining additional capital and achieving satisfactory levels of profitable operations. The financial statements do not include any adjustments relating to the realization of assets and liquidation of liabilities that might be necessary should the Company be unable to continue as a going concern.

Although a successful resolution of these uncertainties is not assured, management is of the opinion that additional capital can be raised.


NOTE 14   SUBSEQUENT EVENTS

On August 14, 2001, the Company applied with the Internal Revenue Service and the Arizona Department of Revenue to change from a calendar year to a fiscal year ending June 30. Management has determined that the fiscal year would more accurately coincide with the Company's natural business cycle. Federal and Arizona income tax returns were timely filed for the the six month short period ending June 30, 2001.

                            APPENDIX G

Semple & Cooper, LLP
Certified Public Accountants and Consultants
2700 North Central Avenue, Ninth Floor
Phoenix, Arizona 85004
Telephone (602) 241-1500     Fax (602 234-1867





            CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report, dated August 30, 2001 on the financial statements of Alanco Technologies, Inc. and Subsidiaries included in the Form DEF 14A.

/s/ Semple & Cooper
Certified Public Accountants

Phoenix, Arizona
January 23, 2002

                             APPENDIX H
Billie J. Allred
Certified Public Accountant
Post Office Box 1141
232 East 300 South
Pima, Arizona 85543
Telephone (928) 485-0678     Fax (928) 485-0105






               CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

As an independent certified public accountant, I hereby consent to the incorporation of my report, dated August 5, 2001 on the financial statements of Technology Systems International, Inc. included in the Form DEF 14A.

/s/ Billie J. Allred
Certified Public Accountant

Phoenix, Arizona
January 23, 2002